   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2000



                                                      REGISTRATION NO. 333-48900

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1



                                       TO



                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933


                            ------------------------



                        NRG SOUTH CENTRAL GENERATING LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                             4911                           41-1963217
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)


                            ------------------------


                        901 MARQUETTE AVENUE, SUITE 2300

                       MINNEAPOLIS, MINNESOTA 55402-3265
                                 (612) 373-5300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
         REGISTRANT'S AND CO-REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------


                             JAMES J. BENDER, ESQ.

                        NRG SOUTH CENTRAL GENERATING LLC
                        901 MARQUETTE AVENUE, SUITE 2300
                       MINNEAPOLIS, MINNESOTA 55402-3265
                                 (612) 373-5300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------


                                WITH A COPY TO:

                            STEVEN P. BUFFONE, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 351-4000

                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]


    THE REGISTRANT AND THE CO-REGISTRANT HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT AND THE CO-REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                               *OTHER REGISTRANTS



--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
  EXACT NAME OF REGISTRANT     STATE OR OTHER JURISDICTION OF     PRIMARY STANDARD INDUSTRIAL    I.R.S. EMPLOYER IDENTIFICATION
 AS SPECIFIED IN ITS CHARTER    INCORPORATION OR ORGANIZATION     CLASSIFICATION CODE NUMBERS                NUMBER
--------------------------------------------------------------------------------------------------------------------------------
Louisiana Generating LLC**                Delaware                           4911                          41-1870498
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

** Address and telephone of principal executive offices are the same as those of NRG South Central Generating LLC.

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--------------------------------------------------------------------------------

PROSPECTUS

[NRG LOGO]
                        NRG SOUTH CENTRAL GENERATING LLC
                         EXCHANGE OFFER FOR OUTSTANDING

           $500,000,000 8.962% SERIES A SENIOR SECURED BONDS DUE 2016
           $300,000,000 9.479% SERIES B SENIOR SECURED BONDS DUE 2024
                                IN EXCHANGE FOR
          $500,000,000 8.962% SERIES A-1 SENIOR SECURED BONDS DUE 2016
          $300,000,000 9.479% SERIES B-1 SENIOR SECURED BONDS DUE 2024

       THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                     ON JANUARY 12, 2001, UNLESS EXTENDED.


                          TERMS OF THE EXCHANGE OFFER:

     - We will exchange all outstanding bonds that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tendered outstanding bonds at any time prior to the expiration of the exchange offer.

     - The exchange of outstanding bonds will not be a taxable exchange for United States federal income tax purposes.

     - The terms of the bonds to be issued are substantially identical to the terms of the outstanding bonds, except that transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding bonds do not apply.

     - Each broker-dealer that receives bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the bonds. The letter of transmittal accompanying this prospectus states that by acknowledging this and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of bonds received in exchange for outstanding bonds where the outstanding bonds were acquired by the broker-dealer as a result of marketmaking activities or other trading activities. We have agreed that, for a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See "Plan of Distribution."

     - We will not receive any proceeds from the exchange offer.

     - There is no existing market for the bonds to be issued, and we do not intend to apply for their listing on any securities exchange.


     See the "Description of Bonds" section beginning on page 70 for more information about the bonds to be issued in this exchange offer.


      THIS INVESTMENT INVOLVES RISKS.   SEE THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 14 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING BONDS FOR EXCHANGE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      Prospectus dated December 13, 2000.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   14
Forward-Looking Statements..................................   19
The Exchange Offer..........................................   20
Use of Proceeds.............................................   28
Capitalization..............................................   29
Selected Historical Financial Data..........................   30
Pro Forma Financial Data....................................   32
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   35
About Us....................................................   40
Business of NRG South Central and Louisiana Generating......   42
Management..................................................   54
Certain Relationships and Related Transactions..............   56
Summary of Certain Principal Agreements.....................   58
Description of the Bonds....................................   70
Description of Principal Financing Documents................   77
Plan of Distribution........................................  101
Certain U.S. Federal Income Tax Considerations..............  102
Legal Matters...............................................  102
Experts.....................................................  102
Where You Can Find More Information.........................  103
Index to Financial Statements...............................  F-1


     Our principal executive offices are located at 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402-3265 and our telephone number is (612) 373-5300.

                               PROSPECTUS SUMMARY


     This summary contains basic information about us and this exchange offer but may not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents we refer you to. Unless otherwise specified, the words "we," "our," "ours" and "us" refer to NRG South Central Generating LLC and include its subsidiary, Louisiana Generating LLC, the guarantor, on a consolidated basis, but exclude NRG Sterlington Power LLC, Big Cajun I Peaking Power LLC and NRG New Roads Holdings LLC, its subsidiaries that are not guarantors. The term "NRG South Central" refers to NRG South Central Generating LLC in its individual capacity and the term "Louisiana Generating' refers to Louisiana Generating LLC in its individual capacity. The terms "NRG Sterlington Power," "NRG Sabine River Works LP," "NRG Sabine River Works GP," "Big Cajun I Peaking Power" and "NRG New Roads Holdings" refer, respectively, to NRG Sterlington Power LLC, NRG Sabine River Works LP LLC, NRG Sabine River Works GP LLC, Big Cajun I Peaking Power LLC and NRG New Roads Holdings LLC, each in their individual capacity. The term "outstanding bonds" refers, collectively, to the 8.962% Series A Senior Secured Bonds due 2016 and the 9.479% Series B Senior Secured Bonds due 2024, issued on March 30, 2000. The term "bonds" refers, collectively, to the 8.962% Series A Senior Secured Bonds due 2016 and the 9.479% Series B Senior Secured Bonds due 2024, issued on March 30, 2000, and the 8.962% Series A-1 Senior Secured Bonds due 2016 and the 9.479% Series B-1 Senior Secured Bonds due 2024 offered in this prospectus. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements are forward-looking statements which involve risks and uncertainties. See "Forward-Looking Statements."


                               THE EXCHANGE OFFER

BONDS OFFERED.................   $500.0 million aggregate principal amount of
                                 new 8.962% Series A-1 Senior Secured Bonds due
                                 2016; and

                                 $300.0 million aggregate principal amount of new 9.479% Series B-1 Senior Secured Bonds due 2024;

                                 all of which have been registered under the Securities Act.

                                 The terms of the bonds offered in the exchange offer are substantially identical to those of the outstanding bonds, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding bonds do not apply to the new registered bonds.

OUTSTANDING BONDS.............   $500.0 million aggregate principal amount of
                                 8.962% Series A Senior Secured Bonds due 2016;
                                 and

                                 $300.0 million aggregate principal amount of 9.479% Series B Senior Secured Bonds due 2024;

                                 all of which were issued on March 30, 2000.

THE EXCHANGE OFFER............   We are offering to issue registered bonds in
                                 exchange for a like principal amount and like denomination of our outstanding bonds. We are offering to issue these registered bonds to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the outstanding bonds when we sold them in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your outstanding bonds for exchange by following the procedures described under the caption "The
                                 Exchange Offer".


TENDERS; EXPIRATION DATE;
WITHDRAWAL....................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on January 12, 2001, unless we extend it. If you decide to exchange your outstanding bonds for new bonds, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new bonds. You may withdraw any bonds that you tender for exchange at any time prior to January 12, 2001. If we decide for any reason not to accept any bonds you have tendered for exchange, those bonds will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "The
                                 Exchange Offer -- Terms of the Exchange Offer" for a more complete description of the tender and withdrawal provisions.


CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to customary
                                 conditions, some of which we may waive.

U.S. FEDERAL INCOME TAX
  CONSEQUENCES................   Your exchange of outstanding bonds for bonds to
                                 be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 exchange offer.

EXCHANGE AGENT................   The Chase Manhattan Bank.

CONSEQUENCES OF FAILURE TO
EXCHANGE......................   Outstanding bonds that are not tendered or that
                                 are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those bonds. In general, you may offer or sell your outstanding bonds only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the outstanding bonds.
                                 If you do not participate in the exchange offer, the liquidity of your bonds could be adversely affected.

CONSEQUENCES OF EXCHANGING
YOUR BONDS....................   Based on interpretations of the staff of the
                                 SEC, we believe that you may offer for resale, resell or otherwise transfer the bonds that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

                                      - acquire the bonds issued in the exchange
                                        offer in the ordinary course of your
                                        business;

                                      - are not participating, do not intend to
                                        participate, and have no arrangement or
                                        undertaking with anyone to participate,
                                        in the distribution of the bonds issued
                                        to you in the exchange offer; and

                                      - are not an "affiliate" of our company as
                                        defined in Rule 405 of the Securities
                                        Act.

                                 If any of these conditions is not satisfied and you transfer any bonds issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

                                 Any broker-dealer that acquires bonds in the exchange offer for its own account in exchange for outstanding bonds which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any bonds issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                                   THE BONDS

     The terms of the bonds we are issuing in this exchange offer and the outstanding bonds are identical in all material respects, except the bonds offered in the exchange offer:

     - will have been registered under the Securities Act;

     - will not contain transfer restrictions and registration rights that relate to the outstanding bonds; and

     - will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding bonds under circumstances related to the timing of the exchange offer.

     A brief description of the material terms of the bonds we are issuing in this exchange offer follows:

THE ISSUER....................   NRG South Central Generating LLC

THE BONDS OFFERED.............   $800.0 million in aggregate principal amount of
                                 (a) $500.0 million 8.962% Series A-1 Senior
                                 Secured Bonds due March 15, 2016 and (b) $300.0 million 9.479% Series B-1 Senior Secured Bonds due September 15, 2024.

ISSUE PRICE...................   The issue price of the bonds offered in this
                                 exchange offer will be equal to and in the denomination of the principal amount of the surrendered outstanding bonds.

INTEREST PAYMENT DATES........   March 15 and September 15 of each year,
                                 commencing September 15, 2000.

AMORTIZATION..................   Principal of the bonds will be repaid in
                                 accordance with the schedule set forth under "Description of the Bonds -- Amortization."

INITIAL AVERAGE LIFE..........   Series A-1 Senior Secured Bonds due 2016:
                                 approximately 9.9 years; Series B-1 Senior
                                 Secured Bonds due 2024: approximately 20.2 years.

DENOMINATIONS.................   NRG South Central will issue the bonds in
                                 minimum denominations of $100,000 or any integral multiple of $1,000 in excess thereof.

RATINGS.......................   "Baa2" from Moody's Investors Services, Inc.,
                                 or Moody's, and "BBB-" from Standard & Poor's
                                 Rating Services, or S&P.


GUARANTOR.....................   Louisiana Generating will guarantee the bonds.
                                 If NRG South Central or Louisiana Generating acquires or creates additional subsidiaries as permitted under the indenture or the guarantor loan agreement, then those subsidiaries will guarantee the bonds unless designated as unrestricted subsidiaries. NRG New Roads
                                 Holdings, NRG Sterlington Power, NRG Sabine
                                 River Works LP,

                                 NRG Sabine River Works GP and Big Cajun I
                                 Peaking Power are wholly-owned subsidiaries of NRG South Central; however, they are not guarantors of the bonds and their operations are not restricted by the indenture.


NATURE OF OBLIGATIONS.........   NRG South Central is obligated to make payments
                                 on the bonds. Neither NRG Energy nor its parent, Xcel Energy, nor any of their affiliates (other than NRG South Central,
                                 Louisiana Generating or any additional
                                 guarantor) will guarantee payment of the bonds nor will they have any obligation to make payments on the bonds (other than NRG Energy's or any affiliate's obligation under any debt service reserve credit support).

OPTIONAL REDEMPTION...........   NRG South Central may redeem the bonds in whole
                                 or in part at any time at a redemption price equal to:

                                      - 100% of the principal amount of the
                                        bonds being redeemed, plus

                                      - interest on the bonds being redeemed,
                                        accrued and unpaid to, but excluding,
                                        the date of redemption, plus

                                      - a make-whole premium based on an amount
                                        equal to the excess, if any, of (a) the
                                        discounted present value of all interest and principal payments scheduled to become due in respect to the bonds to be redeemed (such discounted present value to be determined on the basis of a discount rate equal to the sum of (i) the treasury rate and (ii) 50 basis points), over (b) the outstanding principal amount of the applicable bonds to be redeemed.

MANDATORY REDEMPTION..........   The bonds will be subject to a mandatory
                                 redemption in whole or in part in an aggregate amount equal to the loss proceeds we receive in respect of any loss or damage to or condemnation or other governmental taking of or title event regarding any of our facilities owned by Louisiana Generating, which we refer to as the Cajun facilities, or any of the other assets of NRG South Central or Louisiana
                                 Generating or any part thereof, in excess of $10.0 million; provided that we will first be permitted to replace, repair or rebuild such facilities or assets, or parts thereof, where there are sufficient funds (including such loss proceeds) to do so and if we provide an officer's certificate that certifies that no material adverse effect would reasonably be expected to result.

                                 In the event that the Cajun facilities or our other assets are replaced, repaired or rebuilt and the loss proceeds are greater than the cost of such replacement, repair or rebuilding and if such excess amount is greater than $5.0 million, only the remaining loss proceeds over $5.0 million will be used for a mandatory redemption.

                                 The bonds will be subject to a mandatory redemption in whole or in part in the event we receive proceeds from an involuntary or voluntary buy-out of a power supply agreement in excess of $5.0 million. However, there will be no mandatory redemption if either (a) the rating agencies provide confirmation that no ratings downgrade will occur following such involuntary or voluntary buy-out or

                                 (b) we enter into a replacement power supply agreement containing substantially similar terms to the terminated agreement and provide an officer's certificate that certifies that no material adverse effect would reasonably be expected to result.

                                 In the event of a mandatory redemption, the redemption price for the bonds will be 100% of the principal amount of the bonds being redeemed plus interest accrued and unpaid to but excluding the date of redemption plus, in the event of a voluntary buy-out of a power supply agreement only, a make-whole premium equal to that paid in the case of any optional redemption of the same bonds. Upon the occurrence of any event requiring a redemption of the bonds, we will be required to redeem the bonds and repay other senior secured indebtedness on a pro rata basis in an aggregate amount equal to the proceeds to be applied as described above.

CHANGE OF CONTROL.............   Upon the occurrence of certain events involving
                                 a change of control, NRG South Central will be required to offer to repurchase all or any part of the outstanding bonds held by any holder of bonds on the immediately following payment date at a cash price equal to 101% of the then outstanding principal amount of the bonds plus accrued and unpaid interest to but excluding the date of payment.

                                 A change of control means the acquisition of, directly or indirectly, beneficially or of record or otherwise, by any person or group other than NRG Energy or its controlled subsidiaries, the power to direct or cause the direction of the management and policies of NRG South Central through the ownership of voting securities, by contract or otherwise.

                                 However, there shall be no change of control if either:

                                      - NRG South Central receives a
                                        confirmation from the rating agencies
                                        that no ratings downgrade will occur
                                        after such change of control; or

                                      - such change of control is approved by
                                        holders of at least 66 2/3% in aggregate principal amount of the then-outstanding bonds.

DEBT SERVICE RESERVE
ACCOUNT.......................   NRG South Central established a debt service
                                 reserve account for the benefit of the
                                 bondholders. This account must constitute at all times a sufficient fund to pay the scheduled principal and interest on the bonds due in the next six months. NRG South Central may fund this account with cash or credit support. NRG South Central has obtained credit support and therefore need not fund this account with cash. Credit support may be either:

                                      - an unconditional guarantee by NRG Energy
                                        or one of its affiliates other than us
                                        (so long as NRG Energy or such affiliate maintains a long-term senior unsecured debt rating of at least "Baa3" from Moody's and at least "BBB-" with a stable outlook from S&P); or

                                      - a letter of credit provided by a
                                        commercial bank or other financial
                                        institution with a long-term senior
                                        unsecured debt
                                       rating of at least "A2" from Moody's and at least "A" from S&P.

                                 Currently, the debt service reserve requirement is being satisfied by a guarantee given by NRG Energy.

RANKING.......................   The bonds:

                                      - are NRG South Central's senior
                                        obligations;

                                      - are equal in right of payment to all of
                                        NRG South Central's existing and future
                                        senior indebtedness; and

                                      - rank senior in right of payment to all
                                        of the future subordinated indebtedness
                                        of NRG South Central.

                                 The guarantee of the bonds:

                                      - is Louisiana Generating's senior
                                        obligation; and

                                      - is equal in right of payment to all of
                                        Louisiana Generating's existing and
                                        future senior indebtedness.

COLLATERAL....................   The obligations of NRG South Central are
                                 secured by a security interest in the
                                 following:

                                      - NRG Central U.S. LLC's and South Central
                                        Generation Holding LLC's membership
                                        interests in NRG South Central and NRG
                                        South Central's membership interests in
                                        Louisiana Generating;

                                      - all of NRG South Central's assets
                                        related to the Cajun facilities,
                                        including its rights under a guarantor
                                        loan agreement and all intercompany
                                        notes between it and Louisiana
                                        Generating; and

                                      - a revenue account and the debt service
                                        reserve account.

                                 The obligations of Louisiana Generating under the guarantee of the bonds and the guarantor loan agreement are secured by a mortgage with respect to the two power plants at the Cajun facilities, which we refer to as Big Cajun I and Big Cajun II, and a security interest in the following:

                                      - all of Louisiana Generating's ownership
                                        rights in the Cajun facilities and
                                        substantially all the personal property
                                        associated with the Cajun facilities
                                        except for fixtures not located on the
                                        Cajun facilities and the assets
                                        specifically held for resale;

                                      - substantially all contracts associated
                                        with the Cajun facilities to which
                                        Louisiana Generating is a party and all
                                        consents to the assignment of these
                                        contracts that have been obtained;

                                      - all licenses, permits and governmental
                                        approvals associated with the Cajun
                                        facilities;

                                      - all insurance policies associated with
                                        the Cajun facilities and all monies paid to Louisiana Generating on these policies;

                                      - all revenues of the Cajun facilities,
                                        including revenues from power sales
                                        contracts entered into by NRG Power
                                        Marketing or any other entity which has
                                        entered into a power marketing agreement with Louisiana Generating associated with the Cajun facilities; and

                                      - the revenue account.

COVENANTS OF NRG SOUTH
CENTRAL.......................   The terms of the indenture require NRG South
                                 Central to, among other things:

                                      - provide financial statements, default
                                        notices and other notices to the bond
                                        trustee and the rating agencies;

                                      - maintain its property and existence;

                                      - maintain certain insurance coverage;

                                      - maintain certain agreements and comply
                                        with certain regulatory requirements;

                                      - comply with applicable laws;

                                      - pay taxes and maintain books and
                                        records;

                                      - retain a controlling ownership interest
                                        in Louisiana Generating and any
                                        additional guarantor;

                                      - maintain the revenue account and the
                                        debt service reserve account;

                                      - comply with the financial information
                                        requirements under the indenture; and

                                      - maintain registration under the Exchange
                                        Act following issuance of the exchange
                                        bonds issued in the exchange offer so
                                        long as required by law.

                                 The terms of the indenture restrict NRG South Central's ability to, among other things:

                                      - incur additional debt;

                                      - incur liens on its property or pledge
                                        its assets;

                                      - engage in mergers, consolidations and
                                        sales of assets;

                                      - guarantee the obligations of others;

                                      - make distributions;

                                      - make investments and acquisitions;

                                      - enter into specified transactions with
                                        affiliates; and

                                      - enter into businesses other than (a)
                                        acquisition and ownership of Louisiana
                                        Generating, any additional guarantor or
                                        any unrestricted subsidiary and (b)
                                        acquisition, development, construction,
                                        operation and maintenance of any non-
                                        nuclear electric generating or district
                                        energy assets in the United States.

                                 These limitations are subject to a number of important qualifications and exceptions which are described under "Description of Principal Financing Documents -- Indenture."

COVENANTS OF LOUISIANA
GENERATING....................   The terms of the guarantor loan agreement
                                 require Louisiana Generating to, among other things:

                                      - provide notices of material litigation
                                        related to the Cajun facilities and
                                        copies of material notices received
                                        under certain contracts to NRG South
                                        Central;

                                      - maintain its property and existence;

                                      - maintain specified insurance coverage;

                                      - maintain specified agreements and comply
                                        with specified regulatory requirements;

                                      - pay taxes and maintain books and
                                        records;

                                      - operate the Cajun facilities in
                                        accordance with prudent independent
                                        power industry practice;

                                      - comply with applicable laws; and

                                      - maintain the revenue account.

                                 The terms of the guarantor loan agreement restrict Louisiana Generating's ability to, among other things:

                                      - incur additional debt;

                                      - incur liens on its property or pledge
                                        its assets;

                                      - engage in mergers, consolidations or
                                        sales of assets;

                                      - guarantee the obligations of others;

                                      - make distributions;

                                      - make investments and acquisitions;

                                      - enter into certain transactions with
                                        affiliates;

                                      - enter into businesses other than (a) the
                                        acquisition, ownership, operation and
                                        maintenance of the Cajun facilities and
                                        certain related assets and (b) the
                                        acquisition and ownership of
                                        subsidiaries which are additional
                                        guarantors; and

                                      - amend or assign its material contracts.

                                 These limitations are subject to a number of important qualifications and exceptions which are described under the caption "Description of Principal Financing Documents -- Guarantor Loan Agreement."

ADDITIONAL GUARANTORS.........   We may designate subsidiaries as additional
                                 guarantors so long as prior to doing so, we obtain a ratings affirmation from both rating agencies and cause the additional guarantor to
                                 (a) enter into a loan agreement with material covenants similar to those made by Louisiana
                                 Generating in the guarantor loan agreement and
                                 (b) execute a guarantee with respect to the bonds. NRG New

                                 Roads Holdings, NRG Sterlington Power, NRG
                                 Sabine River Works LP, NRG Sabine River Works GP and Big Cajun I Peaking Power are not additional guarantors of the bonds.


GOVERNING LAW.................   The bonds and the documents related to the
                                 issuance of the bonds are governed by, and construed in accordance with, the laws of the State of New York, except for certain security documents which are governed by the laws of the State of Louisiana.

NRG SOUTH CENTRAL AND LOUISIANA GENERATING

     NRG South Central is a Delaware limited liability company which, through its wholly-owned subsidiary, Louisiana Generating acquired 1,708 capable MW of electric power generation facilities located in New Roads, Louisiana. We refer to these facilities as the Cajun facilities. We sell a significant amount of the energy and capacity produced by the Cajun facilities under long-term, all-requirements power supply agreements. NRG South Central is an indirect, wholly-owned subsidiary of NRG Energy, Inc. In March 2000, NRG Energy made an equity contribution of approximately $268.6 million to NRG South Central.

     We purchased the Cajun facilities on March 31, 2000 for approximately $1,055.9 million. The Cajun facilities were sold as part of a competitive bidding process following a Chapter 11 bankruptcy filing by Cajun Electric Power Cooperative, Inc., a non-profit Louisiana electric membership cooperative corporation, which we refer to as Cajun Electric. Cajun Electric sold wholesale energy and capacity generated by the Cajun facilities to its cooperative members for more than 20 years under long-term, all-requirements power supply agreements. We have continued to sell energy and capacity to all 11 of Cajun Electric's former members, which we refer to collectively as the distribution cooperatives, as well as to two municipal power authorities and one investor-owned utility that were Cajun Electric's former contract power purchasers.

     The Cajun facilities consist of 100% of each of two gas-fired electric power generation units, which we collectively refer to as Big Cajun I, and 100% of each of two coal-fired electric power generation units and 58% of a third coal-fired unit, which we collectively refer to as Big Cajun II. The remaining 42% of the third coal-fired unit is owned by Entergy Gulf States, Inc., a subsidiary of Entergy Corporation. The following table summarizes the characteristics of the Cajun facilities:

                    CHARACTERISTICS OF THE CAJUN FACILITIES

                                                  CAPABLE
                                      YEAR       GENERATING
                                     PLACED       CAPACITY
GENERATING UNIT                    IN SERVICE       (MW)       FUEL       DISPATCH TYPE
---------------                    ----------    ----------    ----    --------------------
Big Cajun I
  Unit 1 ........................     1972           110        Gas    Intermediate/Peaking
  Unit 2 ........................     1972           110        Gas    Intermediate/Peaking
                                                   -----
          Subtotal, Big Cajun
            I....................                    220
Big Cajun II
  Unit 1 ........................     1981           577       Coal         Base Load
  Unit 2 ........................     1981           577       Coal         Base Load
  Unit 3 (58% of 575 MW).........     1983           334       Coal         Base Load
                                                   -----
          Subtotal, Big Cajun
            II...................                  1,488
                                                   -----
          Total, Cajun
            facilities...........                  1,708
                                                   =====

     The distribution cooperatives have purchased energy and capacity generated by the Cajun facilities for more than 20 years and have committed to do so with us for varying time periods. In addition to being the primary source of energy and capacity for the distribution cooperatives, we believe that we are well positioned to operate as a competitive exempt wholesale generator in the southeast power market, which consists of

Louisiana, Mississippi, Tennessee, Alabama, Georgia, Arkansas, northwest Florida and east Texas. Here are some of the reasons why:

     - the Cajun facilities are among the lowest production cost fossil fuel, electricity generation assets in the southeast power market;

     - we entered into 25-year, all-requirements power supply agreements with seven of the distribution cooperatives and two- to four-year power supply agreements with the remaining four distribution cooperatives. The distribution cooperatives are permitted to pass on to their retail customers the cost of their wholesale power purchases under these power supply agreements;

     - the Cajun facilities are modern and well maintained power generation assets, having benefited from an extensive maintenance program over their history and from capital expenditures totaling over $26.0 million from 1997 through 1999 while under the bankruptcy trustee's stewardship;

     - we retained 313 former employees of Cajun Electric who have an average of approximately 15 years of work experience with Cajun Electric and are responsible for the day-to-day operation and maintenance of the Cajun facilities;

     - we benefit from recently negotiated and competitively priced coal supply and transportation arrangements;

     - we operate as a load control area under the auspices of the Southwest Power Pool and the North American Electric Reliability Council, which enables us to directly serve the needs of our customers without reliance on third-party transmission scheduling;

     - the Cajun facilities are in compliance with all existing environmental requirements. Moreover, our power supply agreements allow Louisiana Generating to pass through to the distribution cooperatives their share of increased costs resulting from changes in environmental law; and

     - our relationship with NRG Energy allows us to draw on its extensive experience in the competitive power industry by contracting with it and its affiliates for administrative, fuel supply, power marketing and operational services.

In addition, we believe the Cajun facilities' sites and existing infrastructure provide significant opportunities for expansion of our generation capacity. A feasibility study has been completed and the permitting process has been commenced with respect to an approximately 240 MW expansion of the Big Cajun I site. We have formed Big Cajun I Peaking Power, a wholly-owned subsidiary, to develop, construct and own the expansion project, which is targeted to begin commercial operation in June 2001. Big Cajun I Peaking Power is not a guarantor of the bonds.

     NRG South Central and Louisiana Generating were formed for the purpose of financing, acquiring, owning, operating and maintaining the Cajun facilities and any other facilities that NRG South Central or its subsidiaries may acquire in the future.

     Our headquarters and principal executive offices are located at 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402-3265. Our telephone number is (612) 373-5300.

OUR CONTRACTUAL ARRANGEMENTS

     We have entered into or assumed significant agreements for the wholesale sale of energy and capacity and the supply and transportation of coal, as well as agreements for marketing, operational and corporate services.

     CONTRACT POWER SALES. The distribution cooperatives have all entered into power supply agreements with Louisiana Generating. While the forms of the power supply agreements differ with respect to certain terms, each agreement contains the following:

     - an obligation of the distribution cooperative to purchase all of its energy and capacity from Louisiana Generating;

     - a demand charge component which is determined by the amount of capacity reserved by the distribution cooperative;

     - an energy charge component which covers variable operation and maintenance expenses and fuel costs;

     - multiple fuel options within the energy charge component, including fixed fuel, fuel pass through and/or formula escalation;

     - multiple escalation mechanisms in the tariffs;

     - a pass through mechanism for costs of transmission services incurred by Louisiana Generating; and

     - a pass through mechanism for costs incurred by Louisiana Generating resulting from changes in environmental law.

     In addition, we assumed four power supply agreements with two municipal power authorities and one investor-owned utility that were Cajun Electric's former customers.

     OTHER POWER SALES. Our energy and capacity that is not contracted for is marketed under a 30-year power sales and agency agreement between Louisiana Generating and NRG Power Marketing. Under the agreement, NRG Power Marketing provides all power marketing services for Louisiana Generating including scheduling, power sales contract management, and bilateral sales of energy and capacity. NRG Power Marketing has the exclusive right to market all energy and capacity from Louisiana Generating that Louisiana Generating has not committed under other contracts. All net revenues collected by NRG Power Marketing from these activities flow to Louisiana Generating.

     FUEL SUPPLY AND TRANSPORTATION. Louisiana Generating has entered into a five-year coal supply agreement under which Triton Coal Company sells to Louisiana Generating sufficient quantities of coal to satisfy the full coal requirements of Big Cajun II. Louisiana Generating has entered into a five-year coal transportation agreement with The Burlington Northern and Santa Fe Railway Company and American Commercial Terminal LLC under which the railroad transports coal from the Triton Coal mines in the Powder River Basin in Wyoming to St. Louis, Missouri. American Commercial Terminal transports coal by barge down the Mississippi River from St. Louis to the Cajun facilities.

     The Cajun facilities include a 17.5 mile gas pipeline with interconnections to Bridgeline Gas Distribution LLC, Acadian Gas Pipeline System and Texas Eastern Transmission Corporation. Under the power sales and agency agreement, NRG Power Marketing acquires natural gas and gas transportation rights for the benefit of Louisiana Generating.

     OPERATIONS AND MAINTENANCE. Louisiana Generating entered into an operation and management services agreement with NRG Operating Services, Inc. under which, upon the request of Louisiana Generating, NRG Operating Services manages, oversees and supplements the operation and maintenance of the Cajun facilities. NRG Operating Services is a direct, wholly-owned subsidiary of NRG Energy.

     CORPORATE SERVICES. Louisiana Generating and NRG South Central each entered into a corporate services agreement with NRG Energy pursuant to which NRG Energy, upon request, provides services relating to any corporate business function, including human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety.

OUR CUSTOMERS

     Our primary customers, the distribution cooperatives, purchased their requirements for energy and capacity from Cajun Electric for more than 20 years. They continue to purchase their requirements from Louisiana Generating. As of 1998, these distribution cooperatives supplied power to over 319,000 metered customers of which approximately 91% were residential customers, 8% were industrial or commercial customers and 1% were public or other customers. When compared to their power costs prior to Cajun Electric's Chapter 11 bankruptcy filing, the new power supply agreements that the distribution cooperatives have entered into with us provide for a significant reduction in their cost of energy and capacity. The distribution cooperatives are permitted to pass on to their retail customers the reduced cost of their wholesale power purchases under these power supply agreements.

     In addition to sales to the distribution cooperatives, Louisiana Generating sells capacity and energy to two municipal power authorities and one investor-owned utility. Any remaining energy and capacity that is available after Louisiana Generating's sales to the distribution cooperatives, the municipal power authorities and the investor-owned utility is marketed by NRG Power Marketing on behalf of Louisiana Generating.

OUR OWNERSHIP

     Louisiana Generating is a wholly-owned subsidiary of NRG South Central. NRG South Central is a subsidiary of NRG Energy, a leading global participant in the independent electric power generation industry. Established in 1989, NRG Energy is primarily engaged in the acquisition, development, ownership and operation of power generation facilities and the sale of energy, capacity and related products. In August 2000, the former parent company of NRG Energy, Northern States Power Company, and New Centuries Energy, Inc. completed their merger. The surviving company operates under the new name Xcel Energy, Inc. As a result of the merger, the shares of NRG Energy previously owned by Northern States Power are now indirectly owned by Xcel Energy. As of the date of this prospectus, Xcel Energy, through its wholly-owned subsidiary Xcel Wholesale Energy Group, owns approximately 82% of the common equity and 98% of the combined voting power of NRG Energy's common stock and class A common stock.

                            ORGANIZATIONAL STRUCTURE

                     [ORGANIZATIONAL STRUCTURE FLOW CHART]
---------------
(1) Xcel Energy, Inc. indirectly owns approximately 82% of the common equity and 98% of the combined voting power of NRG Energy, Inc.'s common stock and class A common stock.

(2) Formerly Koch Power Louisiana LLC, a Delaware limited liability company acquired from Koch Power, Inc. and renamed NRG Sterlington Power LLC, formed for the purpose of developing, constructing, owning and operating an approximately 200 MW simple cycle gas peaking facility in Sterlington, Louisiana.

(3) A Delaware limited liability company formed for the purpose of developing, constructing, owning and operating an approximately 240 MW simple cycle gas peaking facility at the Big Cajun I site in New Roads, Louisiana.

(4) A Delaware limited liability company formed for the purpose of holding assets acquired by Louisiana Generating in conjunction with the purchase of the Cajun facilities which are not necessary for the operation of the Cajun facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations.


(5) Delaware limited liability companies formed for the purpose of holding partnership interests (NRG Sabine River Works LP LLC holding a 49% limited partnership interest and NRG Sabine River Works GP LLC holding a 1% general partnership interest) in SRW Cogeneration Limited Partnership, a Delaware limited partnership that will own and operate an approximately 450 MW natural gas-fired cogeneration plant now under construction at the DuPont Company's Sabine River Works petrochemical facility near Orange, Texas. SRW Cogeneration Limited Partnership is 50% owned by subsidiaries of Conoco Inc.

                                  RISK FACTORS

     In addition to the information contained elsewhere in this prospectus, you should carefully consider the following risk factors in evaluating the exchange offer and an investment in the bonds.

YOU MAY HAVE DIFFICULTY SELLING THE OUTSTANDING BONDS THAT YOU DO NOT EXCHANGE.

     If you do not exchange your outstanding bonds for the bonds offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your bonds. Those transfer restrictions are described in the indenture governing the outstanding bonds and in the legend contained on the outstanding bonds, and arose because we originally issued the outstanding bonds under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

     In general, you may offer or sell your outstanding bonds only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the outstanding bonds under the Securities Act.

     If a large number of outstanding bonds are exchanged for bonds issued in the exchange offer, it may be more difficult for you to sell your unexchanged bonds. In addition, if you do not exchange your outstanding bonds in the exchange offer, you will no longer be entitled to have those bonds registered under the Securities Act.

     See "The Exchange Offer -- Consequences of Failure to Exchange Outstanding Bonds" for a discussion of the possible consequences of failing to exchange your bonds.

A PORTION OF OUR REVENUE IS SUBJECT TO MARKET RISKS WHICH ARE BEYOND OUR CONTROL AND WHICH MAY HAVE AN ADVERSE IMPACT ON OUR NET OPERATING REVENUE.

     We are not guaranteed any rate of return on our capital investments through tariff rates payable by purchasers of electricity. Currently, 11 distribution cooperatives, two municipal power authorities and one investor-owned utility purchase the majority of the energy and capacity we generate under 15 power supply agreements. Only seven of these agreements, however, are 25-year, all-requirements power supply agreements. The remaining eight agreements are for shorter terms, four of which may be for as little as two years. The revenues generated from bilateral contracts that we may enter into for the sale of any future excess energy and capacity will be dependent upon prevailing market prices for energy and capacity. In addition, the willingness of the distribution cooperatives and our other power purchasers to enter into new power supply agreements with us upon the termination of their initial power supply agreements will be partially dependent on the prevailing market price for energy and capacity at that time. Our failure to enter into agreements for our initial excess energy and capacity with new customers or to enter into new agreements with our primary customers upon termination of their initial agreements could have an adverse impact on our operating revenues.

     Among the factors that will influence the market prices for energy and capacity in the southeast power market are:

     - prevailing market prices for fuel, labor and equipment;

     - the extent of additional supplies of energy and capacity from current competitors or new market entrants, including the development of new generation facilities or transmission lines, that may be able to produce or deliver electricity less expensively;

     - prevailing weather conditions from time to time; and

     - the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

     Our industry is characterized by numerous strong and capable competitors, some of which may have more experience, larger staffs, better contractual arrangements or greater financial resources than are available to us. This competition may adversely affect our ability to compete under various market conditions. Should additional competitors enter the southeast power market, their actions may also adversely affect the market prices for energy and capacity.

WE CURRENTLY RELY ON A LIMITED NUMBER OF CUSTOMERS AND MAY BE ADVERSELY AFFECTED IF ANY SIGNIFICANT CUSTOMER FAILS TO FULFILL ITS OBLIGATIONS.

     Currently, 11 distribution cooperatives, two municipal power authorities and one investor-owned utility purchase the majority of the energy and capacity we generate under power supply agreements. The failure or inability of any significant power purchaser to fulfill its obligations could adversely affect the revenues we receive and, therefore, our ability to meet our debt service obligations under the bonds.

     The ability to amend or terminate our power supply agreements is limited. However, it is possible that a court or a regulatory authority could order an amendment to or early termination of any of our power supply agreements following a change in law. In addition, the terms of our power supply agreements do allow amendment or early termination under certain limited circumstances. The amendment or early termination of any power supply agreement could adversely affect the revenues we receive and, therefore, our ability to meet our debt service obligations under the bonds.

WE FACE RISKS ASSOCIATED WITH OBTAINING FUEL FOR OUR ELECTRIC POWER GENERATION FACILITIES WHICH MAY RESULT IN DECREASED NET OPERATING REVENUE.

     Louisiana Generating's coal requirements are satisfied under a coal supply agreement with a term of five years, beginning in March 2000. Transportation of coal to the Cajun facilities is by means of a rail and barge transportation agreement with a term of five years, beginning in March 2000. As a result of these arrangements, we may be exposed to future changes in fuel and fuel transportation costs and fuel supply interruptions which may result in decreased net operating revenue. Louisiana Generating's natural gas requirements are satisfied through purchases on the spot market. This arrangement exposes us to changes in the market price of natural gas. Additionally, because we depend on a limited number of companies to supply and transport our fuel requirements, the failure of any fuel supplier or transporter to fulfill its contractual obligations could decrease our revenues or increase our expenses, which would decrease the funds available to meet our debt service obligations under the bonds.

THE DAY-TO-DAY OPERATION OF POWER GENERATING FACILITIES INVOLVES OPERATIONAL RISKS THAT COULD DECREASE OR ELIMINATE FUNDS AVAILABLE TO US TO MEET OUR DEBT SERVICE OBLIGATIONS UNDER THE BONDS.

     Operation of the Cajun facilities involves many operating risks common to most power generating facilities, including:

     - performance below expected levels of output or efficiency;

     - interruptions in fuel supply;

     - disruptions in the transmission of electricity;

     - breakdown or failure of equipment or processes;

     - violation of permit requirements; and

     - operator error or catastrophic events such as fires, earthquakes, explosions, floods, hurricanes or other similar occurrences.

     A decrease or elimination of revenues generated by the Cajun facilities or an increase in the costs of operating the Cajun facilities or performing under our power supply agreements caused by the occurrence of any of the events listed above could decrease or eliminate funds available to us to meet our debt service obligations under the bonds.

     In addition, we have a limited history of owning or operating the Cajun facilities and they only recently have been operated in a competitive environment. We cannot assure you that operational issues will not arise as a result of these changes.

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATION AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED BY ANY FUTURE INABILITY TO COMPLY WITH EXISTING REGULATIONS OR REQUIREMENTS OR CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS.

     ENVIRONMENTAL REGULATION. Our business is subject to extensive environmental regulation by federal, state and local authorities. We are required to comply with numerous laws and regulations, and to obtain numerous governmental permits, in operating the Cajun facilities. We may incur significant additional costs because of our compliance with these requirements. If we fail to comply with these requirements, then we could be subject to loss of operating rights, civil or criminal liability and the imposition of liens or fines. We cannot assure you that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or the Cajun facilities or that future changes in laws and regulation will not have a detrimental effect on our business, including potential regulatory developments related to emissions of greenhouse gases, mercury, SO(2) and NO(x). We cannot guarantee you that we will at all times be in compliance with all applicable environmental laws and regulations or that steps to bring the Cajun facilities into compliance would not materially and adversely affect our ability to meet our debt service obligations under the bonds.

     PUBLIC UTILITY REGULATION. We may be required to obtain additional federal, state and local approvals concerning public utility regulation to operate the Cajun facilities in the future due to a change in laws and regulations, a change in our customers or for other reasons. We cannot guarantee that we will be able to obtain all regulatory approvals that may be required in the future, obtain any necessary modifications to existing regulatory approvals or maintain all required regulatory approvals. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain or comply with any required regulatory approvals, the operation of the Cajun facilities or the sale of electricity to third parties could be prevented or subject to additional costs.

WE FACE ONGOING CHANGES IN THE UNITED STATES POWER INDUSTRY WHICH COULD AFFECT OUR COMPETITIVENESS.

     The United States power industry is currently experiencing increasing competitive pressures, primarily in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas-fired generation, potential legislative and regulatory activity and other factors. FERC has implemented and continues to propose regulatory changes to increase access to the nationwide transmission grid by utility and non-utility purchasers and sellers of electricity, which could increase the ability of low-cost producers of electricity to transmit their electricity to areas which currently have higher electricity costs, thereby generally driving down the cost of electricity.

     In addition a number of states are considering or implementing methods to introduce and promote retail competition. In Louisiana, the Louisiana Public Service Commission, or LPSC, has been reviewing the issue of whether retail electric competition is in the public interest. In 1999, the LPSC staff recommended that the LPSC find that it is not in the public interest if retail access would not produce the opportunity for lower billings for electric service to all rate payers in Louisiana. Although ongoing proceedings continue to focus on the appropriateness of retail access in connection with electric industry restructuring in Louisiana, the LPSC has not made any final decisions regarding retail competition and it is uncertain when or if the LPSC will act on any proposal regarding the allowance of, or continued prohibition against, retail competition. If the current restrictions which prohibit competitors from entering the retail market in Louisiana are eliminated, then our customers' energy and capacity requirements may decline as a result of their loss of retail customers. We have intervened in these proceedings, becoming parties thereto, and are closely monitoring their status.

OUR COMPETITION IS INCREASING.

     The independent power industry is characterized by numerous strong and capable competitors, some of which may have more extensive operating experience, more extensive experience in the acquisition and development of power generation facilities, larger staffs or greater financial resources than we do.

     In addition, regulatory changes have also been proposed to increase access to transmission grids by utility and non-utility purchasers and sellers of electricity. Industry deregulation may encourage the disaggregation of vertically integrated utilities into separate generation, transmission and distribution businesses. As a result, significant additional competitors could become active in the generation segment of our industry.

WE ARE CONTROLLED BY NRG ENERGY AND XCEL ENERGY AND DEPEND ON THEM AND THEIR AFFILIATES.

     NRG Energy indirectly owns a 100% membership interest in us, and in turn Xcel Energy indirectly owns approximately 82% of the common equity and 98% of the combined voting power of NRG Energy's common stock and class A common stock. In circumstances involving a conflict of interest between NRG Energy, Xcel Energy or their affiliates, on the one hand, and our creditors, on the other, we cannot guarantee that NRG Energy or Xcel Energy would not exercise their power to control us in a manner that would benefit NRG Energy, Xcel Energy and their affiliates to the detriment of the holders of the bonds. Moreover, we cannot guarantee that NRG Energy or Xcel Energy will not in the future elect to compete with us, directly or indirectly, including by acquiring electrical generation assets which sell energy, capacity or ancillary services into the southeast power market.

     We rely on contractual arrangements with NRG Energy, NRG Power Marketing and NRG Operating Services to perform certain services for the Cajun facilities. We are not certain that we could easily replace any of these contractual arrangements with a third party on substantially similar terms if any existing arrangement were to be terminated. Furthermore, the risk of poor performance by any of these contracting parties could be borne by us under certain circumstances.

WE ARE UNCERTAIN ABOUT OUR FUTURE ACCESS TO CAPITAL AND MAY BE UNSUCCESSFUL IN FUNDING ALL OF OUR FUTURE REQUIREMENTS.

     The capital for the acquisition of the Cajun facilities was provided by an equity contribution from NRG Energy and the offering of the outstanding bonds. We cannot guarantee that we will be successful in obtaining sufficient additional capital from NRG Energy or additional borrowings to enable us to fund all of our future requirements.

WE MAY INCUR ADDITIONAL DEBT WHICH COULD ADVERSELY AFFECT OUR ABILITY TO MEET OUR DEBT SERVICE OBLIGATIONS UNDER THE BONDS.

     Subject to the terms of the indenture, we may incur additional debt and certain types of this additional debt may rank equally with the bonds. The requirement that we pay the debt service on any of this additional debt may adversely affect our ability to meet our debt service obligations under the bonds.

THE INSURANCE COVERAGE FOR OUR ELECTRIC POWER GENERATION FACILITIES MAY NOT BE ADEQUATE TO COVER POTENTIAL LIABILITIES AND LOSSES.

     We are required by the indenture to have insurance for the Cajun facilities in amounts and against risks as are customarily maintained by companies engaged in the same or similar operations and operating in the same or similar locations. We cannot guarantee that such insurance coverage for the Cajun facilities will be available in the future on commercially reasonable terms and such insurance coverage may not be sufficient to cover some types of loss.

WE ARE THE ONLY ONES REQUIRED TO MAKE PAYMENTS ON THE BONDS AND OUR ABILITY TO DO SO IS DEPENDENT ON CIRCUMSTANCES THAT MAY BE BEYOND OUR CONTROL.

     Neither NRG Energy, Xcel Energy, nor any of their affiliates, other than us or any additional guarantor, have guaranteed payment of the bonds nor do they have any obligation to make payments on the bonds other than NRG Energy's or any affiliate's obligation under any debt service reserve credit support.

     NRG South Central's ability to make payments on the bonds, including prepayment obligations triggered by specific kinds of change of control events which we cannot necessarily control, is dependent on the ability of Louisiana Generating to make current payments under the guarantor loan agreement or make membership distributions to NRG South Central.

YOU MAY FIND IT DIFFICULT TO SELL YOUR BONDS BECAUSE THERE IS NO EXISTING TRADING MARKET FOR THE BONDS.

     There is no existing trading market for the bonds. You may find it difficult to sell your bonds because an active trading market for the bonds may not develop. We do not intend to apply for listing or quotation of the bonds on any exchange. The bonds are being offered to the holders of the outstanding bonds. The outstanding bonds were issued in March 2000 to a small number of institutional investors. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market may be. Although we were informed by the initial purchasers of the outstanding bonds that they intended to make a market in the bonds, they are not required to do so and they may cease market-making at any time without notice. Consequently, the market price of the bonds issued in this exchange offer could be adversely effected and you may not be able to liquidate your investment readily. Also, after the exchange offer, the trading market for the remaining outstanding bonds could be adversely affected.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID SUBSIDIARY GUARANTEES AND REQUIRE HOLDERS OF BONDS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, Louisiana Generating's or an additional guarantor's guarantee of the bonds could be voided, or claims in respect thereof could be subordinated to all other debts of Louisiana Generating or any additional guarantors, as the case may be, if, among other things, Louisiana Generating or the pertinent additional guarantor, at the time it incurred the indebtedness evidenced by the guarantee:

     - received less than fair consideration or reasonably equivalent value for the guarantee;

     - was insolvent or rendered insolvent by reason of such issuance;

     - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by Louisiana Generating or any additional guarantor pursuant to a guarantee could be voided and required to be returned to Louisiana Generating or the pertinent additional guarantor, or to a fund for the benefit of the creditors of Louisiana Generating or the pertinent additional guarantor. The liabilities of Louisiana Generating or any additional guarantor under the guarantee are contractually limited to the maximum amount they could pay without the guarantee being deemed to be a fraudulent transfer. We cannot guarantee, however, that this limitation would be effective and, if it were effective, if the limited amount would be sufficient to meet our debt service obligations under the bonds.

IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE BONDS, AND THE PROCEEDS RECEIVED FROM A SALE OF THE COLLATERAL MAY BE INSUFFICIENT TO REPAY THE BONDS.

     Our obligation to make payments on the bonds is secured only by the collateral described in this prospectus. The collateral agent's ability to foreclose on the collateral on your behalf may be subject to perfection and priority issues and to practical problems associated with the realization of the collateral agent's security interest in the collateral. For example, the collateral agent may need to obtain the consent of a third party prior to perfecting its security interest in, or transferring a, contract and without such consent the collateral agent will have limited rights to cure any defaults under a contract or transfer the contract to a substitute owner. We cannot assure you that the collateral agent will be able to obtain such consent. Further, we cannot assure you that enforcement of the security interest with respect to the collateral would provide sufficient funds to repay all amounts due on the bonds. In addition, senior debt that we are permitted to incur will rank equally with the bonds and may share ratably in the collateral which secures the bonds. This would reduce the benefits of the collateral to you and your ability to control certain actions taken with respect to the collateral.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which give our current expectations of future events. You will recognize these statements because they do not strictly relate to historical or current facts. Such statements may use words such as "anticipate," "estimate," "expect," "project," "intend," "think," "believe," "will," "should" and other words or terms of similar meaning in connection with any discussion of our future performance. For example, these include statements relating to future actions, future performance, expenses and the impact of the capital markets on our liquidity. From time to time, we also may provide oral or written forward-looking statements in other material released to the public.

     Any or all of our forward-looking statements in this prospectus and in any other public statements we make may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors, which cannot be predicted with certainty, will be important in determining our future results. Among such factors are:

     - you may have difficulty selling the outstanding bonds that you do not exchange;

     - a portion of our revenue is subject to market risks which are beyond our control and which may have an adverse impact on our net operating revenue;

     - we currently rely on a limited number of customers and may be adversely affected if any significant customer fails to fulfill its obligations;

     - we face risks associated with obtaining fuel for our electric power generation facilities which may result in decreased net operating revenue;

     - the day-to-day operation of power generating facilities involves operational risks that could decrease or eliminate funds available to us to meet our debt service obligations under the bonds;

     - our business is subject to substantial regulation and permitting requirements and may be adversely affected by any future inability to comply with existing regulations or requirements or changes in applicable regulations or requirements;

     - we face ongoing changes in the United States power industry which could affect our competitiveness;

     - our competition is increasing;

     - we are controlled by NRG Energy and Xcel Energy and depend on them and their affiliates;

     - we are uncertain about our future access to capital and may be unsuccessful in funding all of our future requirements;

     - we may incur additional debt which could adversely affect our ability to meet our debt service obligations under the bonds;

     - the insurance coverage for our electric power generation facilities may not be adequate to cover potential liabilities and losses;

     - we are the only ones required to make payments on the bonds and our ability to do so is dependent on circumstances that may be beyond our control;

     - you may find it difficult to sell your bonds because there is no existing trading market for the bonds;

     - federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require holders of bonds to return payments received from guarantors; and

     - it may be difficult to realize the value of the collateral pledged to secure the bonds, and the proceeds received from a sale of the collateral may be insufficient to repay the bonds.

     As a result of these factors, actual future results may vary materially. Also, please note that the factors we discuss in this prospectus are those we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed above or under "Risk Factors" could also adversely affect us.

     SOME OF THESE FACTORS AND OTHERS ARE MORE FULLY DISCUSSED UNDER THE CAPTION "RISK FACTORS."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When we sold the outstanding bonds in March 2000, we entered into a registration rights agreement with the initial purchasers of those bonds. Under the registration rights agreement, we agreed to use our reasonable best efforts to file the registration statement of which this prospectus forms a part regarding the exchange of the outstanding bonds for bonds which are registered under the Securities Act and cause this registration statement to be declared effective by the SEC by December 25, 2000. We also agreed to conduct this exchange offer for at least 30 days after the date notice of the exchange offer is mailed to the holders of the outstanding bonds and to use our reasonable best efforts to keep this registration statement effective until the exchange offer is completed. The registration rights agreement provides that we are required to pay liquidated damages to the holders of the outstanding bonds whose bonds are subject to transfer restrictions if:

     - the registration statement is not declared effective by December 25, 2000; or

     - the exchange offer has not been consummated by February 8, 2001.

A copy of the registration rights agreement is filed as an exhibit to this registration statement.

TERMS OF THE EXCHANGE OFFER


     This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding bonds which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on January 12, 2001, or such later date and time to which we, in our sole discretion, extend the exchange offer.


     The form and terms of the bonds being issued in the exchange offer are the same as the form and terms of the outstanding bonds, except that the bonds being issued in the exchange offer:

     - will have been registered under the Securities Act;

     - will not bear the restrictive legends restricting their transfer under the Securities Act; and

     - will not contain the registration rights and liquidated damages provisions contained in the outstanding bonds.

     Bonds tendered in the exchange offer must be in denominations of the principal amount of $100,000 and any integral multiples of $1,000 in excess thereof.

     We expressly reserve the right, in our sole discretion:

     - to extend the expiration date;

     - to delay accepting any outstanding bonds;

     - if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any bonds for exchange; and

     - to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During an extension, all outstanding bonds previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding bonds not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

HOW TO TENDER OUTSTANDING BONDS FOR EXCHANGE

     When the holder of outstanding bonds tenders and we accept bonds for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding bonds who wishes to tender bonds for exchange must, on or prior to the expiration date:

     (1) transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Chase Manhattan Bank, the exchange agent, at the address set forth below under the heading "-- The Exchange Agent"; or

     (2) if bonds are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "-- The Exchange Agent."

     In addition, either:

     (1) the exchange agent must receive the certificates for the outstanding bonds and the letter of transmittal;

     (2) the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the bonds being tendered into the exchange agent's account at the Depository Trust Company, or DTC, along with the letter of transmittal or an agent's message; or

     (3) the holder must comply with the guaranteed delivery procedures described below.

The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, referred to as a "book-entry confirmation", which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

     The method of delivery of the outstanding bonds, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or bonds should be sent directly to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the bonds surrendered for exchange are tendered:

     (1) by a holder of outstanding bonds who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     (2) for the account of an eligible institution.

An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If bonds are registered in the name of a person other than the signer of the letter of transmittal, the bonds surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of bonds tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

     (1) reject any and all tenders of any bond improperly tendered;

     (2) refuse to accept any bond if, in our judgment or the judgment of our counsel, acceptance of the bond may be deemed unlawful; and

     (3) waive any defects or irregularities or conditions of the exchange offer as to any particular bond either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender bonds in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer as to any particular bonds either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of bonds for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of bonds for exchange, nor will any of us incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of the outstanding bonds tendered for exchange signs the letter of transmittal, the tendered bonds must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding bonds.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any bonds or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

     By tendering, each holder will represent to us that, among other things, the person acquiring bonds in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the bonds issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such bonds to be acquired in the exchange offer, such holder or any such other person:

     (1) may not rely on the applicable interpretations of the staff of the SEC; and

     (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives bonds under this exchange offer for its own account in exchange for outstanding bonds, where the outstanding bonds were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such bonds issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

ACCEPTANCE OF OUTSTANDING BONDS FOR EXCHANGE; DELIVERY OF BONDS ISSUED IN THE EXCHANGE OFFER

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding bonds properly tendered and will issue bonds registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding bonds for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "-- Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any bonds for exchange.

     For each outstanding bond accepted for exchange, the holder will receive a bond registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding bond. Accordingly, registered holders of bonds issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Outstanding bonds that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding bonds under circumstances relating to the timing of the exchange offer.

     In all cases, we will issue bonds in the exchange offer for outstanding bonds that are accepted for exchange only after the exchange agent timely receives:

     (1) certificates for such outstanding bonds or a timely book-entry confirmation of such outstanding bonds into the exchange agent's account at DTC;

     (2) a properly completed and duly executed letter of transmittal or an agent's message; and

     (3) all other required documents.

     If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding bonds, or if a holder submits outstanding bonds for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged bonds without cost to the tendering holder. In the case of bonds tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged bonds will be credited to an account maintained with DTC. We will return the bonds or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

BOOK ENTRY TRANSFERS

     The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding bonds denominated in dollars by causing DTC to transfer the outstanding bonds into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding bonds into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of bonds issued in the exchange offer may be effected through book-entry transfer at DTC as applicable. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

     (1) be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date; or

     (2) comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of outstanding bonds desires to tender such bonds and the holder's bonds are not immediately available, or time will not permit such holder's bonds or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     (1) the holder tenders the bonds through an eligible institution;

     (2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the bonds being tendered and the amount of the bonds being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered bonds, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     (3) the exchange agent receives the certificates for all physically tendered outstanding bonds, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your outstanding bonds at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must:

     (1) specify the name of the person having tendered the outstanding bonds to be withdrawn;

     (2) identify the outstanding bonds to be withdrawn, including the principal amount of such outstanding bonds; and

     (3) where certificates for outstanding bonds are transmitted, specify the name in which outstanding bonds are registered, if different from that of the withdrawing holder.

     If certificates for outstanding bonds have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If bonds have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn bonds and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered bonds so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any bonds which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of bonds tendered by book-entry transfer into the exchange agent's account at DTC, the bonds withdrawn will be credited to an account maintained with DTC for the outstanding bonds. The bonds will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn bonds may be re-tendered by following one of the procedures described under "-- How to Tender Bonds for Exchange" above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We are not required to accept for exchange, or to issue bonds in the exchange offer for, any outstanding bonds. We may terminate or amend the exchange offer at any time before the acceptance of such outstanding bonds for exchange if:

     (1) any federal law, statute, rule or regulation is adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     (2) any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

     (3) there is a change in the current interpretation by staff of the SEC which permits the bonds issued in the exchange offer in exchange for the outstanding bonds to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such bonds acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such bonds issued in the exchange offer;

     (4) there is a general suspension of or general limitation on prices for, or trading in, securities on any national exchange or in the over-the-counter market;

     (5) any governmental agency creates limits that adversely affect our ability to complete the exchange offer;

     (6) there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

     (7) there is a change or a development involving a prospective change in our and our subsidiaries' businesses, properties, assets, liabilities, financial condition, operations, results of operations taken as a whole, that is or may be adverse to us; or

     (8) we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding bonds or the bonds to be issued in the exchange offer.

     The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

THE EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                               Main Delivery To:

                            The Chase Manhattan Bank

                  By mail, hand delivery or overnight courier:

                            The Chase Manhattan Bank
                           55 Water Street, Room 234
                            New York, New York 10041
                   Attention: Carlos Esteves -- Confidential

                           By facsimile transmission:
                        (for eligible institutions only)

                                  212-638-7380

                             Confirm by Telephone:

                                  212-638-0828

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing, and related fees and expenses. The estimated cash expenses to be incurred in connection with the exchange offer are estimated in the aggregate to be approximately $400,000.

TRANSFER TAXES

     Holders who tender their outstanding bonds for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, bonds issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the bonds tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding bonds in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING BONDS

     Holders who desire to tender their outstanding bonds in exchange for bonds registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of bonds for exchange.

     Outstanding bonds that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding bonds and the existing restrictions on transfer set forth in the legend on the outstanding bonds and in the offering circular dated March 27, 2000, relating to the outstanding bonds. Except in limited circumstances with respect to specific types of holders of outstanding bonds, we will have no further obligation to provide for the registration under the Securities Act of such outstanding bonds. In general, outstanding bonds, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding bonds under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the outstanding bonds will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

     Holders of the bonds issued in the exchange offer and any outstanding bonds which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

CONSEQUENCES OF EXCHANGING OUTSTANDING BONDS

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the bonds issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of those bonds, other than by any holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act. The bonds may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     (1) the bonds issued in the exchange offer are acquired in the ordinary course of the holder's business; and

     (2) the holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the bonds issued in the exchange offer.

     However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

     Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

     (1) it is not an affiliate of ours;

     (2) it is not engaged in, and does not intend to engage in, a distribution of the bonds issued in the exchange offer and has no arrangement or understanding to participate in a distribution of bonds issued in the exchange offer;

     (3) it is acquiring the bonds issued in the exchange offer in the ordinary course of its business; and

     (4) it is not acting on behalf of a person who could not make representations (1)-(3).

     Each broker-dealer that receives bonds issued in the exchange offer for its own account in exchange for outstanding bonds must acknowledge that:

     (1) such outstanding bonds were acquired by such broker-dealer as a result of market-making or other trading activities, and

     (2) it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of such bonds issued in the exchange offer.

     Furthermore, any broker-dealer that acquired any of its outstanding bonds directly from us:

     (1) may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1983), and

     (2) must also be named as a selling holder of the bonds in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

     In addition, to comply with state securities laws of certain jurisdictions, the bonds issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the bonds. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted bonds, we will register or qualify the transfer restricted bonds for offer or sale under the securities laws of any jurisdiction requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the bonds issued in the exchange offer in any state where an exemption from registration or qualification is required and not available. "Transfer restricted bonds" means each bond until the date on which it:

     (1) has been exchanged for a freely transferable bond in the exchange offer;

     (2) has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the registration rights agreement; or

     (3) is distributed to the public under Rule 144 of the Securities Act or is saleable under Rule 144(k) under the Securities Act.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. The proceeds from the sale of the outstanding bonds, together with an equity contribution from NRG Energy, were used to fund the acquisition of the Cajun facilities and to pay certain fees, costs, expenses and taxes in connection with the acquisition.

                                 CAPITALIZATION


     The following table sets forth the actual consolidated capitalization of NRG South Central.



                                                              CAPITALIZATION AT
                                                              SEPTEMBER 30, 2000
(IN THOUSANDS)                                                ------------------
SHORT TERM DEBT:
Revolving line of credit(2).................................      $   40,000
Current portion of long term debt(1)........................          25,250
LONG-TERM DEBT:
Bonds(1)....................................................         763,500
                                                                  ----------
TOTAL DEBT..................................................         828,750
MEMBERS' EQUITY(1)..........................................         296,816
                                                                  ----------
TOTAL DEBT AND MEMBERS' EQUITY..............................      $1,125,566
                                                                  ==========


---------------
(1) On March 30, 2000, NRG South Central issued $800.0 million of senior secured bonds. The proceeds from the sale of the bonds, together with an equity contribution from NRG Energy, were used to fund the acquisition of the Cajun facilities. The Capitalization Structure presented for NRG South Central is comprised primarily of that of Louisiana Generating which, as of the date of this prospectus, is the only guarantor of the bonds.


(2) NRG South Central borrowed $40 million under a floating rate working capital facility which was entered into in April 2000. The facility terminates in March 2001.

                       SELECTED HISTORICAL FINANCIAL DATA


     The table that follows sets forth historical financial data. The selected financial data set forth below as of December 31, 1995, 1996, 1997, 1998 and 1999 and for the five years ended December 31, 1999 have been derived from the Cajun Electric "carve-out" financial statements. The selected financial data set forth below as of June 30, 2000 and September 30, 2000 and for the periods of March 30, 2000 (Inception) through June 30, 2000 and March 30, 2000 (Inception) through September 30, 2000 have been derived from the NRG South Central financial statements. The following data should be read in conjunction with the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.



     The following carve-out financial data for the periods prior to the acquisition of the Cajun facilities are of extremely limited use in making an investment decision. Our results of operations in the future will be different from Cajun Electric's carve-out historical results for several reasons. Cajun Electric operated as a non-profit electric power cooperative which for the years shown below was operating pursuant to Chapter 11 of the United States Bankruptcy Code. Cajun Electric sold energy and capacity under power supply agreements and at rates which are materially different from our power supply agreements and rates. In addition, the delivered cost of Cajun Electric's coal is materially different from our delivered cost of coal. As a result, Cajun Electric's historical financial data is not meaningful or indicative of our future results and should not be relied on in making an investment decision.


                                      CARVE-OUT STATEMENTS OF CERTAIN REVENUE AND EXPENSES (PREDECESSOR)
                                    ----------------------------------------------------------------------
                                                                                                 FOR THE     FOR THE PERIOD
                                                                                                  THREE       OF MARCH 30,
                                                                                                  MONTHS          2000
                                                     YEAR ENDED DECEMBER 31,                      ENDED       (INCEPTION)
                                    ---------------------------------------------------------   MARCH 31,       THROUGH
                                      1995        1996        1997        1998        1999         2000      JUNE 30, 2000
                                    ---------   ---------   ---------   ---------   ---------   ----------   --------------
(IN THOUSANDS)                                                                                                (SUCCESSOR)
Operating revenues:
  Sales of electric energy........  $343,796    $359,686    $345,824    $356,197    $367,348     $79,724        $ 88,087
  Other...........................     1,047         863         958       1,379       1,214         258             449
                                    --------    --------    --------    --------    --------     -------        --------
         Total operating
           revenues...............   344,843     360,549     346,782     357,576     368,562      79,982          88,536
Operating costs and expenses:
  Cost of operations..............   217,996     251,907     255,014     242,117     251,137      58,628          55,637
  Depreciation and
    amortization(1)...............    38,604      38,933      39,537      38,117      37,930       9,647           6,827
  General and administrative......    11,499       9,386       9,437       9,122       9,711       2,423           1,841
                                    --------    --------    --------    --------    --------     -------        --------
         Total operating costs and
           expenses...............   268,099     300,226     303,988     289,356     298,778      70,698          64,305
                                    --------    --------    --------    --------    --------     -------        --------
Operating income..................    76,744      60,323      42,794      68,220      69,784       9,284          24,231
Other income (expense):
  Rents and leases................     1,156         655         695         456         463          --              --
  Other income (expense), net.....       451         470         730         787         545          --             227
  Gain (loss) on asset
    dispositions..................       191        (757)       (481)     (5,900)     (2,878)        521              --
Litigation settlement.............     5,512          --          --          --          --          --              --
Interest Expense..................        --          --          --          --          --          --         (18,861)
                                    --------    --------    --------    --------    --------     -------        --------
         Total other income
           (expense)..............     7,310         368         944      (4,657)     (1,870)        521         (18,634)
                                    --------    --------    --------    --------    --------     -------        --------
Excess of revenues over costs and
  expenses........................  $ 84,054(2) $ 60,691    $ 43,738    $ 63,563    $ 67,914     $ 9,805
                                    ========    ========    ========    ========    ========     =======
Net Income........................                                                                              $  5,597
                                                                                                                ========


                                    FOR THE PERIOD
                                     OF MARCH 30,
                                         2000
                                     (INCEPTION)
                                       THROUGH
                                    SEPTEMBER 30,
                                         2000
                                    --------------
(IN THOUSANDS)                       (SUCCESSOR)
Operating revenues:
  Sales of electric energy........     $201,915
  Other...........................          803
                                       --------
         Total operating
           revenues...............      202,718
Operating costs and expenses:
  Cost of operations..............      136,726
  Depreciation and
    amortization(1)...............       13,978
  General and administrative......        2,558
                                       --------
         Total operating costs and
           expenses...............      153,262
                                       --------
Operating income..................       49,456
Other income (expense):
  Rents and leases................           --
  Other income (expense), net.....          657
  Gain (loss) on asset
    dispositions..................           --
Litigation settlement.............           --
Interest Expense..................      (37,598)
                                       --------
         Total other income
           (expense)..............      (36,941)
                                       --------
Excess of revenues over costs and
  expenses........................
Net Income........................     $ 12,515
                                       ========


---------------
(1) Depreciation and amortization expense is considered to be a cost of operations.

(2) Excludes a recorded charge of $4.7 million representing the cumulative effect of adopting Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions."

                                          CARVE-OUT STATEMENTS OF NET ASSETS (PREDECESSOR)
                                        ----------------------------------------------------      ACTUAL             ACTUAL
                                                          AT DECEMBER 31,                          AS OF             AS OF
                                        ----------------------------------------------------     JUNE 30,        SEPTEMBER 30,
                                          1995       1996       1997       1998       1999         2000               2000
                                        --------   --------   --------   --------   --------   -------------   ------------------
(IN THOUSANDS)                                                                                  (SUCCESSOR)       (SUCCESSOR)
Assets:
  Current assets......................  $ 86,547   $ 71,077   $ 68,600   $ 72,166   $ 69,676    $   84,473         $  114,020
  Net property, plant and equipment...   715,966    684,064    643,043    608,195    579,929     1,036,343          1,080,265
  Other property and investments......     3,079      3,336      3,607      3,895      4,188        21,342             21,281
                                        --------   --------   --------   --------   --------    ----------         ----------
         Total assets.................  $805,592   $758,477   $715,250   $684,256   $653,793    $1,142,158         $1,215,566
                                        ========   ========   ========   ========   ========    ==========         ==========
Liabilities:
  Current liabilities.................  $ 13,685   $ 20,821   $ 20,568   $ 16,233   $ 13,922    $   83,978         $  146,738
  Decommissioning.....................     2,409      2,666      2,937      3,225      3,518         3,591              3,673
  Long-term debt......................        --         --         --         --         --       776,250            763,500
  Other non-current liabilities.......        --         --         --         --         --         4,175              4,839
                                        --------   --------   --------   --------   --------    ----------         ----------
Total liabilities.....................  $ 16,094   $ 23,487   $ 23,505   $ 19,458   $ 17,440       867,994            918,750
                                        --------   --------   --------   --------   --------    ----------         ----------
         Net Assets...................  $789,498   $734,990   $691,745   $664,798   $636,353            --                 --
                                        ========   ========   ========   ========   ========
         Members' equity..............                                                          $  274,164         $  296,816
                                                                                                ----------         ----------
Total liabilities and members'
  equity..............................                                                          $1,142,158         $1,215,566
                                                                                                ==========         ==========

                            PRO FORMA FINANCIAL DATA

     The table that follows sets forth for the periods indicated:

     - historical financial data that have been derived from the "carve-out" financial statements of Cajun Electric solely for the Cajun facilities and other assets that were included as part of our acquisition of the Cajun facilities;


     - historical financial data that have been derived from the consolidated financial statements of NRG South Central; and


     - pro forma financial data reflecting the pro forma adjustments to the above historical operating results as if the establishment of NRG South Central, the acquisition of the Cajun facilities and the offering of the outstanding bonds occurred on January 1, 2000 and 1999 with respect to income statement data.

     The following financial data are only of extremely limited use in making an investment decision. Our results of operations in the future will be different from Cajun Electric's carve-out historical results for several reasons. Cajun Electric operated as a non-profit electric power cooperative which for the period shown on the following page was operating under to Chapter 11 of the United States Bankruptcy Code. Cajun Electric sold energy and capacity under power supply agreement and at rates which were materially different from our power supply agreements and rates. In addition, the delivered cost of Cajun Electric's coal was materially different from our delivered cost of coal. As a result, Cajun Electric's historical financial data is not meaningful or indicative of our future results and should not be relied on in making an investment decision. The pro forma data is presented for information purposes only and is not necessarily indicative of future earnings or financial position or what the financial position would have been if these events had occurred on January 1, 2000 and 1999. The following data should be read in conjunction with the financial statements and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" included elsewhere in this prospectus.

                                                         "CARVE-OUT
                                                        BASIS" CAJUN                         PRO FORMA
                                     NRG SOUTH         ELECTRIC (CAJUN                       NRG SOUTH
                                      CENTRAL            FACILITIES)                          CENTRAL
                                 ------------------    ---------------                   ------------------
                                   FOR THE PERIOD
                                    OF MARCH 30,
                                  2000 (INCEPTION)      FOR THE THREE                       FOR THE NINE
                                      THROUGH           MONTHS ENDED       PRO FORMA        MONTHS ENDED
                                 SEPTEMBER 30, 2000    MARCH 31, 2000     ADJUSTMENTS    SEPTEMBER 30, 2000
(IN THOUSANDS)                   ------------------    ---------------    -----------    ------------------
INCOME STATEMENT DATA
Operating revenues:
  Sales of electric energy.....       $201,915             $79,724         $     --           $281,639
  Other........................            803                 258               --              1,061
                                      --------             -------         --------           --------
          Total operating
            revenues...........        202,718              79,982               --            282,700
Operating costs and expenses:
  Cost of operations...........        136,726              58,628               --            195,354
  Depreciation and
     amortization..............         13,978               9,647           (2,590)(1)         21,035
  General and administrative...          2,558               2,423               --              4,981
                                      --------             -------         --------           --------
          Total operating costs
            and expenses.......        153,262              70,698           (2,590)           221,370
                                      --------             -------         --------           --------
Operating Income...............         49,456               9,284           (2,590)            61,330
Other Income (expense):
  Other income (expense) Net...            657                 521               --              1,178
  Interest expense.............        (37,598)                 --          (18,312)(2)        (55,910)
                                      --------             -------         --------           --------
          Total other income
            (expense)..........        (36,941)                521          (18,312)           (54,732)
                                      --------             -------         --------           --------
Net income.....................       $ 12,515             $ 9,805         $(15,722)          $  6,598
                                      ========             =======         ========           ========


---------------
(1) Reflects lower net depreciation/amortization resulting from assets and capitalized costs being depreciated over a longer estimated useful life.

(2) Reflects interest accrued at a rate of 9.156% per annum on $800.0 million principal amount of bonds issued in connection with the acquisition.

                                                       "CARVE-OUT
                                                      BASIS" CAJUN
                                                        ELECTRIC
                                         NRG SOUTH       (CAJUN                         PRO FORMA NRG
                                          CENTRAL      FACILITIES)                      SOUTH CENTRAL
                                         ---------    -------------                   -----------------
                                                                                           FOR THE
                                             FOR THE YEAR ENDED         PRO FORMA        YEAR ENDED
                                             DECEMBER 31, 1999         ADJUSTMENTS    DECEMBER 31, 1999
                                         --------------------------    -----------    -----------------
(IN THOUSANDS)

INCOME STATEMENT DATA
Operating revenues:
  Sales of electric energy.............   $    --       $367,348        $     --          $367,348
  Other................................        --          1,214                             1,214
                                          -------       --------        --------          --------
          Total operating revenues.....        --        368,562              --           368,562
Operating costs and expenses:
  Cost of operations...................        --        251,137              --           251,137
  Depreciation and amortization........        --         37,930         (10,361)(1)        27,569
  General and administrative...........        --          9,711              --             9,711
                                          -------       --------        --------          --------
          Total operating costs and
            expenses...................        --        298,778         (10,361)          288,417
                                          -------       --------        --------          --------
Operating income.......................        --         69,784          10,361            80,145
Other income (expense):
  Rents and leases.....................        --            463              --               463
  Interest expense.....................        --             --         (73,248)(2)       (73,248)
  Other income (expense), net..........        --            545              --               545
  Loss on asset dispositions...........        --         (2,878)             --            (2,878)
                                          -------       --------        --------          --------
          Total other income
            (expense)..................        --         (1,870)        (73,248)          (75,118)
                                          -------       --------        --------          --------
Excess of revenues over costs and
  expenses.............................   $    --       $ 67,914        $(62,887)         $  5,027
                                          =======       ========        ========          ========


---------------
(1) Reflects lower net depreciation/amortization resulting from assets and capitalized costs being depreciated over a longer estimated useful life.

(2) Reflects interest accrued at a rate of 9.156% per annum on $800.0 million principal amount of bonds issued in connection with the acquisition.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors."


     NRG South Central, an indirect wholly-owned subsidiary of NRG Energy, was formed for the purpose of financing, acquiring, owning, operating and maintaining, through Louisiana Generating, the Cajun facilities and making other potential acquisitions and developments in the region. NRG South Central has six wholly-owned subsidiaries, Louisiana Generating, NRG New Roads Holdings, NRG Sterlington Power, NRG Sabine River Works LP, NRG Sabine River Works GP and Big Cajun I Peaking Power, each a Delaware limited liability company. Louisiana Generating owns, operates and maintains the Cajun facilities. NRG New Roads Holdings was formed to hold assets acquired in conjunction with the purchase of the Cajun facilities which are not necessary for the operation of the Cajun facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations. NRG Sterlington Power was formed for the purpose of developing, owning and operating an approximately 200 MW simple cycle gas peaking facility in Sterlington, Louisiana. Under the terms of an agreement between Louisiana Generating and NRG Sterlington Power, Louisiana Generating has a right of first refusal on any sale of capacity and energy by NRG Sterlington Power. NRG Sabine River Works LP and NRG Sabine River Works GP were formed for the purpose of owning, respectively, a 49% limited partnership interest and a 1% general partnership interest in SRW Cogeneration Limited Partnership, a Delaware limited partnership that will own and operate an approximately 450 MW natural gas-fired cogeneration plant now under construction at the DuPont Company's Sabine River Works petrochemical facility near Orange, Texas. SRW Cogeneration Limited Partnership is 50% owned by subsidiaries of Conoco Inc. Big Cajun I Peaking Power was formed for the purpose of developing, owning and operating an approximately 240 MW simple cycle gas peaking facility at the Big Cajun I site in New Roads, Louisiana. NRG New Roads Holdings, NRG Sterlington Power, NRG Sabine River Works LP, NRG Sabine River Works GP and Big Cajun I Peaking Power are not guarantors of the bonds and their operations are not restricted by the indenture.


     The Cajun facilities were acquired on March 31, 2000 for a purchase price of approximately $1,055.9 million. This purchase price was funded by the offering of the outstanding bonds and an equity contribution by NRG Energy. See "Business of NRG South Central And Louisiana Generating -- Our Acquisition of the Cajun Facilities."


     Of our total revenues for the period of March 30, 2000 (Inception) through September 30, 2000, approximately 74.2% was derived from sales to the distribution cooperatives and approximately 8.9% was derived from agreements with two municipal power authorities and one investor-owned utility. The remainder was primarily derived from market sales arranged under a power sales and agency agreement with our power marketing affiliate, NRG Power Marketing. Of our total revenues during this period, approximately 35.1% were derived from 25-year, all-requirements power supply agreements.



     The financial data of Cajun Electric for periods prior to the acquisition of the Cajun facilities are of extremely limited use in making an investment decision. Our results of operations are different from Cajun Electric's carve-out historical results for several reasons. Cajun Electric was a non-profit electric power cooperative which for the periods presented in this prospectus was operating as a debtor in possession under Chapter 11 of the United States Bankruptcy Code. Cajun Electric sold energy and capacity under power supply agreements and at rates which are materially different from our power supply agreements and rates. In addition, the delivered cost of Cajun Electric's coal was materially different from our delivered cost of coal. As a result, Cajun Electric's historical financial data, including the "Selected Financial Data of Cajun Electric (Cajun Facilities)" and "Cajun Electric (Cajun Facilities) Carve-Out Financial Statements" presented in this prospectus, are not meaningful or indicative of our future results and should not be relied on in making an investment decision.

RESULTS OF OPERATIONS FOR THE PERIOD OF MARCH 30, 2000 (INCEPTION) THROUGH SEPTEMBER 30, 2000



     OPERATING REVENUES. Revenues for the period of March 30, 2000 (Inception) through September 30, 2000 were $202.7 million. Approximately $168.5 million or 83.1% of our total revenues were derived from sales pursuant to long-term contracts. The remainder of our revenues were derived from merchant sales arranged under a power sales and agency agreement with our power marketing affiliate, NGR Power Marketing. Approximately 74.2% of our total revenues were derived from agreements with distribution cooperatives and approximately 8.9% were derived from agreements with two municipal power authorities and one investor owned utility. Approximately 35.1% of our total revenues were derived from 25 year, all requirements power supply agreements.



     OPERATING COSTS. Operating costs for the period of March 30, 2000 (Inception) through September 30, 2000 were $136.7 million. Operating costs represent approximately 67.4% of revenues. Operating costs consisted primarily of fuel costs, purchased power costs, transmission costs and operation and maintenance and other costs.



     FUEL COSTS. Fuel costs were $69.9 million for the period of March 30, 2000 (Inception) through September 30, 2000. Fuel costs consisted primarily of coal costs of $61.3 million, natural gas costs of $8.1 million and other costs of $0.5 million.



     OPERATION AND MAINTENANCE COSTS. Operation and maintenance costs were $20.0 million for the period of March 30, 2000 (Inception) through September 30, 2000.



     PURCHASED POWER COSTS. Purchased power costs were $32.7 million for the period of March 30, 2000 (Inception) through September 30, 2000.



     TRANSMISSION COSTS. Transmission costs were $14.1 million for the period of March 30, 2000 (Inception) through September 30, 2000.



     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense was $14 million for the period of March 30, 2000 (Inception) through September 30, 2000. Depreciation and amortization expense represents 6.9% of revenues.



     GENERAL AND ADMINISTRATIVE COSTS. Administrative and general costs were $2.6 million for the period of March 30, 2000 (Inception) through September 30, 2000. Administrative and general costs represent 1.3% of revenues.



     INTEREST EXPENSE. Interest expense was $37.6 million for the period of March 30, 2000 (Inception) through September 30, 2000. This interest expense relates primarily to the accrued interest on the $800.0 million of bonds issued in March 2000 the proceeds of which were used to acquire the Cajun facilities.


RESULTS OF OPERATIONS FOR THE PERIOD OF MARCH 30, 2000 (INCEPTION) THROUGH JUNE 30, 2000


     OPERATING REVENUES. Revenues for the period of March 30, 2000 (Inception) through June 30, 2000 were $88.5 million. Approximately $78.0 million or 88.1% of our total revenues were derived from sales pursuant to long-term contracts. Approximately 78% of our total revenues were derived from agreements with distribution cooperatives and approximately 10.1% were derived from agreements with two municipal power authorities and one investor owned utility. The remainder of our revenues were derived from merchant sales arranged under a power sales and agency agreement with our power marketing affiliate, NRG Power Marketing. Approximately 37.4% of our total revenues were derived from 25 year, all requirements power supply agreements.


     OPERATING COSTS. Operating costs for the period of March 30, 2000 (Inception) through June 30, 2000 were $55.6 million. Operating costs represent approximately 63% of revenues. Operating costs consisted primarily of fuel costs, purchased power costs, transmission costs and operation and maintenance and other costs.

     FUEL COSTS. Fuel costs were $29.8 million for the period of March 30, 2000 (Inception) through June 30, 2000. Fuel costs consisted primarily of coal costs of $26.3 million, natural gas costs of $3.3 million and other costs of $0.2 million.

     OPERATION AND MAINTENANCE COSTS. Operation and maintenance costs were $11.6 million for the period of March 30, 2000 (Inception) through June 30, 2000.

     PURCHASED POWER COSTS. Purchased power costs were $7.9 million for the period of March 30, 2000 (Inception) through June 30, 2000.

     TRANSMISSION COSTS. Transmission costs were $6.3 million for the period of March 30, 2000 (Inception) through June 30, 2000.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense was $6.8 million for the period of March 30, 2000 (Inception) through June 30, 2000. Depreciation and amortization expense represents 7.7% of revenues.

     ADMINISTRATIVE AND GENERAL COSTS. Administrative and general costs were $1.8 million for the period of March 30, 2000 (Inception) through June 30, 2000. Administrative and general costs represent 2.1% of revenues.

     INTEREST EXPENSE. Interest expense was $18.9 million for the period of March 30, 2000 (Inception) through June 30, 2000. The $18.9 million of interest expense relates primarily to the accrued interest on the $800.0 million of bonds issued in March 2000 the proceeds of which were used to acquire the Cajun facilities.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

     NET MARGIN. Net margin for 1999 was $67.9 million, compared to $63.6 million for 1998. This increase in net margin of $4.3 million was due to increased non-member sales, partially offset by increased operating expenses, and a $3.0 million reduction in losses on asset dispositions.

     OPERATING REVENUES. For 1999, total revenues were $368.6 million, compared to $357.6 million for 1998, an increase of $11.0 million or 3%.

     OPERATING EXPENSES.

     Total operating expenses were $298.8 million for 1999, compared to $289.4 million for 1998, an increase of $9.4 million or 3%. As a percent of revenue, operating expenses for 1999 and 1998 were 81%.

     Fuel costs were $165.6 million for 1999, compared to $155.0 million for 1998. This increase in fuel costs resulted from higher output during 1999 and an increase in overall fuel prices.

     Operations and maintenance costs were $36.7 million for 1999, compared to $37.4 million for 1998. This decrease is primarily due to the timing of repairs and maintenance work.

     Administrative and general costs were $9.7 million for 1999, compared to $9.1 million for 1998. This increase was consistent with the overall increase in revenues for the period.

     Depreciation and amortization costs were $37.9 million for 1999, compared to $38.1 million for 1998. This decrease was due to an overall reduction in fixed assets.

     OTHER INCOME (EXPENSE). Other expense was $1.9 million for 1999, compared to $4.7 million for 1998, a decrease of $2.8 million or 60%. This decrease was primarily due to a $4.2 million loss on 1998 asset disposals related to a control system upgrade.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

     NET MARGIN. Net margin for 1998 was $63.6 million, compared to $43.7 million for 1997, an increase of $19.9 million. This increase was due to increased sales due to favorable weather conditions and a significant reduction in transmission costs.

     OPERATING REVENUES. Total revenues were $357.6 million in 1998, compared to $346.8 million for 1997, an increase of $10.8 million or 3%. This increase was primarily due to greater sales and favorable weather conditions.

     OPERATING EXPENSES.

     Total operating expenses for 1998 were $289.4 million, compared to $304.0 million for 1997, a decrease of $14.6 million or 5%. As a percent of revenue, operating expenses for 1998 were 81% as compared to 88% for 1997.

     Fuel costs were $155.0 million for 1998, compared to $154.3 million for 1997. This increase in fuel costs resulted from higher output during the year.

     Operations and maintenance costs were $37.4 million for 1998, compared to $37.2 million for 1997. This increase was due to the timing of repairs and maintenance work.

     Transmission costs were $29.9 million for 1998, compared to $41.7 million for 1997, a decrease of $11.8 million. This decrease resulted from a renegotiation of transmission contracts in 1998 resulting in lower ongoing costs.

     Depreciation and amortization costs were $38.1 million for 1998, compared to $39.5 million for 1997. This decrease was due to an overall reduction in fixed assets.

     OTHER INCOME (EXPENSE). Other expense for 1998 was $4.7 million, compared with income of $0.9 million for 1997. This decrease is primarily due to a $4.2 million loss on 1998 asset disposals related to control system upgrades.

LIQUIDITY AND CAPITAL RESOURCES

     Through 2004, we plan to invest an average of approximately $5.0 million per year in the Cajun facilities for capital improvements, which will allow us to maintain environmental and regulatory compliance and to maintain existing equipment. In order to maintain a high availability factor for the Cajun facilities, we have implemented a maintenance philosophy utilizing standard major overhaul cycles for critical equipment, supplemented by routine maintenance for the balance of the Cajun facilities.

     The use of the proceeds from the sale of the outstanding bonds, together with an equity contribution by NRG Energy, were used to fund the purchase of the Cajun facilities and pay certain fees, costs, expenses and taxes in connection with the acquisition. Approximately $30.0 million of the assets that we acquired in conjunction with the purchase of the Cajun facilities are not necessary for the operation of the Cajun facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations. These assets were distributed to NRG New Roads Holdings, a wholly-owned unrestricted subsidiary of NRG South Central. NRG New Roads Holdings may at any time dividend these assets or the proceeds of a sale of these assets to NRG Energy or one of its affiliates. With the exception of certain railcars, which have been sold, NRG New Roads Holdings continues to hold these assets as of the date of this prospectus.


     In April 2000, we entered into a $40.0 million floating rate working capital facility. The lenders under this facility were granted a security interest in the same collateral (other than the debt service reserve account) that secures the bonds and rank equally with the bonds. The interest rate on this facility is at our choice of the lender's prime rate or LIBOR. The facility contains covenants that are customary for facilities of this type, including restrictions on the incurrence of indebtedness, mergers, sale of assets and investments. The facility terminates in March 2001. As of September 30, 2000, the facility had an outstanding balance of $40 million.

     In addition, the indenture permits certain additional borrowings as described under "Description of Principal Financing Documents -- Indenture." We expect that the funds from our operations, borrowings under our working capital facility and other permitted borrowings will be sufficient for our cash needs for at least the next twelve months.


     Under the indenture, we were required to establish a debt service reserve account for the benefit of the holders of the bonds. This account must be funded at all times with a sufficient amount to meet our debt service obligations under the bonds for the next six months. We have the option of funding the debt service reserve account through cash or providing debt service reserve credit support. NRG Energy currently provides debt service reserve credit support in the form of a guarantee to satisfy our debt service reserve requirements with respect to the bonds.

USE OF DERIVATIVES AND MARKET RISK


     We may from time to time use derivative financial instruments and commodity hedges to manage exposure to fluctuations in interest rates and commodity prices. The use of these instruments may expose us to market and credit risks. At September 30, 2000, there were no derivative financial instruments outstanding.


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

                                    ABOUT US

NRG SOUTH CENTRAL, ITS MEMBERS AND ITS SUBSIDIARIES


     NRG South Central is a Delaware limited liability company formed in January 2000 for the purpose of facilitating the financing of the acquisition of the Cajun facilities and other future acquisitions in the region. NRG South Central has six wholly-owned subsidiaries, Louisiana Generating, NRG New Roads Holdings, NRG Sterlington Power, NRG Sabine River Works LP, NRG Sabine River Works GP and Big Cajun I Peaking Power, each a Delaware limited liability company. Louisiana Generating was formed in June 1996 for the purpose of facilitating the acquisition of the Cajun facilities and owns, operates and maintains the Cajun facilities. NRG New Roads Holdings was formed in March 2000 to hold assets that we acquired in conjunction with the purchase of the Cajun facilities which are not necessary for the operation of the Cajun facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations. NRG Sterlington Power, which NRG Energy acquired and contributed to NRG South Central in August 2000, was formed for the purpose of developing, owning and operating an approximately 200 MW simple cycle gas peaking facility in Sterlington, Louisiana. Under the terms of an agreement between Louisiana Generating and NRG Sterlington Power, Louisiana Generating has a right of first refusal on any sale of capacity and energy by NRG Sterlington Power. NRG Sabine River Works LP and NRG Sabine River Works GP were formed for the purpose of owning, respectively, a 49% limited partnership interest and a 1% general partnership interest in SRW Cogeneration Limited Partnership, a Delaware limited partnership that will own and operate an approximately 450 MW natural gas-fired cogeneration plant now under construction at the DuPont Company's Sabine River Works petrochemical facility near Orange, Texas. SRW Cogeneration Limited Partnership is 50% owned by subsidiaries of Conoco Inc. Big Cajun I Peaking Power was formed in August 2000 for the purpose of developing, owning and operating an approximately 240 MW simple cycle gas peaking facility at the Big Cajun I site in New Roads, Louisiana. NRG New Roads Holdings, NRG Sterlington Power, NRG Sabine River Works LP, NRG Sabine River Works GP and Big Cajun I Peaking Power are not guarantors of the bonds and their operations are not restricted by the indenture.


     NRG South Central's members are NRG Central U.S. LLC and South Central Generation Holding LLC, each of which holds a 50% interest in NRG South Central. NRG Energy owns a 100% interest in each of NRG South Central's members. NRG Energy, in turn, is indirectly majority owned by Xcel Energy.

     Our headquarters and principal executive offices are located at 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402-3265. Our telephone number is (612) 373-5300.

NRG ENERGY

     NRG Energy is a leading participant in the independent electric power generation industry. Established in 1989, NRG Energy is primarily engaged in the acquisition, development, ownership and operation of power generation facilities and the sale of energy, capacity and related products. In August 2000, the former parent company of NRG Energy, Northern States Power Company, and New Centuries Energy, Inc. completed their merger. The surviving company operates under the new name Xcel Energy, Inc. As a result of the merger, the shares of NRG Energy previously owned by Northern States Power are now indirectly owned by Xcel Energy. As of the date of this prospectus, Xcel Energy indirectly owns approximately 82% of the common equity and 98% of the combined voting power of NRG Energy's common stock and class A common stock.

     Measured by net ownership in power generating facilities, NRG Energy is one of the three largest independent power generation companies in the United States and the fifth largest independent power generation company in the world. NRG Energy owns all or a portion of 63 generation projects that have total generating capacity of 24,533 MW. Its net ownership interest in those projects is 14,476 MW of which 10,917 MW is in the United States. NRG Energy has experienced significant growth in the last two years, having increased its net ownership interests from 3,300 MW on December 31, 1998.

     In addition to power generation projects, NRG Energy also has interests in district heating and cooling systems and steam transmission operations. NRG Energy's thermal and chilled water businesses have a steam

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

and chilled water capacity equivalent to approximately 1,537 MW. NRG Energy, through its subsidiary, NEO Corporation, is also one of the largest landfill gas generation companies in the United States.

     NRG Energy has historically endeavored to make capital for additional investments available by allowing other companies to purchase a portion of NRG Energy's interests in companies wholly-owned by NRG Energy. While such a sell-down of NRG Energy's interest in NRG South Central is not currently contemplated by NRG Energy, any potential holders of the bonds should consider that such a sell-down is a possibility.

     Additional and more detailed information concerning NRG Energy and its business is set forth in its annual and periodic reports filed with the SEC. See "Where You Can Find More Information."

NRG POWER MARKETING


     NRG Power Marketing is a direct, wholly-owned subsidiary of NRG Energy which was formed in August 1997 for the purpose of serving the power marketing, fuel procurement and emissions credit management needs of NRG Energy and its affiliates. It has entered into a 30-year power sales and agency agreement to provide these services to Louisiana Generating and NRG Sterlington Power.


NRG OPERATING SERVICES

     NRG Operating Services is a direct, wholly-owned subsidiary of NRG Energy which was formed in October 1992 for the purpose of operating and maintaining electric power generation facilities owned by NRG Energy and its affiliates. It has entered into an operation and management services agreement with Louisiana Generating. NRG Energy, through NRG Operating Services or other subsidiaries, has total or shared operational responsibility for approximately 14,782 MW of power generation at 45 facilities worldwide, excluding the Cajun facilities.

XCEL ENERGY

     In August 2000, the former parent company of NRG Energy, Northern States Power Company, and New Centuries Energy, Inc. completed their merger. The surviving company operates under the new name Xcel Energy, Inc. As a result of the merger the shares of NRG Energy previously owned by Northern States Power are now indirectly owned by Xcel Energy. As of the date of this prospectus, Xcel Energy, through its wholly-owned subsidiary Xcel Wholesale Energy Group, owns approximately 82% of the common equity and 98% of the combined voting power of NRG Energy's common stock and class A common stock.

     Xcel Energy is one of the ten largest electricity and natural gas companies in the United States. Xcel Energy has six public utility subsidiaries that collectively serve approximately 3,080,000 electric customers and 1,500,000 gas customers in 12 states. It also has numerous non-utility subsidiaries, including NRG Energy, which are engaged in energy related businesses.

     Additional and more detailed information concerning Xcel Energy and its business is set forth in its annual and periodic reports filed with the SEC. See "Where You Can Find More Information."

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

             BUSINESS OF NRG SOUTH CENTRAL AND LOUISIANA GENERATING

INDUSTRY OVERVIEW

     Until recently, the demand for power in the United States has been met by utilities which would construct large-scale electric generating plants under cost-of-service based regulation. Under this regulatory regime, in exchange for their status as the designated provider of electricity in a given area, the traditional electric utility agreed to submit its decisions regarding operation of its business (for example, construction and closure of plants) to state public service commission scrutiny, and in exchange it received a moderate guaranteed rate of return on the costs incurred in providing electric service.

     Beginning in 1978, legislative changes designed to increase competition in the electric industry spurred independent power producers to enter the power market, beginning with an entrepreneurial group of cogenerators and small power producers which was later joined by larger, better capitalized companies, such as subsidiaries of fuel supply companies, electric utilities, engineering companies, equipment manufacturers and affiliates of other industrial companies. While these independent power producers are not subject to state public service commission review and scrutiny with respect to decisions they make and costs they incur, they also are not guaranteed any specified rate of return with respect to their investments.

     The United States electric industry, including companies engaged in providing generation, transmission, distribution and ancillary services, has undergone significant change over the last several years, leading to significant deregulation and increased competition. Pursuant to Order No. 888 and Order No. 889, and as further refined and supplemented by Orders 888-A, -B and -C (collectively, known as the Open Access Rules), FERC requires the owners and operators of electric transmission facilities to make those facilities available for transmission on a non-discriminatory basis to all wholesale generators, sellers and buyers of electricity (this is referred to as wholesale wheeling).

     FERC has proposed further regulatory changes to improve access to the nationwide transmission grid by utility and non-utility purchasers and sellers of electricity and to promote wholesale market efficiency. In December 1999, FERC issued Order No. 2000, which set forth minimum requirements for the establishment and operation of Regional Transmission Organizations, or RTOs. Order No. 2000 also set forth a voluntary procedure by which RTOs would be established. In February 2000, FERC issued Order No. 2000-A, which affirmed Order No. 2000 on rehearing with a few minor modifications. Order No. 2000-A did not alter in any material respect the basic framework for Order No. 2000 nor the requirements for RTOs. In addition to wholesale wheeling, throughout the United States there has been an increasing number of proposals at the state level to allow retail customers to choose their electricity suppliers, with incumbent utilities required to deliver such electricity over their transmission and distribution systems (this is referred to as retail wheeling). Numerous electric utilities nationwide are in the process of divesting all or a portion of their generation business or are expected to commence such a process in the foreseeable future, as legislative and regulatory developments drive the industry to disaggregate.

OUR ACQUISITION OF THE CAJUN FACILITIES


     Cajun Electric was a generation and transmission cooperative that was owned by, and sold wholesale electric power produced by the Cajun facilities to the distribution cooperatives under long-term, all-requirements power supply agreements. Cajun Electric also sold wholesale electric power under power supply agreements to two municipal power authorities and one investor-owned utility. Previously, Cajun Electric owned nuclear and non-nuclear generation facilities in Louisiana and was one of the largest generation and transmission cooperatives in the nation. In December 1994, Cajun Electric filed for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Louisiana.



     We believe the bankruptcy was driven by Cajun Electric's inability to service approximately $4.2 billion in secured debt provided by the Rural Utilities Service of the United States Department of Agriculture, most of which was incurred as a result of the purchase by Cajun Electric of a 30% interest in the River Bend Nuclear Station Unit I, a nuclear electric generating facility located in Saint Francisville, Louisiana. Cajun

Electric's 30% interest in the River Bend nuclear facility was transferred to Entergy Gulf States in December 1997. Louisiana Generating has no ownership interest in the River Bend nuclear facility or responsibility for any of the liabilities relating to that facility. Louisiana Generating also has no responsibility for any indebtedness Cajun Electric incurred from the Rural Utilities Service, all of which was extinguished on the March 31, 2000 closing of the acquisition of the Cajun facilities and the consummation of the Cajun Electric bankruptcy plan of reorganization.

     In August 1995, the United States District Court for the Middle District of Louisiana appointed Ralph R. Mabey as trustee to administer Cajun Electric and to seek a resolution of its bankruptcy case. In January 1996, the trustee began a competitive bidding process for Cajun Electric's non-nuclear assets. In April 1996, the trustee selected the bid of Louisiana Generating and incorporated this bid into the trustee's proposed plan of reorganization. Louisiana Generating entered into an asset purchase agreement with the trustee in June 1996. In December 1996, the Bankruptcy Court commenced confirmation hearings on three competing plans of reorganization for Cajun Electric, including the trustee's plan proposing the asset sale to Louisiana Generating. The second plan of reorganization was jointly submitted by Southwestern Electric Power Company, also known as SWEPCO, and a committee of certain of the distribution cooperatives. This second plan proposed an asset sale to SWEPCO. The third plan of reorganization was jointly proposed by the Official Committee of Unsecured Creditors of Cajun Electric and Enron Capital & Trade Resources Corp. and proposed an asset sale to Enron. This third plan was subsequently withdrawn.

     In August 1999, the parties to the Cajun Electric bankruptcy proceeding reached a global settlement of the remaining issues in the case, which was approved that same month in an order by the United States District Court for the Middle District of Louisiana. Among other things, the settlement included the withdrawal of the plan of reorganization proposed by SWEPCO and certain of the distribution cooperatives. In October 1999, the bankruptcy court issued its confirmation order confirming the plan of reorganization (which was then proposed by the Official Committee of Unsecured Creditors of Cajun Electric after the withdrawal of the trustee as a plan proponent) which included the sale of the Cajun facilities to Louisiana Generating.

     Approximately $30.0 million of the assets that we acquired in conjunction with the purchase of the Cajun facilities are not necessary for the operation of the Cajun facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations. We refer to these assets as the assets specifically held for resale. These assets were distributed to NRG New Roads Holdings, a wholly-owned unrestricted subsidiary of NRG South Central. NRG New Roads Holdings may at any time dividend these assets or the proceeds of a sale of these assets to NRG Energy or one of its affiliates. These assets consisted primarily of:

     - a 4,157 acre parcel of land near Coushatta, Louisiana acquired by Cajun Electric for the construction of a new facility but now used for timber production, wildlife conservation and farming;

     - a 2,466 acre segment of the Big Cajun II property that has been held by Cajun Electric as a future ash disposal site but which is currently leased for farming;

     - mineral rights to a seven acre parcel of land in New Roads, Louisiana;

     - a 540 MW General Electric steam turbine generator; and

     - 848 steel rotary dump railcars (the railcars have subsequently been sold).

     We used the proceeds of the offering of the outstanding bonds, together with a cash equity contribution of approximately $268.6 million from NRG Energy, to fund the purchase of the Cajun facilities for approximately $1,055.9 million and to pay certain fees, costs, expenses and taxes in connection with the acquisition.

THE CAJUN FACILITIES

     The Cajun facilities, located in New Roads, Louisiana, consist of two plants referred to as Big Cajun I and Big Cajun II. As of the date of this prospectus, the aggregate net capable capacity of the Cajun facilities is 1,708 MW.

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

     BIG CAJUN I. Big Cajun I, Units 1 and 2, both of which are 100% owned by Louisiana Generating, are natural gas-fired generating facilities with a net capable capacity of 110 MW each. Big Cajun I is used for intermediate/peaking load seasonal operation and typically runs from May through September. As currently configured, Big Cajun I produces approximately 2% of our annual electric output (as measured in kWh) of the Cajun facilities.

     BIG CAJUN II. Big Cajun II, Units 1, 2 and 3, are coal-fired generating facilities. Units 1 and 2 are 100% owned by Louisiana Generating and each have a net capable capacity of 577 MW. Unit 3 has a net capable capacity of 575 MW, of which 58% is owned by Louisiana Generating and the remaining portion is owned by Entergy Gulf States. Big Cajun II is a base load facility and runs throughout the year. As currently configured, Big Cajun II produces approximately 98% of our annual electric output (as measured by kWh) of the Cajun facilities.

     Both Big Cajun I and II can accommodate additional generating units facilitated by available space and existing infrastructure. A feasibility study has been completed and the permitting process has been commenced with respect to an approximately 240 MW expansion of the Cajun facilities. We have formed Big Cajun I Peaking Power, a wholly-owned subsidiary, to develop, construct and own the expansion project, which is targeted to begin commercial operation in June 2001. Big Cajun I Peaking Power is not a guarantor of the bonds. The energy and capacity generated by the expansion project may be used to help meet our obligations under the existing power purchase agreements, with any excess power and capacity being marketed by NRG Power Marketing.

OUR TRANSMISSION AND INTERCONNECTION ARRANGEMENTS

     Louisiana Generating has interconnection facilities consisting of one switchyard at Big Cajun I, one switchyard at Big Cajun II and varying amounts of equipment at approximately 115 points of delivery to the distribution cooperatives, including metering equipment and in some cases transformation equipment. One of the delivery points includes a 26 mile, 138kV transmission line and a substation at the end of that line. Power is taken by Jefferson Davis Electric Cooperative, Inc. at both ends of this line. These interconnection facilities were used by Cajun Electric exclusively for the delivery of power to its members from the transmission systems of wheeling utilities, and Louisiana Generating's use is similarly limited. Because no entity is likely to seek access to these interconnection facilities, Louisiana Generating requested a waiver of FERC's requirement to file an open access transmission tariff. As part of its waiver application, Louisiana Generating provided that if service is requested on Louisiana Generating's transmission facilities by any entity that would be eligible for access under FERC's pro forma tariff, Louisiana Generating will file within 60 days an open access tariff that meets FERC's then applicable standards. FERC has granted Louisiana Generating the waiver. To date, no other entity has requested service on the pertinent transmission facilities.

     Louisiana Generating assumed Cajun Electric's transmission agreements with Entergy Services, Inc., acting as agent for Entergy Arkansas, Inc., Entergy Gulf States, Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., Central Louisiana Electric Company and SWEPCO. The Cajun facilities are connected to the transmission system of Entergy Gulf States and power is delivered to the distribution cooperatives at various delivery points throughout Louisiana on the transmission systems of Entergy Gulf States, Entergy Louisiana, Central Louisiana Electric Company and SWEPCO. Louisiana Generating also assumed from Cajun Electric 20 interchange and sales agreements with utilities and cooperatives, providing access to a 12 state area as far north as Illinois and into North Carolina and Florida.

REGULATION

     FEDERAL POWER ACT. The Federal Power Act gives FERC exclusive rate-making jurisdiction over wholesale sales of electricity and the transmission of electricity in interstate commerce. Pursuant to the Federal Power Act, all public utilities subject to FERC's jurisdiction are required to file rate schedules with FERC prior to commencement of wholesale sales or transmission of electricity. Because Louisiana Generating sells energy and capacity in the wholesale market, it is deemed to be a public utility for purposes of the Federal Power Act and has been granted this authority by FERC. In its orders, FERC also granted waivers of certain of the accounting, record-keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules.

     In addition, FERC's orders, as is customary with market-based rate schedules, reserve the right to suspend, upon complaint, market-based rate authority on a prospective basis if it is subsequently determined that we exercised market power. If FERC were to suspend market-based rate authority, it would most likely be necessary to file, and obtain FERC acceptance of, cost-based rate schedules. In addition, the loss of market-based rate authority would likely subject us to the accounting, record-keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules.

     PUBLIC UTILITY HOLDING COMPANY ACT. PUHCA provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public-utility company" or a company that is a "holding company" of a public utility company is subject to registration and regulation under PUHCA as a registered holding company, unless an exemption is obtained under applicable rules or an order is issued by the SEC declaring it not to be a holding company. Registered holding companies under PUHCA are required to limit their utility operation to a single integrated utility system and additional systems that cannot be operated independently without substantial losses of economies, and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of certain of its financing transactions. However, under the Energy Policy Act, a company engaged exclusively in the business of owning and/or operating a facility used for the generation of electric energy exclusively for sale at wholesale may be exempted from PUHCA regulation by operation of its status as an EWG, as defined under
Section 32 of PUHCA. Louisiana Generating is an EWG and has received confirmation from FERC of its EWG status.

     If a "material change" occurs in facts which might affect Louisiana Generating's continued eligibility for EWG status then we must, within 60 days of such material change, (a) file a written explanation of why the material change does not affect its EWG status, (b) file a new application for EWG status or (c) notify FERC that Louisiana Generating no longer wishes to maintain EWG status. If Louisiana Generating were to lose its EWG status, Louisiana Generating would be subject to regulation as a public utility company and certain of its affiliates would be subject to regulation under PUHCA as public utility holding companies. Absent a substantial restructuring of our business, it would be difficult for us to comply with PUHCA without a material adverse effect on our business.

     STATE LAW. With the exception of the provision of utility services by certain utilities in New Orleans and certain municipal utilities, the Louisiana Public Service Commission, or LPSC, regulates all public utilities within Louisiana. The jurisdiction of the LPSC over these public utilities generally includes authority to regulate the rates, services and securities of any entity furnishing electric service in the state. However, Louisiana law does not specifically address the status of entities providing electricity exclusively at wholesale. The LPSC generally has assumed that FERC has jurisdiction over wholesale rates. We do not believe that we are subject to regulation by the LPSC as a public utility or electric public utility as long as we continue to sell energy and capacity exclusively at wholesale. However, the 11 distribution cooperatives to which Louisiana Generating sells a majority of the energy and capacity generated by the Cajun facilities will continue to be regulated by the LPSC.

     In January 2000, the LPSC issued an order, which we refer to as the January 2000 order:

     - determining that allowing the Cajun facilities to be sold to us will benefit consumers, is in the public interest and does not violate Louisiana law (these approvals were necessary under the mandate of federal law, which required LPSC approval before the Cajun facilities may become "eligible facilities" of an exempt wholesale generator under PUHCA);

     - approving the decision of three of the distribution cooperatives, Southwest Louisiana Electric Membership Corporation, Pointe Coupee Electric Membership Corporation and Concordia Electric Cooperative, Inc. to enter into 25-year, all-requirements power supply agreements with Louisiana Generating in the form that we refer to as Form A;

     - establishing a purchase power clause for these three distribution cooperatives to pass through automatically at retail all costs under the Form A power supply agreement; and

     - declaring that the LPSC will not regulate any securities issued by Louisiana Generating.

     The remaining eight distribution cooperatives also have contracted with us.

     In March 2000, the LPSC approved the decisions of the eight remaining distribution cooperatives to enter into power purchase agreements with Louisiana Generating. In accordance with the LPSC's directives, all eleven distribution cooperatives have submitted their plans for (1) recovering the cost of power purchased from Louisiana Generating through retail rates and (2) for insuring that their retail rates no longer reflect the cost of purchasing power from Cajun Electric. After review and hearings, the LPSC has approved each of these cost recovery plans. As a result, the purchased power costs of each of the distribution cooperatives are being recovered through retail rates and the LPSC has authorized the methodology that permits them to continue to recover such costs in the future. The LPSC has reserved the right to review the recovery mechanism in order to prevent over-recovery and to adjust the mechanism in light of changes in the market and electric industry.

     The LPSC declared in its January 2000 order that it will not attempt to regulate securities issued by Louisiana Generating. Although the LPSC has not addressed the regulation of securities issued by NRG South Central, we know of no authority that would allow the LPSC to regulate the securities of a holding company the subsidiary of which is not subject to general LPSC regulation.

COMPETITION

     FEDERAL. The Energy Policy Act laid the ground work for a competitive wholesale market for electricity. Among other things, the Energy Policy Act expanded FERC's authority to order wholesale wheeling, thus allowing qualifying facilities under the Public Utility Regulatory Policies Act, power marketers and EWGs to compete more effectively in the wholesale market.

     In May 1996, FERC issued the first of the Open Access Rules, which requires utilities to offer eligible wholesale transmission customers non-discriminatory open access on utility transmission lines on a comparable basis to the utilities' own use of the lines. In addition, the Open Access Rules direct the regional power pools that control the major electric transmission networks to file uniform, non-discriminatory open access tariffs. The Open Access Rules has been the subject of rehearing at FERC and has been substantially affirmed by the Court of Appeals for the District of Columbia.

     Over the past few years, Congress and the administration of President Clinton have considered various pieces of legislation to restructure the electric industry that would require, among other things, customer choice and/or repeal of PUHCA. The debate is likely to continue, and perhaps intensify. The effect of enacting such legislation cannot be predicted with any degree of certainty.

     STATE. The Energy Policy Act did not preempt state authority to regulate retail electric service. Historically, in most states, competition for retail customers is limited by statutes or regulations granting existing electric utilities exclusive retail franchises and service territories. Since the passage of the Energy Policy Act, the advisability of retail competition has been the subject of intense debate in federal and state legislative and regulatory forums. Many states have taken steps to facilitate retail competition as a means of stimulating competitive generation rates and economic development.

     At the present time Louisiana does not allow retail competition. The LPSC has solicited public comment, assembled data and conducted evidentiary hearings on the issue of whether retail electric competition is in the public interest. The LPSC staff has recommended that the LPSC find that retail competition is not in the public interest unless it affords the opportunity for lower billings for electric service to all customers, that retail competition is not in the public interest at the present time and that the LPSC should engage in a comprehensive analysis of the economic and other effects of the restructuring of the electric industry. The staff has also proposed its own restructuring plan should the LPSC determine that retail competition is in the public interest notwithstanding the staff's recommendation. At present the LPSC has not made any decisions regarding retail competition. It is uncertain when or if the LPSC will act on the staff's recommendation.

POWER MARKETS

     Louisiana Generating sells energy and capacity generated by the Cajun facilities in the southeast power market, primarily in Louisiana. In addition, through NRG Power Marketing, Louisiana Generating sells excess energy and capacity into the Southeast Energy Reliability Council, or SERC, region or into other neighboring regions.

     THE SOUTHEAST POWER MARKET. The southeast power market, which consists of Louisiana, Mississippi, Tennessee, Alabama, Georgia, Arkansas, northwest Florida and east Texas, had electricity rates approximately 17% below the national average for 1999. State public utilities commissions and state assemblies within the southeast power market have been slower than other parts of the country to restructure the electricity industry. Most states in the southeast power market, including Louisiana, have decided not to pursue retail competition immediately, deciding instead to observe the impact of direct retail access on other states that have taken a more aggressive approach towards restructuring. Arkansas and Texas are the only states in the southeast power market which have approved comprehensive industry restructuring legislation and only Arkansas, Texas and Georgia have enacted legislation allowing implementation of any form of direct retail access. Public utility commissions in Georgia and Mississippi have presented recommendations regarding the restructuring of the electricity industry to their respective state assemblies so that the state government may begin drafting legislation. An industry group made a similar presentation in Louisiana.

     The southeast power market is currently a "bilateral market" functioning without an independent system operator, a power pool or a price exchange. Therefore, all scheduling, coordination, and market pricing are determined on a control area basis by each market entity rather than by a single pool market clearing house. SERC staff have indicated that the members of the council have informally discussed the formation of a regional transmission organization.

     THE SERC REGION. The SERC region is comprised of the southeast power market plus Virginia, North Carolina, South Carolina and part of Kentucky. As of January 1, 1999, this area consisted of more than 20.0 million retail customers. In 1998, total generating capacity within the SERC region was 150 GW and total peak summer demand was 143 GW. The SERC region imported 30,500 GWh and exported 62,200 GWh.

     LOUISIANA. As of year-end 1998, the total generating capacity in Louisiana was 16,123 MW with total demand of 14,884 MW. The Cajun facilities represent 11% of Louisiana's total generating capacity. In 1998, Louisiana imported 18,450 GWh and exported 10,170 GWh.

OUR OPERATIONS

     STRATEGY. We intend to use the Cajun facilities, employees and customer base, as well as the assets that were distributed to NRG New Roads Holdings, as a platform for our growth. We plan to grow by expanding the customer base using incentive rate structures as necessary, developing and acquiring additional electric generation facilities and utilizing the expertise of NRG Power Marketing to maximize profitability.


     CONTRACT POWER SALES. Of our total revenues for the period of March 30, 2000 (Inception) through September 30, 2000, approximately 74.2% was derived from agreements with the distribution cooperatives and approximately 8.9% was derived from agreements with two municipal power authorities and one investor-owned utility. The remainder was primarily derived from market sales arranged under a power sales and agency agreement with our power marketing affiliate, NRG Power Marketing. Of our total revenues during this period, approximately 35.1% were derived from 25-year, all-requirements power supply agreements.


     OTHER POWER SALES. Under a 30-year power sales and agency agreement, NRG Power Marketing, acting as agent for Louisiana Generating, markets and sells any energy and capacity that Louisiana Generating has not committed under other contracts. NRG Power Marketing provides all power marketing services for Louisiana Generating including scheduling, contract management and bilateral sales of excess energy and capacity. NRG Power Marketing has the exclusive right to market all of our excess energy, capacity and ancillary services and enters into forward sales of energy and capacity not sold to the distribution cooperatives or the other contract power purchasers. All net revenues due to Louisiana Generating from these activities flow to Louisiana Generating. NRG Power Marketing is directed to use the Cajun facilities to maximize net operating margins and uses the transmission and interconnection rights of Louisiana Generating to provide energy and capacity to and from other regions. See "Summary of Certain Principal Documents -- Power Sales and Agency Agreement."


     FUEL SUPPLY AND TRANSPORTATION. In March 2000, Louisiana Generating entered into a five-year coal supply agreement under which Triton Coal sells Louisiana Generating sufficient quantities of coal to satisfy the full coal requirements of Big Cajun II. In March 2000, Louisiana Generating entered into a five-year coal transportation agreement with Burlington Northern and Santa Fe Railway, and American Commercial Terminal under which the railroad transports coal from the Triton Coal mines in the Powder River Basin in Wyoming to St. Louis, Missouri. The Cajun facilities have burned Powder River Basin coal from these and neighboring mines since Big Cajun II commenced operations. American Commercial Terminal transports the coal by barge down the Mississippi River from St. Louis to the Cajun facilities.


     The Cajun facilities include a 17.5 mile gas pipeline with interconnections to Bridgeline Gas Distribution LLC, Acadian Gas Pipeline System and Texas Eastern Transmission Corporation. Under the power sales and agency agreement, NRG Power Marketing may acquire natural gas and gas transportation rights for the benefit of Louisiana Generating.


     The following table presents our current estimate of the price of the coal to be delivered to the Cajun facilities during the five-year term of the coal supply and transportation agreements. The actual prices, however, may be different than we predict. For example, the pricing terms under our coal supply and transportation agreements may be revised upon the occurrence of various events. See "Summary of Certain Principal Agreements -- Coal Supply Agreement" and "-- Coal Transportation Agreement."


                                                           ESTIMATED
                                                            PRICE OF
                                                           DELIVERED
YEAR                                                          COAL
----                                                   ------------------
                                                           ($/mmBtu)
2000.................................................        1.170
2001.................................................        1.195
2002.................................................        1.221
2003.................................................        1.247
2004.................................................        1.274
2005.................................................        1.292

     RISK MANAGEMENT. NRG Power Marketing utilizes certain risk management policies and procedures to assist us with our objectives of maximizing net operating margins while minimizing associated risks. Key risk management guidelines adopted by NRG Power Marketing include:

     - a general prohibition on speculative activities;

     - mitigation of operational risk by not allowing more than 50% of available energy and capacity not already contracted to be sold forward unless approved by the NRG Power Marketing board of directors;

     - approval of counter-parties and their trading limits by NRG Energy's treasury; and

     - fuel and emissions allowance requirements to be matched with future sales commitments.

     OPERATIONS AND MAINTENANCE. Louisiana Generating entered into an operation and management services agreement with NRG Operating Services under which, at the request of Louisiana Generating, NRG Operating Services manages, oversees and supplements the operation and maintenance of the Cajun facilities. NRG Operating Services is a direct, wholly-owned subsidiary of NRG Energy.

     Big Cajun II, Unit 3 is operated by Louisiana Generating and Entergy Gulf States pursuant to a joint operating agreement. Louisiana Generating has the authority to control, manage, operate and maintain this unit as if it were the sole owner of the unit. The fixed costs associated with Big Cajun II, Unit 3 are recovered according to ownership level. Variable costs associated with Big Cajun II, Unit 3 are borne in proportion to the energy delivered to Louisiana Generating and Entergy Gulf States. For a summary of the agreement, see the section entitled "Summary of Certain Principal Agreements."

     CORPORATE SERVICES. Louisiana Generating and NRG South Central each entered into a corporate services agreement with NRG Energy pursuant to which NRG Energy, upon request, provides services relating to any corporate business function, including human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. NRG Sterington Power and Big Cajun I Peaking Power each entered into a similar corporate services agreement with NRG Energy.

OUR CUSTOMERS


     Cajun Electric was a rural electric generation and transmission cooperative formed in 1962 and was wholly-owned by its members, the distribution cooperatives. The distribution cooperatives purchased their electric energy requirements from Cajun Electric for more than 20 years under long-term, all-requirements power supply agreements. These purchases accounted for approximately 79% of Cajun Electric's revenue in 1999. During the period of March 30, 2000 (Inception) through September 30, 2000, approximately 83.1% of our revenues were derived from long term all-requirements power supply agreements. As of December 1998, the distribution cooperatives sold electricity to over 319,000 metered customers. Of these metered customers, approximately 91% were residential customers, 8% were industrial or commercial customers and 1% were public or other customers. The distribution cooperatives had approximately 1,200 employees in the aggregate in 1998.



     Following our acquisition of the Cajun facilities, all 11 of the distribution cooperatives continued to purchase their electric energy requirements from Louisiana Generating. For the period of March 30, 2000 (Inception) through September 30, 2000, revenues derived from agreements with the distribution cooperatives accounted for approximately 74.2% of our revenues.


     Electric distribution cooperatives developed under the Rural Electrification Act of 1935 to promote the distribution of electricity to rural areas of the United States. There are two types of electric cooperatives: generation and transmission cooperatives, such as Cajun Electric, and distribution cooperatives, such as the 11 distribution cooperatives that were the former members of Cajun Electric. A generation and transmission cooperative is typically a non-profit entity whose primary function is to provide energy and capacity on a wholesale basis to its owners, who typically consist of a group of distribution cooperatives. This power is typically sold by the generation and transmission cooperative pursuant to long-term, all-requirements contracts with the distribution cooperatives. The distribution cooperatives, which are also typically non-profit entities, in turn sell electricity on a retail basis to their customers. By virtue of purchasing electricity from the distribution cooperatives, these customers are considered to be the owners of the distribution cooperatives. These customer/owners vote to elect a board of directors of the distribution cooperative, which in turn appoints the managers who oversee the distribution cooperative's day-to-day operations.

     The primary assets of the distribution cooperatives are distribution lines and substation equipment, as well as the equipment necessary to maintain these assets. The distribution cooperatives generate revenue through sales of power to retail customers. The primary cost of the distribution cooperatives is that of purchasing wholesale energy and capacity necessary to meet their customers' requirements. The retail rates charged by the distribution cooperatives are set by the LPSC and our wholesale rates to the distribution cooperatives is a component used to determine these rates. The power supply agreements that we entered into with the distribution cooperatives provide for a significant reduction in the cost of wholesale energy and capacity to these distribution cooperatives, when compared with their cost prior to Cajun Electric's Chapter 11 bankruptcy filing. These cost savings for the distribution cooperatives have resulted in reduced electricity rates to their retail customers.

     The Rural Utilities Service of the United States Department of Agriculture, or RUS, provides loans or guarantees to both generation and transmission cooperatives and to distribution cooperatives. The majority of the electric cooperative industry continues to rely on RUS loans or guarantees and other electric cooperative financial institutions for the bulk of its capital needs.


     Pursuant to the plan of reorganization in Cajun Electric's Chapter 11 bankruptcy, the distribution cooperatives were granted the option to elect to enter into any of three forms of power supply agreements, which we refer to as forms A, B or C, with Louisiana Generating, or to purchase their energy and capacity requirements elsewhere. All 11 of the distribution cooperatives elected to purchase their energy and capacity requirements from Louisiana Generating. The following table sets forth selected information with respect to those distribution cooperatives, including the form of power supply agreement initially elected by each. See "Summary of Certain Principal Agreements -- Power Supply Agreements with the Distribution Cooperatives."


                                                                       TOTAL                                   %
                                                                     CUSTOMERS                               CAJUN       ANNUAL
                            FORM OF                                 (RESIDENTIAL                          FACILITIES'    GROWTH
                             POWER                                      AND        MILES OF     1999          MWh          IN
                             SUPPLY                                 COMMERCIAL)      LINE     PURCHASES    PURCHASED    PURCHASES
NAME                       AGREEMENT     PARISHES SERVED                1998         1998       (MWh)        1999        1989-99
----                       ---------     ---------------            ------------   --------   ---------   -----------   ---------
Beauregard Electric        Form A        Allen, Beauregard,            32,668        4,956      711,806       7.26%       5.84%
  Cooperative, Inc.        (25-year)     Calcasieu, Evangeline,
                                         Jefferson Davis,
                                         Rapides, Vernon
Claiborne Electric         Form C        Bienville, Claiborne,         16,008        3,842      510,036       5.20%       6.47%
  Cooperative, Inc.        (two- to      Lincoln, Ouachita,
                           four-year)    Union, Webster
Concordia Electric         Form A        Caldwell, Catahoula,          11,795        2,487      173,686       1.77%       0.73%
  Cooperative, Inc.        (25-year)     Concordia, Franklin,
                                         Grant, LaSalle, Tensas
Dixie Electric             Form C        Ascension, East Baton         70,892        7,555    1,416,831      14.44%       4.38%
  Membership               (two- to      Rouge, East Feliciana,
  Corporation              four-year)    Livingston, St. Helena,
                                         Tangipahoa, West
                                         Feliciana
Jefferson Davis            Form A        Allen, Calcasieu,              9,538        1,584      204,021       2.08%       1.07%
  Electric Cooperative,    (25-year)     Cameron, Jefferson
  Inc.                                   Davis, Vermilion
Northeast Louisiana        Form B        East Carroll, West            14,396        2,390      240,652       2.45%       3.61%
  Power Cooperative,       (25-year)     Carroll, Franklin,
  Inc.                                   Madison, Morehouse,
                                         Richland, Tensas
Pointe Coupee              Form A        Iberville, Pointe              9,157          960      239,142       2.44%       7.79%
  Electric Membership      (25-year)     Coupee, West Baton
  Corporation                            Rouge
South Louisiana            Form A        Assumption, Lafourche,        16,999        1,263      451,664       4.60%       2.69%
  Electric Cooperative     (25-year)     St. Martin, St. Mary,
  Association                            Terrebonne
Southwest Louisiana        Form A        Acadia, Avoyelles,            73,879        8,119    1,685,986      17.19%       1.86%
  Electric Membership      (25-year)     Evangeline, Iberia,
  Corporation                            Lafayette, St. Landry,
                                         St. Martin, Vermillion
Valley Electric            Form C        Caddo, DeSoto, Grant,         28,191        6,602      539,081       5.50%       3.06%
  Membership               (two- to      Natchitoches, Red
  Corporation              four-year)    River, Sabine, Vernon,
                                         Winn
Washington --              Form C        St. Tammany,                  35,601        5,017      733,358       7.48%       3.65%
  St. Tammany Electric     (two- to      Tangipahoa,
  Cooperative, Inc.        four-year)    Washington
                                                                      -------       ------    ---------     -------
        Totals:                                                       319,124       44,775    6,906,263      70.41%

     In addition to sales to the distribution cooperatives, Louisiana Generating sells energy and capacity to two municipal power authorities and one investor-owned utility under four power supply agreements for terms of from seven to 26 years.

OUR COAL SUPPLIER AND TRANSPORTERS

     Louisiana Generating has a coal supply agreement with Triton Coal for a term of five years, beginning March 2000. Triton Coal, headquartered in Gillette, Wyoming, operates two coal mines in the Powder River Basin in Wyoming. See "Summary of Certain Principal Agreements."


     Louisiana Generating has a coal transportation agreement with Burlington Northern and Santa Fe Railway and American Commercial Terminal for a term of five years, beginning in March 2000. Burlington Northern and Santa Fe Railway, headquartered in Fort Worth, Texas, transports a variety of manufacturing, agricultural and natural resource commodities, chemicals, consumer and food products, and motor vehicles and automotive parts. American Commercial Terminal, headquartered in Jeffersonville, Indiana, is a general cargo stevedore and warehousing logistics specialist which operates a terminal offering barge, rail and truck transloading for a variety of commodities including steel, paper, lumber and coal. See "Summary of Certain Principal Agreements."


ENVIRONMENTAL MATTERS

     We, like most industrial enterprises, are subject to regulation with respect to the environmental impact of our operations, including air and water quality control, limitations on land use, disposal of wastes, aesthetics and other matters.

     Environmental laws generally require air emissions and water discharges to meet specified limits. They also impose potential joint and several liability, without regard to fault, on the generators of various hazardous substances to manage these materials properly and to clean up property affected by the production and discharge of such substances. The long-term, all-requirements power supply agreements under which we sell a majority of the energy and capacity generated by the Cajun facilities contain clauses allowing Louisiana Generating to pass through to the distribution cooperatives their share of increased costs resulting from any changes in environmental law. We estimate that we will expend approximately $20.0 million between 2000 and 2003 related to the environmental compliance of the Cajun facilities, including expenditures for construction of spill containment structures, installation of additional monitoring wells, removal of asbestos and installation of equipment at Big Cajun II which will allow for the use of gas as a start-up fuel.

  Air Pollution Control.

     SULFUR DIOXIDE. The Clean Air Act Amendments of 1990 provide for SO(2) emission reductions to be achieved through a total cap on SO(2) emissions from affected electrical generation units, and an allocation of SO(2) "allowances" (each allowance authorizes the emission of one ton of SO(2)). Big Cajun II's annual SO(2) emissions allocation is 44,153 tons commencing in 2000 regardless of the burn level. Electrical generation units needing to cover emissions above their allocations can buy allowances from sources that have excess allowances. Under Phase II of the Clean Air Act, Big Cajun I, Units 1 and 2 each have 27 SO(2) annual allowances. These allowances will increase to 37 and 34 per year, respectively, in 2010. Under Phase II of the Clean Air Act, Big Cajun II, Units 1, 2, and 3 have SO(2) annual allowances of 14,864, 14,636 and 14,653 respectively. These allowances will decrease to 14,322, 14,142 and 14,106 per year, respectively, in years 2010 and beyond. Currently, the Cajun facilities are in material compliance with existing laws. In the future, if necessary, we intend to comply with existing laws limiting SO(2) emissions by purchasing additional allowances and/or purchasing lower sulfur fuel. In addition to federal regulation by the Environmental Protection Agency, or the EPA, the Louisiana Department of Environmental Quality, or LDEQ, also regulates SO(2) emissions and Big Cajun II is subject to these regulations. Because the SO(2) emissions of Big Cajun I do not exceed 250 tons per year, both units are exempt from certain LDEQ SO(2) emission limitations.

     Louisiana Generating's coal supply agreement with Triton Coal guarantees compliance with Big Cajun II's SO(2) emissions allocation. Assuming the Cajun facilities' burn for the year is greater than 85 million mmBtu, then if actual SO(2) emissions are greater than 43,804 tons, Louisiana Generating will receive from Triton Coal that number of allowances in excess of 43,804 required to enable it to be in compliance with the applicable regulatory requirements for the previous calendar year or, if actual

SO(2) emissions are less than 43,804 tons, Louisiana Generating must provide Triton Coal with two-thirds the number of allowances less than the 43,804 required. The remaining one-third of excess SO(2) allowances are retained by Louisiana Generating.


     NITROGEN OXIDES. Each of the Cajun facilities' power generation units comply with the Clean Air Act's early election Phase I acid rain NO(x) limit of
0.5 lb/mmBtu. NO(x) data on the Cajun facilities is reported quarterly to LDEQ. No violation actions or responses with respect to the Cajun facilities have been initiated by LDEQ. Current NO(x) levels are generally less than 0.45 lb/mmBtu. LDEQ is reconsidering the use of Reasonably Available Control Technology (RACT) for NO(x) reduction in the Baton Rouge non-attainment area. Baton Rouge is facing sanctions from the EPA, and modeling has shown a need for a 30% reduction in NO(x). Big Cajun II may have to add additional pollution control equipment as a result of this RACT application.


     PARTICULATE MATTER. A new ambient air quality standard was also adopted by the EPA in July 1997 to address emissions of fine particulate matter. It is widely understood that attainment of the fine particulate matter standard may require reductions in NO(x) and SO(2) emissions, although under the time schedule announced by the EPA when the new standard was adopted, non-attainment areas were not to have been designated until 2002 and control measures to meet the standard were not to have been identified until 2005. However, in a May 14, 1999 decision, the D.C. Circuit remanded the standard to the EPA for further justification. Accordingly, the impact, if any, of future revision to the fine particulate matter ambient air quality standard on the Cajun facilities is uncertain at this time.


     HAZARDOUS AIR POLLUTANTS. The EPA is also evaluating whether to regulate mercury emissions from coal-fired utility boilers. EPA is expected to publish its decision on this matter by December 15, 2000. Until the EPA's decision is published we will not know what the EPA may require with respect to this issue and we are therefore unable to evaluate the impact of potential mercury regulations on the Cajun facilities.


     GREENHOUSE GASES. Since the adoption of the United Nations Framework on Climate Change in 1992, there has been a worldwide effort to reduce greenhouse gas, or GHG, emissions to 1990 levels or below. In December 1997, the administration of President Clinton participated in the Kyoto, Japan negotiations, where the basis of a climate change treaty was formulated. Under the treaty, known as the Kyoto Protocols, the United States would have an overall reduction target of 7% in GHG emissions from 1990 levels by 2008-2012. In 1997, the United States Senate passed a resolution indicating that it would not ratify a GHG emissions reduction treaty that did not involve commitments from developing nations to limit GHG emissions or one that would damage the United States economy. To date, the Senate has not ratified the Kyoto Protocols.

  Water Pollution Control.

     National Pollutant Discharge Elimination System sampling data for all of the Cajun facilities' discharge points indicate current compliance with wastewater discharge permit requirements. There are no outstanding water pollution control violations or consent orders for the Cajun facilities with LDEQ or the EPA. There are no reported or known compliance issues preventing reissuance of necessary wastewater discharge permits from the Louisiana National Pollutant Discharge Elimination System (the Louisiana arm of the National Pollutant Discharge Elimination System).

     With respect to existing cooling water intake structures, the EPA is currently required under a modification of a consent decree to propose draft regulations on or before May 2002 and promulgate final regulations by April 2004. These regulations will address, among other things, regulatory approaches for determining what constitutes adverse environmental impact and what constitutes the best technology available for minimizing adverse environmental impact. It is not possible to determine at this time how the EPA will resolve these issues. The EPA's regulations in general and these determinations in particular may have a material adverse effect on the adequacy of our capital budgets relating to water pollution control.

  Remediation.

     Under various federal, state and local environmental laws and regulations, a current or previous owner or operator of any facility, including an electric generating facility, may be required to investigate and remediate past releases or threatened releases of hazardous or toxic substances or petroleum products located at the facility, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and remediation costs incurred by the party in connection with any releases or threatened releases. These laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, impose liability without regard to whether the owner knew of or caused the presence of the hazardous substances, and courts have interpreted liability under such laws to be strict and joint and several. The cost of investigation, remediation or removal of any hazardous or toxic substances or petroleum products could be substantial. We believe, however, that the risk of material remediation liability in connection with our ownership and operation of the Cajun facilities is low because both Big Cajun I and Big Cajun II were "greenfield" facilities when constructed and neither has a history of large off-site shipments of hazardous waste from the facilities.

     In connection with the sale of the Cajun facilities, the trustee in Cajun Electric's Chapter 11 bankruptcy proceedings commissioned an environmental consulting firm to conduct a "Phase I" environmental investigation to evaluate the potential existence of contamination at the Cajun facilities and whether remediation of such facilities would be required. A Phase I environmental investigation typically involves a review of documents maintained by the facility with respect to conditions at the facility; interviews with facility personnel; review of governmental agency files; research into historical operations at a facility; and a visual inspection of the facility. The Phase I environmental investigation of the Cajun facilities showed no material risks associated with the disposal of hazardous wastes and no material remedial concerns with past spills or leaks of hazardous materials.

EMPLOYEES

     As of June 30, 2000, Louisiana Generating had 313 union and non-union employees with an average of approximately 15 years of work experience at the Cajun facilities. Cajun Electric had approximately 470 union and non-union employees as of February 1, 2000. With respect to union employees, all such employees are covered by current labor agreements with either the United Steelworkers of America or the International Brotherhood of Electrical Workers. These agreements will need to be renewed in March 2001.

     NRG South Central does not have any employees.

INSURANCE

     We maintain insurance coverage that, in the opinion of an insurance consultant, is sufficiently comprehensive in scope and consistent with, or exceeds, that normally carried by companies engaged in the same or similar businesses and owning similar properties and operating in the same or similar locations. The insurance program includes all-risk property insurance that provides replacement value cover for all real and personal property, losses from boiler and machinery breakdowns, and business interruption. All of these policies are subject to certain sub-limits. We also carry general liability insurance covering liabilities to third parties for bodily injury or property damages resulting from operations, automobile liability insurance and excess liability insurance. Further, we have the benefit of title insurance and workers' compensation insurance. We are also required under the indenture to name the collateral agent and the bond trustee as loss payees and additional insureds under certain of our insurance policies. Limits and deductibles in respect of these insurance policies are comparable to those carried by other electric generating enterprises with similar capital structures and owning and operating facilities of like size and type as the Cajun facilities.

LEGAL PROCEEDINGS

     We may become involved in or threatened with various legal proceedings from time to time arising in the ordinary course of business. We do not believe that any liability arising from any of these proceedings will have a material adverse effect on the operation of our business or our financial position.

                                   MANAGEMENT

MANAGEMENT COMMITTEE AND EXECUTIVE OFFICERS OF NRG SOUTH CENTRAL

     NRG South Central is a member-managed limited liability company, which means that its members are responsible for managing its affairs. NRG South Central's two members, NRG Central U.S. LLC and South Central Generation Holding LLC, act collectively through a committee known as the management committee, which has full authority to manage the business and affairs of NRG South Central. Each member selects three representatives to represent it at the management committee meetings.

     Members of NRG South Central's management committee (and their ages), as selected by each of our members, are David Peterson (59), Leonard Bluhm (54) and Craig Mataczynski (40).

     DAVID H. PETERSON has been a member of NRG South Central's Management Committee since January 2000. Mr. Peterson has been Chairman of the Board of NRG Energy since January 1994, Chief Executive Officer since November 1993, President since 1989 and a Director since 1989. Mr. Peterson was also Chief Operating Officer of NRG Energy from June 1992 to November 1993. Prior to joining NRG Energy, Mr. Peterson was Vice President, Non-Regulated Generation for Northern States Power, and he served in various other management positions with Northern States Power during the last 20 years.

     LEONARD A. BLUHM has been a member of NRG South Central's Management Committee since January 2000. Mr. Bluhm has been Executive Vice President and Chief Financial Officer of NRG Energy since January 1997. Immediately prior to that, he served as the first President and Chief Executive Officer, and subsequently Chairman, of Cogeneration Corporation of America (formerly NRG Generating (U.S.) Inc.) from May 1993. Mr. Bluhm has served in various management positions with NRG Energy since joining NRG Energy in 1991. Mr. Bluhm previously served for over 20 years in various financial positions with Northern States Power.

     CRAIG A. MATACZYNSKI has been a member of NRG South Central's Management Committee since January 2000. Mr. Mataczynski has served as President of NRG South Central since January 2000 and as Vice President of Louisiana Generating since June 1999. He has been Senior Vice President of NRG Energy, and President and Chief Executive Officer of NRG Energy, North America, since July 1998. From December 1994 until July 1998, Mr. Mataczynski served as Vice President, U.S. Business Development of NRG Energy. From May 1993 to January 1995, Mr. Mataczynski served as President of NEO Corporation, NRG Energy's wholly-owned subsidiary that develops small landfill gas electric generation projects within the United States. Prior to joining NRG Energy, Mr. Mataczynski worked for Northern States Power from 1982 in various positions, including Director, Strategy and Business Development and Director, Power Supply Finance.

     Set forth below are NRG South Central's executive officers, with their respective positions.

NAME                                                     AGE       POSITION
----                                                     ---    --------------
Craig A. Mataczynski...................................  40       President
Alan D. Williams.......................................  53     Vice-President
Brian B. Bird..........................................  38       Treasurer
Michael J. Young.......................................  43       Secretary

     Set forth below are the principal occupations and business activities of NRG South Central's executive officers (other than Mr. Mataczynski, whose other principal occupations and business activities are set forth above) for the past five years in addition to their positions described above.

     ALAN D. WILLIAMS has served as Vice President of NRG South Central since January 2000 and as President of Louisiana Generating since June 1999. Mr. Williams is the Executive Director, Louisiana Assets, of NRG Energy and has been employed by NRG Energy in this role since October 1999. Mr. Williams was responsible for all aspects of the acquisition of the Cajun facilities and the transition from Cajun Electric to Louisiana Generating. Mr. Williams was Vice President of Marketing and Business Development at Zeigler Coal Holding Company, previously one of NRG Energy's partners in the bidding for the Cajun facilities. Prior to his employment at Zeigler Coal, Mr. Williams worked for Shell Mining Company for 19 years. During that time Mr. Williams served, among other positions, as President of Triton Coal Company and President of Billiton Metals Company.

     BRIAN B. BIRD has served as Treasurer of NRG South Central since January 2000 and as Treasurer of Louisiana Generating since June 1999. Mr. Bird is the Vice President and Treasurer of NRG Energy, and has been employed by NRG Energy since 1997. Mr. Bird was Director of Corporate Finance and Treasury for Deluxe Corporation in Shoreview, Minnesota from September 1994 to May 1997. Prior to that Mr. Bird was Manager of Finance for the Minnesota Vikings professional football team from March 1993 to September 1994. Mr. Bird held several financial management positions with Northwest Airlines in Minneapolis, Minnesota from 1988 to March 1993.


     MICHAEL J. YOUNG has served as Secretary of NRG South Central since January 2000 and as Secretary of Louisiana Generating since June 1999. Mr. Young has been Assistant General Counsel of NRG Energy since February 1998. Mr. Young served as the NRG Energy attorney responsible for the acquisition of the Cajun facilities. Prior to joining NRG Energy in May 1995, Mr. Young was an attorney at Cargill Incorporated for five years and an associate with the law firm of Lindquist & Vennum in Minneapolis, Minnesota for three years. Mr. Young has resigned from NRG Energy effective as of December 31, 2000. His replacement as Secretary of NRG South Central and Louisiana Generating has not yet been selected.


BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF LOUISIANA GENERATING

     Louisiana Generating has a board of directors whose members are the same as NRG South Central's management committee.

     Set forth below are Louisiana Generating's executive officers, with their respective positions.

NAME                                                     AGE       POSITION
----                                                     ---    --------------
Alan D. Williams.......................................  53       President
Craig A. Mataczynski...................................  40     Vice-President
Brian B. Bird..........................................  38       Treasurer
Michael J. Young.......................................  43       Secretary

     The principal occupations and business activities of Louisiana Generating's executive officers are set forth above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OWNERSHIP OF OUR MEMBERSHIP INTERESTS

     NRG South Central's members are NRG Central U.S. LLC and South Central Generation Holding LLC, each of which owns a 50% interest in NRG South Central. NRG Energy owns 100% of NRG Central U.S. LLC and South Central Generation Holding LLC. NRG Energy, in turn, is indirectly majority owned by Xcel Energy. See "About Us."

EQUITY CONTRIBUTION FROM NRG ENERGY


     We received, indirectly through NRG Central U.S. LLC and South Central Generation Holding LLC, equity from NRG Energy in the form of a cash equity contribution of approximately $268.6 million. The cash equity contribution was used, in addition to the amount raised by the offering of the outstanding bonds, to purchase the Cajun facilities. Subsequently, NRG Energy contributed NRG Sterlington Power to us as a non-cash equity contribution. In addition, we made a $32.0 million distribution to members.


     Approximately $30.0 million of the assets that we acquired in conjunction with the purchase of the Cajun facilities are not necessary for the operation of the Cajun facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations. These assets were distributed to NRG New Roads Holdings, a wholly-owned unrestricted subsidiary of NRG South Central. NRG New Roads Holdings may at any time dividend these assets or the proceeds of a sale of these assets to NRG Energy or one of its affiliates. With the exception of certain railcars, which have been sold, NRG New Roads Holdings continues to hold these assets as of the date of this prospectus. See "Business of NRG South Central and Louisiana
Generating -- Acquisition of the Cajun Facilities."

POWER SALES AND AGENCY AGREEMENT

     Louisiana Generating entered into a power sales and agency agreement with NRG Power Marketing pursuant to which NRG Power Marketing provides power marketing services, fuel procurement services and emissions credit management services to Louisiana Generating. See "Summary of Certain Principal Agreements."


     For the period March 30, 2000 (Inception) through September 30, 2000, we recorded gross receipts less costs incurred from NRG Power Marketing totaling approximately $85.7 million.


OPERATION AND MANAGEMENT SERVICES AGREEMENT

     Louisiana Generating entered into an operation and management services agreement with NRG Operating Services pursuant to which NRG Operating Services, upon the request of Louisiana Generating, manages, oversees and supplements the operations and maintenance work at the Cajun facilities. See "Summary of Certain Principal Agreements."


     For the period March 30, 2000 (Inception) through September 30, 2000, we incurred operating and maintenance costs billed from NRG Operating Services totaling $15.5 million.


CORPORATE SERVICES AGREEMENTS

     Louisiana Generating and NRG South Central each entered into a corporate services agreement with NRG Energy pursuant to which NRG Energy, upon request, provides services relating to any corporate business function, including human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. See "Summary of Certain Principal Agreements." NRG Sterlington Power and Big Cajun I Peaking Power each entered into a similar corporate services agreement with NRG Energy.


     For the period March 30, 2000 (Inception) through September 30, 2000, we paid NRG Energy $0.2 million for corporate support and services.

GUARANTOR LOAN AGREEMENT

     NRG South Central loaned Louisiana Generating the net proceeds of the offering of the outstanding bonds and amounts used for working capital purposes under a guarantor loan agreement. This loan was evidenced by a promissory note given to NRG South Central by Louisiana Generating. See "Description of Principal Financing Documents -- Guarantor Loan Agreement."

                    SUMMARY OF CERTAIN PRINCIPAL AGREEMENTS

     The following is a summary of certain principal agreements related to the Cajun facilities and our business. It is not a full statement of the terms of such agreements. Accordingly, the following summaries of such agreements are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date hereof. Copies of all of these agreements have been filed as exhibits to the registration statement of which this prospectus forms a part.

POWER SUPPLY AGREEMENTS WITH THE DISTRIBUTION COOPERATIVES

  Form A Power Supply Agreement.

     This agreement is an all-requirements power supply agreement governed by Louisiana law. Six of the distribution cooperatives entered into this form of agreement.

     TERM. The initial term of the agreement is 25 years, commencing on March 31, 2000. After the initial term, the agreement will continue on a year-to-year basis unless either party gives the other five years' notice of its intent to terminate the agreement.

     ALL-REQUIREMENTS. Louisiana Generating is obligated to supply and the distribution cooperative is required to purchase all of the energy and capacity required by the distribution cooperative for service to its retail customers. The distribution cooperative has the following limited rights to purchase energy and capacity from third parties:

     - The distribution cooperative receives from the Southwestern Power Administration its pro rata share of 89 MW of firm hydroelectric peaking power and 2.4 MW of supplemental peaking power which, prior to the acquisition of the Cajun facilities, had been allocated to Cajun Electric.

     - Beginning in 2018, each distribution cooperative may purchase from a third party or self-generate power for the portion of the distribution cooperative's load in excess of its average load in the three prior years or, if greater, 137% of its 1997 load.

     - If required by law, the distribution cooperative may purchase energy from a qualifying facility.

     - The distribution cooperative may purchase energy and capacity from a third party to supply a new load of at least 5 MW, but Louisiana Generating has a right of first refusal to meet the terms offered by such supplier.

     - The distribution cooperative may purchase energy and capacity from a third party in conjunction with acquiring new distribution facilities for service to customers not previously served by the distribution cooperative, to the extent the cooperative is required to assume a power supply agreement to make such acquisition.

     - If a political subdivision annexes territory which includes customers of the distribution cooperative, the cooperative may have the right to purchase up to 50 MW of power from the political subdivision to serve these customers.

     TRANSMISSION. Louisiana Generating contracts for all transmission service required to serve the distribution cooperative and passes through the costs of transmission service to the cooperative. Louisiana Generating is required to supply at its cost, without pass through, control area services and ancillary services which transmission providers are not required to provide.

     SPECIFIC DELIVERY FACILITIES. Louisiana Generating owns and maintains the substations and other facilities used to deliver energy and capacity to the distribution cooperative and charges the cooperative a monthly specific delivery facility charge for such facilities and additions to or new delivery facilities. The initial monthly charge is 1% of the value of the distribution cooperative's specific delivery facilities (allocated on the assumption that the aggregate value of all of the distribution cooperative's specific delivery facilities is

$35.0 million), and the cost of additional investment during the term of the agreement will be added to the initial value of the delivery facilities to calculate the monthly specific delivery facility charge.

     PAYMENT. Louisiana Generating charges the distribution cooperative a demand charge, a fuel charge and a variable operation and maintenance charge.

     The demand charge consists of two components, each in $/kW-month: a capital rate, which is $2.1667 through 2004, $1.00 in 2005 and $0.7786 thereafter, and a fixed operation and maintenance rate, which is $4.6394 through 2004, thereafter escalating at approximately 3% per annum.

     The distribution cooperative may choose one of two fuel options. Under the first option, the fuel charge will be $0.013995/kWh through 2004, and thereafter will be determined by a formula based on gas prices and the cost of delivered coal. The second fuel option consists of a pass-through of fuel costs, with a guaranteed coal heat rate, and purchased energy costs, excluding the demand component in purchased power. All six of the distribution cooperatives selected the first fuel option. At the end of the fifteenth year of the contract, the cooperatives may switch to the second fuel option. Additionally, Louisiana Generating may offer fixed fuel rates from time to time which the cooperative may elect to utilize.

     The variable operation and maintenance charge is $0.00323/kWh through 2004, thereafter escalating at either approximately 3% per annum or in accordance with actual changes in specified indices as elected by the distribution cooperative. Five of the distribution cooperatives elected the fixed escalation provision and one elected the specified indices provision.

     INCENTIVE RATES. Louisiana Generating honors existing incentive rates established for specific customers of the distribution cooperative and offers new incentive rates for high load factor customers. The Form A agreement also has provisions for special rates for certain customers based on the economic development benefits the customer will provide and other rates to improve the distribution cooperative's ability to compete with service offered by political subdivisions.

     TAXES. Louisiana Generating has the right to pass through additional taxes that are imposed on it other than income taxes and ad valorem taxes. Liability for these taxes are allocated based on energy delivered to its customers.

     CHANGE OF ENVIRONMENTAL LAW. Louisiana Generating has the right to pass through increased costs resulting from changes in environmental law. The distribution cooperative's proportionate share of these increased costs are allocated in a reasonable manner based on either energy delivered by Louisiana Generating to all of its customers or the maximum coincident demand of all of Louisiana Generating's customers with firm contracts to purchase capacity from Louisiana Generating.

     CONTINUITY OF SERVICE. Louisiana Generating is required to use reasonable diligence in accordance with prudent utility practice to provide the distribution cooperative with a constant uninterrupted supply of energy and capacity. Louisiana Generating is not liable for interruptions due to force majeure, transmission outages other than those resulting from the failure to perform its obligations under the power supply agreement, or insufficient transmission capacity.

     If an outage of the Cajun facilities, a transmission outage or a force majeure event interrupts, prevents or reduces Louisiana Generating's ability to provide continuous service from its plants, Louisiana Generating must use reasonable diligence to arrange for substitute energy. The costs of this substitute energy are borne by Louisiana Generating and, except as provided in the second fuel option, may not be passed to the distribution cooperative. However, Louisiana Generating may charge the cooperative for its share of the incremental cost incurred to purchase substitute energy for outages of both of the transmission lines which connect Big Cajun II to Entergy's transmission system to the extent such outages exceed 24 consecutive hours.

     RIGHT OF FIRST REFUSAL REGARDING ELECTRICITY MEMBERSHIP COOPERATIVE'S ASSETS. In the event of a proposed merger, consolidation or sale of the assets of a distribution cooperative, Louisiana Generating has a right of first refusal to purchase the cooperative's assets, which may be exercised if the other distribution cooperatives do not elect to purchase the assets.

     SECURITY INTEREST IN ELECTRICITY MEMBERSHIP COOPERATIVE'S ACCOUNTS RECEIVABLE. Each distribution cooperative is required to grant Louisiana Generating a security interest in the cooperative's accounts receivable, which is subordinate to any other security interest granted by the distribution cooperative to the RUS or third-party lenders. The grant of this security interest is subject to the consent of the RUS and other third party lenders with security interests in the distribution cooperative's accounts receivable and the distribution cooperative is obligated to use reasonable efforts to obtain such consents.

     ASSIGNMENT. Either party may assign the power supply agreement to its lenders. Louisiana Generating may assign the power supply agreement to a successor in connection with the sale of all or substantially all of its assets.

     FORCE MAJEURE. No party is liable to the other party for failure to perform an obligation under the power supply agreement if the failure is due to an event beyond the party's control or due to events that the party could not expect to overcome or avoid by acting diligently. Force majeure includes: failure or imminent threat of failure of facilities or equipment, flood, freeze, earthquake and similar natural disasters as well as war, riots, civil or industrial disturbances (e.g. strikes or lockouts), labor or material shortage, sabotage, restraint by court order or other public authority, and failure to obtain governmental approvals. A party is not required to settle any industrial disturbance or pursue a review of any administrative or judicial action. Lack of funds or a government authority disallowing or limiting recovery of charges imposed by the power supply agreement through rates is not a force majeure event.

     DEFAULT.  The following are events of default under the agreement:

     - failure by the distribution cooperative to pay amounts due within five days after Louisiana Generating has notified it that payment has not been made on time;

     - a material representation or warranty made by either party is materially false or misleading and is not cured within 30 days from the date the other party notified the party in default;

     - failure by either party to perform a material obligation (other than the obligation of the distribution cooperative to make payments due under the agreement) and the failure to perform is not due to the occurrence of a force majeure event;

     - failure by either party to perform an obligation (other than Louisiana Generating failing to provide continuous service) if such failure is not cured within 30 days from the date notice of such default is given by the other party, or, if more time is needed, the party may have up to 180 days to cure such default;

     - failure by Louisiana Generating to provide continuous service if such failure is not cured within 30 days; and

     - the occurrence of a bankruptcy or similar event or preceding with respect to either party.

     REMEDIES UPON DEFAULT. If a party is in default, the other party has the right to enforce any remedies it is provided under the law or in equity including termination of service, specific enforcement and recovery of damages. However, the party may not collect incidental, punitive or consequential damages. If one party must resort to legal proceedings or retain a lawyer to collect an invoice, the other party must pay for interest, costs and expenses incurred by the collecting party.

  Form B Power Supply Agreement.

     This agreement is an all-requirements power supply agreement governed by Louisiana law. One of the distribution cooperatives entered into this form of power supply agreement. The material differences between this form and the Form A power supply agreement are described below.

     TERM. The term of the agreement commenced on March 31, 2000 and ends on December 31, 2024.

     OPTION FOR ALL-REQUIREMENTS OR PARTIAL REQUIREMENTS. When selecting the form of power supply agreement, the distribution cooperative that chose Form B had the right to elect to limit its purchase obligations to "base supply" or also to purchase "supplemental supply." Base supply is the distribution cooperative's ratable share of the generating capacity purchased by Louisiana Generating from Cajun Electric, and supplemental supply is the cooperative's requirements in excess of the base supply amount. The distribution cooperative which entered into the Form B agreement elected to purchase base supply and supplemental supply.

     SPECIFIC AND COMMON DELIVERY FACILITIES. Louisiana Generating charges the cooperative a monthly specific delivery facility charge of approximately 1.75% of the depreciated net book value of the specific delivery facilities, including additional investment. The distribution cooperative may assume the right to maintain the specific delivery facilities and reduce the charge to 1.25% of the depreciated net book value of the specific delivery facilities.

     Louisiana Generating also charges the distribution cooperative its ratable share of 1.75% of the depreciated book value of common delivery facilities, which include communications, transmission and metering facilities owned by Louisiana Generating to provide supervisory control and data acquisition, and automatic control for its customers.

     DEMAND AND ENERGY RATES. For base supply, Louisiana Generating charges the cooperative a demand charge, an energy charge and a fuel charge.

     The demand charge for each contract year during the term of the power supply agreement is set forth in the agreement and is subject to increase for environmental legislation or occupational safety and health laws enacted after the effective date of the agreement. Louisiana Generating has the right to increase the demand charge to the extent its cost of providing supplemental supply exceeds $400/kW.

     The energy charge is $0.0038/kWh through 2004 and $0.0035/kWh thereafter.

     The fuel charge is a pass through of fuel and purchased energy costs, and the distribution cooperative may elect to be charged based on a guaranteed coal fired heat rate of 10,600 Btu/kWh, and it may also select fixed fuel factors as set forth in the agreement for each year through 2008. The one distribution cooperative which entered into this form of agreement elected to utilize the fixed fuel factors. For years after 2008, Louisiana Generating will offer additional fixed fuel factors for five-year periods that the distribution cooperative may elect to utilize. For years after 2008, the cooperative may also elect to have its charges computed under the pass through provisions with or without the guaranteed coal fired heat rate.

     At the beginning of year six, Louisiana Generating will establish a rate fund, in an interest bearing account, equal to the ratable share (based on the ratio that the aggregate 1998 demand of the distribution cooperatives who choose the Form B power supply agreement bears to the demand of all of the cooperatives) of $18.0 million. The amount of the fund will be approximately $720,000. This fund will be used to offset the energy costs of the Form B distribution cooperative which elected the fuel pass through provisions of the fuel charge, to the extent the cost of power exceeds $0.04/kWh. The fund will be utilized until it is depleted. Any funds remaining at the end of the term of the power supply agreement will be returned to Louisiana Generating.

     EXTENDED OUTAGE. Unless the distribution cooperative has elected the fixed fuel factors, Louisiana Generating can pass through the cost of replacement power for any outage of up to 60 days. After 60 days, Louisiana Generating may only pass through the increased capacity charges for replacement power to the extent it must do so to cover its debt service, calculated on the assumption that all cooperatives are taking power under the Form B power supply agreement. If the outage exceeds 60 days, Louisiana Generating also has the right to reduce its obligation to serve the distribution cooperative's base supply by approximately 118% of the cooperative's share of the capacity that was subject to the outage.

     TAXES. Louisiana Generating may pass through increases in taxes, including ad valorem taxes, other than income taxes and increases in ad valorem taxes resulting from the change in ownership from Cajun Electric to Louisiana Generating.

     DEFAULT. A party is in default if it fails to make any payment or perform an obligation under the agreement or otherwise breaches a covenant or warranty, except where the failure to perform is due to a force majeure event.

     REMEDIES UPON DEFAULT. If a party is in default, the other party has the right to enforce any remedies it is provided under law or in equity, including initiation of a proceeding at the FERC to terminate service. If one party must resort to legal proceedings or retain a lawyer to collect an invoice, the other party must pay for interest, costs and expenses incurred by the collecting party.

  Form C Power Supply Agreement.

     This agreement is an all-requirements power supply agreement governed by Louisiana law. Four distribution cooperatives entered into this form of power supply agreement. Except for the following, the terms of the Form C power supply agreement are virtually identical to the Form A power supply agreement summarized above:

     TERM. The term of the power supply agreement is four years following the March 31, 2000 closing of the acquisition of the Cajun facilities, but the distribution cooperative may terminate the power supply agreement at any time on 12 months' prior written notice given at any time after March 31, 2001.

     RATES. The rates consist of a demand rate of $6.8061/kW-month, a variable operations and maintenance charge of $0.00439/kWh, and a fuel charge of $0.013995/kWh. Louisiana Generating will not offer new incentive rates to the distribution cooperatives which have elected the Form C power supply agreement, but will continue to honor existing incentive rates.

     SPECIFIC DELIVERY FACILITIES. At the end of the term of the agreement, the distribution cooperative is obligated to purchase the specific delivery facilities for a purchase price equal to their depreciated book value.

OTHER POWER SUPPLY AGREEMENTS

     Louisiana Generating assumed Cajun Electric's rights and obligations under two consecutive long-term power supply agreements with SWEPCO, one agreement with South Mississippi Electric Power Association, or SMEPA, and one agreement with Municipal Energy Agency of Mississippi, or MEAM. The material terms of these agreements are summarized below.

  SWEPCO Operating Reserves and Off-Peak Power Sale Agreement.

     TERM.  The agreement is effective through December 31, 2007.

     POWER COMMITMENT. 100 MW of off-peak energy during the hours of 10:01 PM and 6:00 AM to a maximum of 292,000 MWh per year and an additional 100 MW of operating reserve capacity and the associated energy within ten minutes of a phone request by SWEPCO during the hours of 6:01 AM and 10:00 PM to a maximum of 43,800 MWh of operating reserve energy per year. The obligation to purchase the 100 MW of off-peak energy is contingent on Louisiana Generating's ability to deliver operating reserve capacity and the energy associated with the operating reserve capacity. At Louisiana Generating's request it will supply up to 100 MW of non-firm, on-peak capacity and the associated energy.

     PRICING. Pricing, including transmission costs to the delivery point, is set forth on following table:

                            OPERATING RESERVE  OPERATING RESERVE      NON-FIRM           NON-FIRM
YEAR    OFF-PEAK ENERGY         CAPACITY            ENERGY        ON-PEAK CAPACITY    ON-PEAK ENERGY
----    ---------------     -----------------  -----------------  ----------------    --------------
2000  Off-peak incremental   $5.00/kW-month    Average fuel cost   $2.00/kW-month   Average fuel cost
2001  fuel cost plus                           plus variable                        plus variable costs
2002  variable costs of                        costs of                             of $0.50/MWh, plus
      $0.50/MWh, plus                          $0.50/MWh, plus                      $2.75/MWh
      $2.75/MWh                                $5.75/MWh
2003  Off-peak incremental   $6.00/kW-month    Average fuel cost   $2.00/kW-month   Average fuel cost
2004  fuel cost plus                           plus variable                        plus variable costs
2005  variable costs of                        costs of                             of $0.50/MWh, plus
2006  $0.50/MWh, plus                          $0.50/MWh, plus                      $2.75/MWh
2007  $2.75/MWh                                $5.75/MWh
2008  Not applicable         $7.00/kW-month    Average fuel cost   Not applicable   Not applicable
through                                        plus variable
2026                                           costs of
                                               $0.50/MWh, plus
                                               $6.00/MWh

  SWEPCO Operating Reserves Capacity and Energy Power Sale Agreement.

     TERM. The agreement will be effective from January 1, 2008 through December 31, 2026.

     POWER COMMITMENT. 50 MW of operating reserve capacity within 10 minutes of a phone request by SWEPCO. SWEPCO also is granted the right to purchase up to 21,900 MWh/year of operating reserve energy.

     PRICING. Pricing for operating reserve energy, including transmission costs to the delivery point, is set forth on the table above under the SWEPCO Operating Reserves and Off-Peak Power Sale Agreement.

  SMEPA Unit Power Sale Agreement.

     TERM. The agreement is effective through May 31, 2009, unless terminated earlier following certain regulatory changes, changes in fuel costs or the destruction of the Cajun facilities.

     POWER COMMITMENT. 75 MW of capacity and the associated energy from Big Cajun II, Unit 1 and a option for SMEPA to purchase additional capacity and associated energy, if Louisiana Generating determines that it is available, in 10 MW increments, up to a total of 200 MW. SMEPA is required to schedule a minimum of 25 MW plus 37% of any additional capacity that is purchased.

     PRICING. The capacity charge is $7.25/kW-month through May 31, 2004 and $8.00/kW-month from June 1, 2004 through May 31, 2009 including transmission costs to the delivery point and any escalation of expenses. The energy charge is 110% of the incremental fuel cost for Big Cajun II, Unit 1.

  MEAM Power Sale Agreement.

     TERM. The agreement is effective through May 31, 2010 with an option for MEAM to extend through September 30, 2015 upon five years advance notice.

     POWER COMMITMENT. 20 MW of firm capacity and associated energy with an option for MEAM to increase the capacity purchased to a total of 30 MW of firm capacity upon five years advance notice.

     PRICING. The capacity charge is $5.80/kW-month. The operation and maintenance charge is $1.97/kW-month plus a 3.5% increase per year from May 31, 1996. There is also a transmission charge which varies depending on the delivery point. The price for the energy associated with the firm capacity is 110% of the incremental generating cost to Louisiana Generating and is adjusted to include transmission losses to the delivery point.

COAL SUPPLY AGREEMENT

     Louisiana Generating has entered into a coal supply agreement with Triton Coal. The coal is primarily sourced from Triton Coal's Buckskin and North Rochelle mines located in Powder River Basin, Wyoming. The coal supply agreement provides as follows:

     TERM.  The term is for five years, beginning March 31, 2000.

     VOLUME.  The agreement is for the full coal requirements of Big Cajun II.

     PRICING. The agreement establishes a base price per ton for coal supplied by Triton Coal. The base prices are subject to adjustment for changes in:

     - the level of taxes or other government fees and charges;

     - variations from the governing actual "as received" calorific value of the coal shipped as compared to 8,450 Btu per pound; or

     - changes in the price of SO(2) emission allowances.

     QUALITY GUARANTEE. The base prices are based on certain annual weighted average quality specifications, subject to suspension and rejection limits.

     SO(2) EMISSIONS. Triton Coal's base price and quality of coal specifications guarantee compliance with Big Cajun II's annual SO(2) emissions allocation of 44,153 tons commencing in 2000 regardless of the burn level. Assuming Big Cajun II's consumption for the year is greater than 85 million mmBtu, then:

     - if actual SO(2) emissions are greater than 43,804 tons during any year, Triton Coal must provide Louisiana Generating by January 20th of the following calendar year with the number of allowances in excess of 43,804 required to enable it to be in compliance with the applicable regulatory requirements for the previous calendar year; or

     - if actual SO(2) emissions are less than 43,804 tons during any year, Louisiana Generating must provide Triton Coal by January 20th of the following calendar year with two-thirds the number of allowances less than 43,804 required. The remaining one-third of excess SO(2) allowances are retained by Louisiana Generating.

     CHANGES IN ENVIRONMENTAL RELATED REQUIREMENTS. The agreement may be reopened and renegotiated if Big Cajun II is required to comply with new environmental-related requirements that may be mandated during the term of the contract. If a change is imminent, then Louisiana Generating and Triton Coal have agreed to negotiate in good faith to develop a mutually reasonable plan of mitigation. If the new laws require a change in coal source, Triton Coal may find a substitute at no difference in cost to Louisiana Generating. If Triton Coal cannot locate a suitable substitute, Louisiana Generating may terminate the agreement.

     FORCE MAJEURE. Triton Coal and Louisiana Generating are allowed relief from events beyond their control that prevent either from carrying out normal day-to-day operations.

     ASSIGNMENT. The agreement is not assignable without the consent of Triton Coal.

COAL TRANSPORTATION AGREEMENT

     Louisiana Generating has entered into a coal transportation agreement with Burlington Northern and Santa Fe Railway and American Commercial Terminal. The term of the agreement is five years, beginning March 31, 2000. This agreement provides for the transport of all of the coal requirements of Big Cajun II from the mines in Wyoming to Big Cajun II. Burlington Northern and Santa Fe Railway transports the coal from Triton Coal's Powder River Basin mines by railcar to the American Commercial Terminal dock in St. Louis, Missouri, where it is unloaded from the railcars and loaded into barges for delivery to Big Cajun II. Once at Big Cajun II, the barges are unloaded by employees of Louisiana Generating. Louisiana Generating is required to furnish all of the necessary railcars.

     The agreement is not assignable without the consent of Burlington Northern and Santa Fe Railway and American Commercial Terminal.

TRANSMISSION AND INTERCONNECTION AGREEMENTS

     Louisiana Generating assumed Cajun Electric's existing transmission agreements with Central Louisiana Electric Company; SWEPCO; and Entergy Services, Inc., acting as agent for Entergy Arkansas, Inc., Entergy Gulf States, Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc. The Cajun facilities are connected to the transmission system of Entergy Gulf States and power is delivered to the distribution cooperatives at various delivery points throughout Louisiana on the transmission systems of Entergy Gulf States, Entergy Louisiana, Central Louisiana Electric Company and SWEPCO. Louisiana Generating also assumed from Cajun Electric 20 interchange and sales agreements with utilities and cooperatives, providing access to a 12 state area as far north as Illinois and into North Carolina and Florida.

POWER SALES AND AGENCY AGREEMENT

     NRG Power Marketing and Louisiana Generating entered into a power sales and agency agreement.

     SCOPE.  NRG Power Marketing:

     - has the exclusive right to sell or trade in the capacity, energy and ancillary services not sold under the agreements with the distribution cooperatives, SWEPCO, SMEPA or MEAM;

     - has the exclusive right to buy or trade all capacity, energy and ancillary services purchased by it on behalf of Louisiana Generating;

     - has the exclusive right and obligation to set the level of the capacity and energy output of the Cajun facilities and is responsible for negotiating agreements for the provision of capacity, energy and ancillary services to the Cajun facilities for auxiliary load and start-up as required;

     - assists Louisiana Generating in performing all of its obligations under power supply agreements;

     - procures natural gas and fuel oil required for operation of Big Cajun I;


     - upon the request of Louisiana Generating, provides oversight and advice to Louisiana Generating regarding the coal supply agreement with Triton Coal and the coal transportation agreement with Burlington Northern and Santa Fe Railway and American Commercial Terminal;


     - upon the request of Louisiana Generating, assists Louisiana Generating in the procurement of new or additional coal supply or transportation agreements;

     - provides emissions management services to Louisiana Generating for the tracking, procurement, sales and allocation of emission allowances;

     - assists Louisiana Generating in fulfilling its load management obligations; and

     - implements appropriate risk management practices and develop a hedging strategy for the benefit of Louisiana Generating.

     TERM. The term of the agreement commenced on March 31, 2000 and continues until December 31, 2030.

     STRATEGIC INPUT. Louisiana Generating has the ability to influence the strategy of NRG Power Marketing with respect to the purchase and sales of energy, capacity and ancillary services and the level of risk undertaken by NRG Power Marketing on behalf of Louisiana Generating.

     PAYMENT. NRG Power Marketing pays to Louisiana Generating the gross receipts from sales of energy, capacity and ancillary services from the Cajun facilities by NRG Power Marketing less (a) the cost of any energy, capacity and ancillary services purchased by NRG Power Marketing on behalf of Louisiana Generating; (b) transmission and other delivery costs incurred by NRG Power Marketing in connection with the sale; (c) any taxes paid by NRG Power Marketing in connection with the sale or the performance of its obligations under the agreement; and (d) any other costs incurred by NRG Power Marketing in connection with the sale, including an arms-length, commercially reasonable allocation of overhead and administrative costs. Louisiana Generating pays NRG Power Marketing the amount expended by NRG Power Marketing in providing energy, capacity and ancillary services from sources other than the Cajun facilities required to fulfill Louisiana Generating's contractual obligations increased by the following costs incurred by NRG Power Marketing in connection with providing the energy, capacity and ancillary services: (a) transmission or other similar costs; (b) any taxes incurred; and (c) any other costs paid, including an arms-length, commercially reasonable allocation of overhead and administrative costs.

     Louisiana Generating pays to NRG Power Marketing the cost of any fuel provided to Louisiana Generating by NRG Power Marketing which is not invoiced directly to Louisiana Generating. In addition, NRG Power Marketing pays to Louisiana Generating any amounts derived upon the sale by NRG Power Marketing of available Louisiana Generating emissions credits and Louisiana Generating pays directly to NRG Power Marketing any amounts due for the purchase of emissions credits, negotiated for the benefit of Louisiana Generating by NRG Power Marketing.

     Louisiana Generating pays NRG Power Marketing at agreed rates for the personnel time expended in performing the agreement.

     If either party fails to make a payment when due, such overdue payment shall accrue interest at the prime rate plus 2% from the due date until the date of payment. In addition, if NRG Power Marketing is in default on a payment for energy, capacity and ancillary services for 30 days after notice of such default, then Louisiana Generating may: (a) terminate the agreement or (b) exercise any other remedy it has available in law or equity with respect to such default.

     TITLE AND RISK OF LOSS. Title to and risk of loss related to the energy, capacity and ancillary services procured by NRG Power Marketing transfers from the third party seller to Louisiana Generating at the designated delivery point. Title to and risk of loss related to energy, capacity and ancillary services sold by NRG Power Marketing transfers from Louisiana Generating to the third party at the designated delivery point.

     ASSIGNMENT. The agreement may not be assigned without the prior written consent of the other party. However, either party may, without the consent of the other party:

     - transfer, sell, pledge, encumber or assign the agreement or the accounts, revenues or proceeds thereof in connection with any financing or other financial arrangements;

     - transfer or assign to an affiliate whose creditworthiness and technical ability to perform its obligations is not materially different from the transferring or assigning party;

     - transfer or assign to a person succeeding to all, or substantially all, the assets of a party; or

     - in the case of Louisiana Generating, transfer or assign to a person acquiring the Cajun facilities.

     In the case of each permitted assignment, except an assignment pursuant to a financing permitted as set forth in the first "bullet point" above, the assignee must agree in writing to be bound by the terms and conditions of the agreement and such assignee's creditworthiness and technical ability to perform its obligations must not be materially different than that of the assignor.

OPERATION AND MANAGEMENT SERVICES AGREEMENT

     NRG Operating Services and Louisiana Generating entered into an operation and management services agreement.

     SCOPE. At the request of Louisiana Generating, NRG Operating Services performs operation and maintenance services, including:

     - providing operation and management budget tracking, analysis and recommendations, and effecting any approved adjustments;

     - administering the coal supply, coal transportation and power supply agreements and such other contracts and agreements as Louisiana Generating may from time to time deem appropriate to be administered by NRG Operating Services;

     - providing annual, quarterly and monthly budget analysis with recommendations for improvements;

     - obtaining property and excess liability insurance for Louisiana Generating in the amounts and in the manner as directed by Louisiana Generating;

     - measuring employee training program performance for operations and maintenance personnel;

     - reviewing safety rules, including industrial hygiene practices, for the Cajun facilities to ensure that they are in compliance with all applicable laws, other regulatory requirements and prudent engineering and operating practices;

     - reviewing operating practices and rules to ensure compliance with all applicable environmental laws and permits;

     - ensuring that key component technical risk assessment is performed and, based on this assessment, making recommendations concerning the operational reliability, availability and maintainability of the Cajun facilities;

     - reviewing and making recommendations regarding the supply and stock of strategic spare parts;

     - providing special support services as requested;

     - providing technical support services as requested;

     - ensuring Louisiana Generating's compliance with prudent independent power industry standards; and

     - monitoring Louisiana Generating's compliance with the terms and conditions of the Joint Ownership Participation and Operating Agreement for Big Cajun II, Unit 3.

     TERM. The term of the agreement commenced on March 31, 2000 and continues until terminated in writing by Louisiana Generating or until earlier terminated upon an event of default under the agreement.

     PAYMENT. Louisiana Generating pays NRG Operating Services for the personnel time and other costs associated with performing the services, including the costs incurred in engaging third party consultants; transportation and relocation costs of personnel; miscellaneous expenses; the cost of any labor, patent or commercial litigation or claim that arises out of performance of the services; and the cost of any sales, use or similar taxes or fees imposed by federal, state or municipal law, regulation or agency.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. NRG Operating Services indemnifies and holds harmless Louisiana Generating for any damages incurred as a result of its willful misconduct or gross negligence. Louisiana Generating indemnifies and holds harmless NRG Operating Services for any damages incurred as a result of the engagement of NRG Operating Services under, and performance by it of the services under, the agreement. If an indemnifiable loss is caused in part by the negligence of the indemnified party, the indemnification will be in proportion to the comparative degree of such party's negligence. The liability of NRG Operating Services under the indemnification provisions of the agreement is limited to the amount of compensation and reimbursed costs and expenses received by NRG Operating Services pursuant to the agreement.

     ASSIGNMENT. The agreement may not be assigned without the prior written consent of the other party, except that Louisiana Generating may assign its rights under the agreement as security for its obligations to an entity providing financing to the Cajun facilities, or an agent of such entity, and the agreement shall continue in full force and effect in favor of the assignee as a successor to Louisiana Generating.

CORPORATE SERVICES AGREEMENTS

     Louisiana Generating and NRG South Central each entered into a corporate services agreement with NRG Energy pursuant to which NRG Energy, upon request, provides services relating to any corporate business function.

     SCOPE. NRG Energy provides administrative services in support of the operations of the Cajun facilities or NRG South Central, as applicable. NRG Energy agrees to provide, on an as requested basis, any work, direction of work, technical or commercial information, data, consulting, staff augmentation or any other corporate business function performed for or on behalf of Louisiana Generating or NRG South Central, as applicable, by NRG Energy in functional areas such as, but not limited to: human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. The standard of performance for the services is reasonable diligence and dispatch, in a prudent, cost effective and efficient manner, in accordance with all applicable laws. NRG Energy may provide the personnel to perform such services, in its sole discretion, or may elect to have these services performed by a third party, but NRG Energy is primarily responsible for the services.

     TERM. The term of these agreements commenced on March 31, 2000 and continues until terminated in writing by Louisiana Generating or NRG South Central, as applicable, or until earlier terminated upon an event of default under the agreements.

     PAYMENT. NRG Energy is paid for the personnel time and other costs associated with performing the services, including transportation or relocation costs of personnel; miscellaneous expenses; reproduction costs; cost of any permits, fees, licenses or royalties; the cost of any labor, patent or other commercial litigation or claim that arises out of performance of the services; and premiums and brokerage fees on all bonds and insurance policies required.

     WARRANTY AND LIMITATION OF LIABILITY. NRG Energy warrants that the services performed under the agreement will be in accordance with accepted professional standards and practices. The sole and exclusive remedy for breach of warranty will be for NRG Energy to re-perform the defective portion of the service. All costs of any re-performance will be reimbursed by Louisiana Generating or NRG South Central, as applicable, to NRG Energy, but NRG Energy will receive no additional profit thereon. NRG Energy's legal liability under the agreement will not exceed the value of its services performed during the calendar year prior to the cause giving rise to or creating any such liability.

     ASSIGNMENT. Neither agreement may be assigned without the prior written consent of the other party to that agreement, except that Louisiana Generating or NRG South Central, as applicable, may assign its rights under the agreement to which it is a party as security for any loans or obligations of Louisiana Generating or NRG South Central and the agreement shall continue in full force and effect in favor of the assignee as a successor to Louisiana Generating or NRG South Central, as applicable. NRG Energy also may cause an affiliate or third-party provider to perform any of the services it is required to perform under either agreement.

     JOINT OWNERSHIP PARTICIPATION AND OPERATING AGREEMENT FOR BIG CAJUN II, UNIT 3

     Big Cajun II, Unit 3 is jointly owned by Louisiana Generating (58%) and Entergy Gulf States (42%). Big Cajun II, Unit 3 is operated by Louisiana Generating pursuant to a Joint Ownership Participation and Operating Agreement. The material terms are as follows:

     OWNERSHIP OF OUTPUT. Louisiana Generating and Entergy Gulf States are each entitled to their ownership percentage of the hourly net electrical output of Big Cajun II, Unit 3. If Louisiana Generating or Entergy Gulf States takes output in excess of their respective entitlements, then this excess generation is treated as a purchase and sale of power between the co-owners.

     DIVISION OF COSTS. All fixed costs of operating Big Cajun II, Unit 3 are shared in proportion to the ownership interests of Louisiana Generating and Entergy Gulf States. Fixed costs include the cost of operating common facilities. All variable costs are borne in proportion to the energy delivered to Louisiana Generating and Entergy Gulf States from Big Cajun II, Unit 3.

     CONTROL OF BIG CAJUN II, UNIT 3. Louisiana Generating has the authority to control, manage, operate and maintain Big Cajun II, Unit 3 as if it were the sole owner of the unit. Louisiana Generating is to operate Big Cajun II, Unit 3 as a separate economic unit and is not required to run the unit when energy and capacity is available from an alternate source. Louisiana Generating has the authority for hourly scheduling and dispatch of Big Cajun II, Unit 3 generation. If Entergy Gulf States requests generation from Big Cajun II, Unit 3 when it has not been scheduled by Louisiana Generating, Entergy Gulf States must give Louisiana Generating reasonable advance notice. If no generation is scheduled by Louisiana Generating and Entergy Gulf States requests generation, then Entergy Gulf States must pay the variable cost of the generation and the start-up and shutdown costs.

     TERM.  The agreement is effective until the earliest of:

     - cancellation by mutual consent;

     - expiration of the operating licenses for Big Cajun II, Unit 3; or

     - retirement and decommissioning of Big Cajun II, Unit 3.

     TRANSFER/ASSIGNMENT. Neither owner may transfer or assign its interest in Big Cajun II, Unit 3 without first offering it to the other owner on the same terms as proposed to a third party unless the transfer is to an entity acquiring substantially all of the transferring owner's assets or to an entity into which it is merging. Each owner may assign for financing purposes its interest in Big Cajun II, Unit 3 without the prior consent of the other party.

                            DESCRIPTION OF THE BONDS

     The terms of the bonds NRG South Central is issuing in this exchange offer and the outstanding bonds are identical in all material respects, except:

     - the bonds issued in the exchange offer will have been registered under the Securities Act;

     - the bonds issued in the exchange offer will not contain transfer restrictions and registration rights that relate to the outstanding bonds; and

     - the bonds issued in the exchange offer will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding bonds under circumstances related to the timing of the exchange offer.

     Any outstanding bonds that remain outstanding after the exchange offer, together with bonds issued in the exchange offer, will be treated as a single class of securities under the indenture for voting purposes. The terms "bond' or "bonds", refer to both outstanding bonds and the bonds to be issued in the exchange offer. The term "holders" of the bonds, refers to those persons who are the registered holders of bonds on the books of the registrar appointed under the indenture.

     The following is a description of certain provisions of the bonds offered hereby. The following information does not purport to be a complete description of the bonds and is subject to, and qualified in its entirety by, reference to the bonds and the indenture. Unless otherwise specified, the following description applies to all of the bonds.

GENERAL

     The outstanding bonds were issued and the bonds in this exchange offering will be issued pursuant to an indenture, dated as of March 30, 2000, between NRG South Central, Louisiana Generating (with respect to certain sections) and The Chase Manhattan Bank, as bond trustee, in the United States. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The bonds are senior secured obligations and rank senior in right of payment to all of NRG South Central's existing and future indebtedness that is designated as subordinate or junior in right of payment to the bonds.

PRINCIPAL, MATURITY AND INTEREST

     The Series A Senior Secured Bonds and the Series A-1 Senior Secured Bonds are limited in aggregate principal amount to $500.0 million and will mature on March 15, 2016. The Series B Senior Secured Bonds and the Series B-1 Senior Secured Bonds are limited in aggregate principal amount to $300.0 million and will mature on September 15, 2024. Interest on the bonds is payable in arrears on each March 15 and September 15, commencing on September 15, 2000 to holders of record on each March 1 or September 1, respectively, immediately preceding such scheduled payment date. Interest accrues on the basis of a 360-day year consisting of 12 months of 30 days each at a rate of 8.962% in the case of the Series A Senior Secured Bonds and the Series A-1 Senior Secured Bonds and 9.479% in the case of the Series B Senior Secured Bonds and the Series B-1 Senior Secured Bonds. Principal, premium, if any, and interest on the bonds will be payable at NRG South Central's office or agency maintained for such purpose within New York City. Until otherwise designated by NRG South Central, its office or agency in New York will be the office of the bond trustee maintained for that purpose. The bonds will be issued in denominations of $100,000 or any multiple of $1,000 in excess of that amount.

AMORTIZATION

     The principal of the bonds is payable in installments on each March 15 and September 15 occurring on or after September 15, 2000 to the registered bondholder thereof on the immediately preceding regular record date, such that the initial average life is approximately 9.9 years for the Series A Senior Secured Bonds and the Series A-1 Senior Secured Bonds and approximately 20.2 years for the Series B Senior Secured Bonds and the Series B-1 Senior Secured Bonds. The following table shows the principal of the bonds which is payable on each principal payment date.

                                         SERIES A SENIOR SECURED        SERIES B SENIOR SECURED
                                       BONDS OR A-1 SENIOR SECURED     BONDS OR SERIES B-1 SENIOR
PRINCIPAL PAYMENT DATE                    BONDS, AS APPLICABLE        SECURED BONDS, AS APPLICABLE
----------------------                 ---------------------------    ----------------------------
September 15, 2000...................         $ 11,250,000                    $         --
March 15, 2001.......................         $ 12,500,000                    $         --
September 15, 2001...................         $ 12,750,000                    $         --
March 15, 2002.......................         $ 12,750,000                    $         --
September 15, 2002...................         $ 12,750,000                    $         --
March 15, 2003.......................         $ 12,750,000                    $         --
September 15, 2003...................         $ 12,750,000                    $         --
March 15, 2004.......................         $  7,500,000                    $         --
September 15, 2004...................         $  7,500,000                    $         --
March 15, 2005.......................         $  7,500,000                    $         --
September 15, 2005...................         $  7,500,000                    $         --
March 15, 2006.......................         $  7,500,000                    $         --
September 15, 2006...................         $  7,500,000                    $         --
March 15, 2007.......................         $  7,500,000                    $         --
September 15, 2007...................         $  7,500,000                    $         --
March 15, 2008.......................         $ 12,500,000                    $         --
September 15, 2008...................         $ 12,500,000                    $         --
March 15, 2009.......................         $ 13,750,000                    $         --
September 15, 2009...................         $ 13,750,000                    $         --
March 15, 2010.......................         $ 17,500,000                    $         --
September 15, 2010...................         $ 17,500,000                    $         --
March 15, 2011.......................         $ 21,250,000                    $         --
September 15, 2011...................         $ 21,250,000                    $         --
March 15, 2012.......................         $ 22,500,000                    $         --
September 15, 2012...................         $ 22,500,000                    $         --
March 15, 2013.......................         $ 22,500,000                    $         --
September 15, 2013...................         $ 23,750,000                    $         --
March 15, 2014.......................         $ 23,750,000                    $         --
September 15, 2014...................         $ 26,250,000                    $         --
March 15, 2015.......................         $ 26,250,000                    $         --
September 15, 2015...................         $ 27,500,000                    $         --
March 15, 2016.......................         $ 27,500,000                    $         --
September 15, 2016...................         $         --                    $ 22,500,000
March 15, 2017.......................         $         --                    $ 22,500,000
September 15, 2017...................         $         --                    $ 21,000,000
March 15, 2018.......................         $         --                    $ 19,500,000
September 15, 2018...................         $         --                    $ 19,500,000
March 15, 2019.......................         $         --                    $ 18,000,000
September 15, 2019...................         $         --                    $ 18,000,000
March 15, 2020.......................         $         --                    $ 16,500,000
September 15, 2020...................         $         --                    $ 16,500,000
March 15, 2021.......................         $         --                    $ 16,500,000
September 15, 2021...................         $         --                    $ 16,500,000
March 15, 2022.......................         $         --                    $ 16,500,000

                                         SERIES A SENIOR SECURED        SERIES B SENIOR SECURED
                                       BONDS OR A-1 SENIOR SECURED     BONDS OR SERIES B-1 SENIOR
PRINCIPAL PAYMENT DATE                    BONDS, AS APPLICABLE        SECURED BONDS, AS APPLICABLE
----------------------                 ---------------------------    ----------------------------
September 15, 2022...................         $         --                    $ 16,500,000
March 15, 2023.......................         $         --                    $ 15,000,000
September 15, 2023...................         $         --                    $ 15,000,000
March 15, 2024.......................         $         --                    $ 15,000,000
September 15, 2024...................         $         --                    $ 15,000,000
                                              ------------                    ------------
                                              $500,000,000                    $300,000,000

NATURE OF RECOURSE

     Recourse for payment or performance of any of NRG South Central's obligations in respect of the bonds will be limited solely to NRG South Central, Louisiana Generating and any additional guarantors. None of NRG South Central's affiliates (other than Louisiana Generating or any additional guarantor) nor any of NRG South Central's or its affiliate's officers, directors and stockholders will be liable for the payment of the principal of, premium, if any, or interest on the bonds, and bondholder will have no claim against or recourse to (whether by operation of law or otherwise) those entities or persons or their affiliates (other than to the extent NRG Energy or an affiliate provides debt service reserve credit support).

RANKING

     The bonds constitute NRG South Central's senior secured obligations and rank equally in right of payment to all of NRG South Central's future senior indebtedness and senior in right of payment to all of NRG South Central's future subordinated indebtedness.

     The bonds are fully and unconditionally guaranteed by Louisiana Generating and will be fully and unconditionally guaranteed by any subsidiary acquired by NRG South Central and designated an additional guarantor. NRG New Roads Holdings, NRG Sterlington Power and Big Cajun I Peaking Power are not additional guarantors of the bonds. The obligations of Louisiana Generating and any additional guarantors under the guarantee constitute senior secured debt of Louisiana Generating or such additional guarantors and rank equally in right of payment to all of Louisiana Generating's or such additional guarantor's existing and future senior indebtedness.

COLLATERAL

     NRG South Central's obligations in respect of the bonds are secured by a security interest in the following:

     - NRG Central U.S. LLC's and South Central Generation Holding LLC's membership interests in NRG South Central and NRG South Central's membership interests in Louisiana Generating;

     - all of NRG South Central's assets related to the Cajun facilities, including NRG South Central's rights under all intercompany notes between NRG South Central and Louisiana Generating but excluding the assets specifically held for resale; and

     - the revenue account and the debt service reserve account.

     The obligations of Louisiana Generating and any additional guarantors in respect of the guarantee and the intercompany loan are secured by a mortgage with respect to Big Cajun I and Big Cajun II and a security interest in the following:

     - all of Louisiana Generating's interest in the Cajun facilities and substantially all personal property associated with the Cajun facilities except for fixtures not located on the Cajun facilities and the assets specifically held for resale;

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     - substantially all contracts, including the project documents, associated with the Cajun facilities to which Louisiana Generating is a party to the extent assignable and all consents to the assignment of these contracts that have been obtained;

     - all licenses, permits and governmental approvals associated with the Cajun facilities;

     - all insurance policies associated with the Cajun facilities and all monies paid to Louisiana Generating on these policies;

     - all revenues of the Cajun facilities, including revenues from power sales contracts entered into by NRG Power Marketing or any other entity which has entered into a power marketing agreement with Louisiana Generating associated with the Cajun facilities; and

     - the revenue account.

RATINGS

     The bonds have received a rating of "Baa2" from Moody's and "BBB-" from S&P. The ratings reflect only the views of Moody's and S&P at the time the ratings were issued, and any explanation of the significance of such ratings may be obtained only from the respective rating agency. There is no assurance that these ratings will remain in effect for any given period of time or that these ratings will not be lowered, suspended or withdrawn entirely by Moody's or S&P if, in each rating agency's judgment, circumstances so warrant. Any lowering, suspension or withdrawal of ratings may have an adverse effect on the market price or marketability of the bonds.

REDEMPTION AND REPURCHASE

  Mandatory Redemption

     The bonds will be subject to mandatory redemption in whole or in part, on a pro rata basis, in an aggregate amount equal to:

     - the loss proceeds received by NRG South Central or Louisiana Generating in respect of any loss or damage to or condemnation or other governmental taking of or title event regarding the Cajun facilities or any of NRG South Central's other assets, or any part thereof, in excess of $10.0 million. NRG South Central or Louisiana Generating are permitted to replace, repair or rebuild the Cajun facilities or such other assets, or the affected parts, if there are sufficient funds (including loss proceeds) to do so and if no material adverse effect would reasonably be expected to result. If NRG South Central or Louisiana Generating replace, repair or rebuild all or any part of the Cajun facilities or such other assets and the loss proceeds are greater than the cost of this replacement, repair or rebuilding and if the excess amount is greater than $5.0 million, then only the remaining loss proceeds over $5.0 million will be used for a mandatory redemption; and

     - the proceeds received by NRG South Central or Louisiana Generating resulting from an involuntary or voluntary buy-out of a power supply agreement in excess of $5.0 million. However, there will be no mandatory redemption if either (a) the rating agencies provide confirmation that no ratings downgrade of the bonds will occur following such involuntary or voluntary buy-out or (b) NRG South Central or Louisiana Generating enters into a replacement power supply agreement containing substantially similar terms to the terminated agreement, and NRG South Central or Louisiana Generating, as the case may be, certifies that no material adverse effect would reasonably be expected to result.

     Upon the occurrence of any event requiring a mandatory redemption of the bonds, NRG South Central will be required to redeem the bonds and repay other senior secured indebtedness on a pro rata basis in an aggregate amount equal to the proceeds to be applied as described above. In the event of a mandatory redemption, the redemption price for the bonds will be 100% of the principal amount of the outstanding bonds being redeemed plus interest accrued and unpaid to but excluding the date of redemption plus, in the event of a voluntary buy-out of a power supply agreement only, a make-whole premium equal to that paid in the case of any optional redemption of the bonds.

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

  Optional Redemption

     The bonds will be subject to optional redemption, in whole or in part, on a pro rata basis from that series, at any time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus interest on the outstanding bonds being redeemed through, but excluding, the redemption date plus a make-whole premium.

     The "make-whole premium" will be an amount equal to the excess, if any, of
(a) the discounted present value of all interest and principal payments scheduled to become due after the date of the optional redemption by NRG South Central in respect of the bonds being redeemed (this discounted present value will be determined on the basis of a discount rate equal to the sum of (i) the Treasury Rate and (ii) 50 basis points) over (b) the outstanding principal amount of the bonds to be redeemed. "Treasury Rate" means the yield to maturity of the treasury security having an average life equal to the remaining average life of the bond being redeemed and trading in the secondary market at the price closest to par. If there is no United States treasury security having an average life within one month of the remaining average life of the bonds being redeemed, the Treasury Rate will be calculated using a yield to maturity interpolated on a straight-line basis from the yield to maturity for two United States treasury securities having average lives closest to the remaining average life of the bonds being redeemed and trading in the secondary market at the price closest to par.

  Selection and Notice

     If less than all of the bonds are to be redeemed at any time, selection of bonds for redemption will be made by the bond trustee on a pro rata basis. Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date (unless a shorter period is satisfactory to the bond trustee) to each bondholder at its registered address unless such redemption is due to the failure of the acquisition to close, or the inability of the acquisition to close due to material loss or damage to Big Cajun II, in which case the notice will be mailed at least five business days before the redemption date. If any bond is to be redeemed in part only, the notice of redemption that relates to that bond will state the portion of the principal amount of that bond to be redeemed; a new bond in principal amount equal to the unredeemed portion of the original bond will be issued in the name of the bondholder upon cancellation of the original bond. Bonds called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on bonds or portions of them called for redemption.

CHANGE OF CONTROL

     Upon the occurrence of a change of control, NRG South Central will be required to offer to repurchase all or any part of the outstanding bonds held by any holder of bonds on the immediately following payment date at a cash price equal to 101% of the then outstanding principal amount of the bonds plus accrued and unpaid interest to but excluding the date of payment.

     A "change of control" means the acquisition of control, directly or indirectly, beneficially or of record or otherwise, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on March 27, 2000) other than NRG Energy or its controlled subsidiaries, of NRG South Central. The term "control" means the power to direct or cause the direction of NRG South Central's management and policies through the ownership of voting securities, by contract or otherwise. However, there will be no change of control if either: (a) NRG South Central receives a confirmation from the rating agencies that no ratings downgrade of the bonds will occur after the change of control or (b) the change of control is approved by holders of the bonds holding at least 66 2/3% in aggregate principal amount of the outstanding bonds.

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the bonds will be issued in fully registered form. Except as described below, the bonds will initially be represented by one or more global bonds in fully registered form without interest coupons. The global bonds will be deposited with, or on behalf of, The Depository Trust Company, or DTC,

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and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

  Certain Book-Entry Procedures for the Global Bonds

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither NRG South Central nor any of the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is (a) a limited-purpose trust company organized under the laws of the State of New York, (b) a "banking organization" within the meaning of the New York Banking Law, (c) a member of the Federal Reserve System,
(d) a "clearing corporation" within the meaning of the New York Uniform Commercial Code and (e) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to indirect participants, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that pursuant to procedures established by DTC (a) upon issuance of the global bonds, DTC will credit the respective principal amounts of the bonds represented by the global bonds to the accounts of persons who have accounts with DTC. Ownership of beneficial interest in the global bonds will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants. Ownership of the beneficial interests in the bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the bonds represented by a global bond to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in bonds represented by a global bond to pledge or transfer its interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of this interest, may be affected by the lack of a physical definitive security in respect of this interest.

     So long as DTC or its nominee is the registered owner of a global bond, DTC or its nominee, as the case may be, will be considered the sole owner or bondholder represented by the global bond for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global bond will not be entitled to have bonds represented by a global bond registered in their names, will not receive or be entitled to receive physical delivery of certificated bonds, and will not be considered the owners or holders of the bonds under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the bond trustee under the indenture. Accordingly, each bondholder owning a beneficial interest in a global bond must rely on the procedures of DTC and, if this bondholder is not a participant or an indirect participant, on the procedures of the participant through which this bondholder owns its interest, to exercise any rights of a bondholder under the indenture or the global bond. We understand that under existing industry practice, in the event that NRG South Central requests any action of holders of bonds, or a bondholder that is an owner of a beneficial interest in a global bond desires to take any action that DTC, as the holder of the global bond, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders of the bonds owning through the participants to take the action or would otherwise act upon the

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instruction of the holders of the bonds. Neither NRG South Central nor the bond trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of bonds by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the bonds.

     Payments with respect to the principal of, and premium, if any, and interest on, any bonds represented by a global bond registered in the name of DTC or its nominee on the applicable record date will be payable by the bond trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global bond representing the bonds under the indenture. Under the terms of the indenture, NRG South Central and the bond trustee may treat the persons in whose names the bonds, including the global bonds, are registered as the owners of the bonds for the purpose of receiving payment on the bonds and for any and all other purposes whatsoever. Accordingly, neither NRG South Central nor the bond trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in a global bond (including principal, premium, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global bond will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  Certificated bonds

     If (a) NRG South Central notifies the bond trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of the notice or cessation, (b) NRG South Central, at its option, notifies the bond trustee in writing that NRG South Central elects to cause the issuance of bonds in certificated form under the indenture or (c) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the global bonds, certificated bonds will be issued to each person that DTC identifies as the beneficial owner of the bonds represented by the global bonds. Upon any such issuance, the bond trustee is required to register the certificated bonds in the name of the person or persons (or the nominee of the person or persons) and cause the same to be delivered to that person or persons (or nominee).

     Neither NRG South Central nor the bond trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related bonds and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the bonds to be issued).

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                  DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS

     The following summaries of certain provisions of the financing documents do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions thereof, including definitions therein of certain terms. Copies of the financing documents will be provided for inspection upon written request of any potential investor to NRG South Central, subject to appropriate confidentiality restrictions. See "Where You Can Find More Information." Capitalized terms used herein and not otherwise defined in this prospectus have the meanings ascribed to such terms in the respective financing documents.

WORKING CAPITAL FACILITY


     In April 2000, NRG South Central entered into a $40.0 million floating rate working capital facility. The lenders under this facility were granted a security interest in the same collateral (other than the debt service reserve account) that secures the bonds and rank equally with the bonds. The interest rate on this facility is at NRG South Central's choice of the lender's prime rate or LIBOR. The facility contains covenants that are customary for facilities of this type, including restrictions on the incurrence of indebtedness, mergers, sale of assets and investments. The facility terminates in March 2001. As of September 30, 2000, this facility had a $40.0 million balance.


INDENTURE

     The outstanding bonds were issued and the bonds in this exchange offering will be issued pursuant to an indenture, dated as of March 30, 2000, between NRG South Central, Louisiana Generating (with respect to certain sections) and The Chase Manhattan Bank, as bond trustee, in the United States. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The bonds are senior secured obligations and rank senior in right of payment to all of NRG South Central's existing and future indebtedness that is designated as subordinate or junior in right of payment to the bonds.

  Covenants of NRG South Central

     The following is a description of certain covenants with which NRG South Central is obligated to comply under the indenture so long as any bonds remain outstanding.

  Information Requirements

     NRG South Central will furnish or cause to be furnished to the bond trustee and the rating agencies:

     - within 60 days after the end of the first three quarters of each of NRG South Central's respective fiscal years (commencing with the quarter ended June 30, 2000), (a) consolidated balance sheets for NRG South Central and each of its subsidiaries and related statements of income and cash flows as of the end of, and for, that fiscal quarter and the then elapsed portion of the fiscal year and (b) consolidated balance sheets for NRG South Central, Louisiana Generating and any additional guarantor and related statements of income and cash flows as of the end of and for that fiscal quarter and the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by NRG South Central's authorized representative as presenting fairly NRG South Central's consolidated financial condition and results of operations on the dates and for the periods indicated, in accordance with GAAP consistently applied, other than with respect to the notes and normally recurring year-end adjustments, and setting forth management's discussion and analysis of the financial condition and results of operations described therein and the quarterly debt service coverage ratio for such fiscal quarter;

     - within 105 days after the end of each of NRG South Central's fiscal years (commencing with the fiscal year ended December 31, 2000), (a) consolidated annual audited financial statements for NRG South Central and each of its subsidiaries for that year and (b) consolidated annual audited financial

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       statements for NRG South Central, Louisiana Generating and any additional guarantor for that year, each accompanied by an audit opinion by a nationally recognized firm of independent certified public accountants to the effect that the financial statements present fairly NRG South Central's consolidated financial position, results of operations and cash flows at the end of, and for, the previous fiscal year, in accordance with GAAP consistently applied, that nothing has come to the auditor's attention that any default or event of default under the indenture related to restricted payments has occurred and is continuing, or if it has occurred and is continuing, a statement as to its nature, and the annual debt service coverage ratio for the fiscal year;

     - concurrently with any delivery of financial statements under the immediately preceding two "bullet points", an officer's certificate from one of NRG South Central's authorized representatives (a) certifying to the best knowledge of that representative as to the occurrence of any event or condition which constitutes a default, and if a default has occurred, specifying the details of the default and any action taken or proposed to be taken with respect to the default and (b) describing any change in GAAP or in the application of GAAP that has occurred since the date of the most recent prior annual audited financial statements delivered pursuant to the second "bullet point" above and, if any change has occurred, specifying the effect of the change on the financial statements accompanying the certificate; and

     - within 10 days of receiving notice of the occurrence of any litigation, claim, proceeding or controversy pending, or the receipt by NRG South Central or Louisiana Generating of a written threat of the same involving or affecting either NRG South Central, Louisiana Generating or the Cajun facilities that would reasonably be expected to result in a material adverse effect, notice of the same.

     The term "material adverse effect" means a material adverse effect on:

     - the financial condition, operations, business or prospects of NRG South Central, Louisiana Generating and any additional guarantors, taken as a whole;

     - the validity or priority of the liens on the collateral;

     - the ability of NRG South Central, Louisiana Generating or any additional guarantor to perform its material obligations under the finance documents; or

     - the ability of the collateral agent to enforce any of the payment obligations of NRG South Central, Louisiana Generating or any additional guarantor under the indenture, the guarantee or the bonds.

  Maintenance of Existence

     NRG South Central will at all times preserve and maintain in full force and effect its legal existence as a limited liability company in good standing under the laws of the State of Delaware and its qualification to do business in each other jurisdiction, as necessary, except where a failure to be so qualified would not reasonably be expected to result in a material adverse effect. The foregoing will not prohibit any merger, consolidation, liquidation or dissolution permitted under the indenture nor prohibit NRG South Central from changing its status as a limited liability company if the rating agencies confirm the change will not result in a downgrade of the then current rating of the bonds. NRG South Central will only amend its certificate of formation or any other organizational document to authorize the issuance of additional bonds, in connection with permitted changes described above or in connection with a name change.

  Compliance with Laws and Governmental Approvals

     NRG South Central will comply with all laws, rules, regulations and orders of any governmental authority (including environmental laws) and obtain all governmental approvals relating to the issuance of the bonds and performance of its obligations under the indenture, except where the failure to do so would not reasonably be expected to result in a material adverse effect.

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  Performance under Transaction Documents

     NRG South Central will perform all its material covenants and agreements contained in any transaction document to which it is a party, except where nonperformance would not reasonably be expected to result in a material adverse effect.

  Maintenance of Property/Title to Assets/Limitation on Sale of Assets

     NRG South Central will maintain and operate its assets (not including those of its subsidiaries) in accordance with prudent independent power industry practice. NRG South Central will preserve and maintain good, valid and marketable title or leasehold rights to its mortgaged properties and assets constituting part of the collateral, which will be subject only to the liens permitted in the indenture, except where the failure to do so would not reasonably be expected to result in a material adverse effect. NRG South Central will only sell, lease, transfer, assign or otherwise dispose of any of its assets in a transaction permitted under the indenture.

  Insurance

     NRG South Central will at all times maintain with financially sound, responsible and reputable insurance companies, and provide satisfactory evidence of, customary insurance in amounts (subject to reasonable and customary deductibles and sublimits) and with terms and conditions in accordance with prudent independent power industry practice. All policies (other than workers' compensation) will name the collateral agent and the bond trustee as loss payee or additional insured.

  Revenue Account

     NRG South Central established a revenue account with the depositary bank and will cause each of the following to be deposited into the revenue account:

     - all revenues related to the Cajun facilities;

     - all proceeds received from the sale of assets related to the Cajun facilities (other than proceeds of sales of the assets specifically held for resale and sales of assets owned by, or membership interests in, unrestricted subsidiaries);

     - all loss proceeds, proceeds received in connection with a title event and proceeds received in connection with the buy-out of a power supply agreement each as related to the Cajun facilities; and

     - any income from the investment of monies on deposit in or credited to the revenue account or the debt service reserve account.

  Debt Service Reserve Account

     NRG South Central established a debt service reserve account with the depositary bank for the benefit of the bondholders. The debt service reserve account will be funded in a sufficient amount at all times to pay the scheduled payment of principal and interest on the outstanding bonds due in the next six months. NRG South Central may fund this account with cash or debt service reserve credit support. NRG South Central has obtained debt service reserve credit support and therefore need not fund this account with cash. Credit support may be either an unconditional guarantee by NRG Energy or its affiliates (excluding NRG South Central, Louisiana Generating and any additional guarantor) (so long as NRG Energy or the affiliate maintains a long-term senior unsecured debt rating of at least "Baa3" from Moody's and at least "BBB-" with a stable outlook from S&P) or a letter of credit provided by a commercial bank or other financial institution with a long-term senior unsecured debt rating of at least "A2" from Moody's and at least "A" from S&P. Currently, the debt service reserve requirement is being satisfied by a guarantee given by NRG Energy.

     The depositary bank may transfer funds from the debt service reserve account to the revenue account to the extent that funds in the revenue account are insufficient to pay principal or interest on the bonds of any series that is due on the date of the withdrawal.

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     If, on any scheduled payment date, the bond trustee receives funds that are insufficient to pay the aggregate amount of principal and interest on the outstanding bonds in full, then the depositary bank will transfer from the debt service reserve account, to the extent funds are available therein, to the accounts of the bondholders an amount equal to the insufficiency. If, on any date on which the depositary bank is required to make withdrawals from the debt service reserve account, the funds on deposit are insufficient to make the withdrawals, the depositary bank will draw on a demand payment under any debt service reserve credit support.

LIMITATION ON INCURRENCE OF INDEBTEDNESS

     NRG South Central will not create, incur, or suffer to exist any indebtedness, except permitted issuer indebtedness.

     The term "permitted issuer indebtedness" means any of the following items of indebtedness:

     - the bonds and any additional bonds NRG South Central may issue under the indenture;

     - any other indebtedness, provided, that (a) NRG South Central provides an officer's certificate certifying that no default or event of default has occurred and is continuing or will occur as a result; (b) NRG South Central provides an officer's certificate certifying that, after giving effect to the incurrence of the indebtedness and the application of the net proceeds thereof, the minimum projected debt service coverage ratio for each fiscal year through the final maturity date of the bonds (starting in the fiscal year in which the indebtedness is incurred) is no less than 1.50; and (c) each of the rating agencies confirms that the incurrence of the indebtedness will not result in a ratings downgrade from the then-current rating of the bonds;

     - indebtedness for working capital purposes not to exceed, at any one time outstanding, the sum of $40.0 million (escalated in accordance with the consumer price index) plus, upon NRG South Central's acquisition of an additional guarantor or additional non-nuclear electric generating or district energy assets, 5% of the indebtedness incurred by NRG South Central in connection with the acquisition;

     - indebtedness related to permitted liens (as described below);

     - indebtedness owed to Louisiana Generating or any additional guarantor;

     - indebtedness represented by interest rate protection agreements with respect to NRG South Central's indebtedness permitted by the indenture; and

     - subordinated indebtedness.

     The term "debt service coverage ratio" means for any period the ratio of
(a)(i) revenues of NRG South Central, Louisiana Generating and each additional guarantor for that period and any payments received under hedging agreements (other than interest rate protection agreements) for that period minus (ii) operating, maintenance, general and administrative expenses for that period (other than nonrecurring expenses in connection with the issuance of permitted indebtedness), all capital expenditures (unless funded with permitted issuer indebtedness or permitted guarantor indebtedness (other than the working capital facility), equity contributions made explicitly for this purpose, or other amounts available for distribution under the indenture) and any payments made under hedging agreements (other than interest rate protection agreements), in each case for NRG South Central, Louisiana Generating and each additional guarantor on a consolidated basis to (b) the aggregate of principal, interest, premium (if any) and fees payable on the bonds and other permitted indebtedness due for such period (other than subordinated indebtedness, fees payable in connection with the issuance of permitted indebtedness and principal payments under the working capital facility, provided that such amounts remain available to be drawn under the working capital facility or are refinanced under a replacement working capital facility) plus payments required to be made under any interest rate protection agreement for such period less payments to be received under any interest rate protection agreement for such period.

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     The term "hedging agreement" means any interest rate protection agreement, foreign currency exchange agreement, power or fuel price protection agreement or other interest, currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes.

     The term "projected debt service coverage ratio" means for any period a projection of the debt service coverage ratio over the period specified, prepared by NRG South Central in good faith based upon assumptions consistent in all material respects with the transaction documents, historical operating results, if any, and NRG South Central's good faith projections of future revenues and projections of operating and maintenance expenses for NRG South Central, Louisiana Generating and any additional guarantor in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Cajun facilities or other assets owned by such person is or will be operated and upon the assumption that no early redemption or prepayment of the bonds of any series will be made prior to the stated maturity of such series of bonds.

  Limitation on Restricted Payments

     NRG South Central will not declare nor make any restricted payments unless the following conditions are met:

     - NRG South Central certifies that no default or event of default has occurred and is continuing;

     - the balance in the debt service reserve account, including any debt service reserve credit support, equals or exceeds the required amount; and

     - if, as of such date, 50% or more of NRG South Central's projected revenues for the next four fiscal quarters will be derived from power supply agreements which have a remaining term of at least two years, NRG South Central certifies that the debt service coverage ratio for the most recently completed historical four fiscal quarters (in the case of the first four fiscal quarters following the March 31, 2000 closing date of the acquisition of the Cajun facilities, projected debt service coverage ratios will be used as necessary)(taken as a whole) equals or exceeds
       1.40 and the projected debt service coverage ratio for the next succeeding four fiscal quarters (commencing with the quarter in which the debt is incurred) (taken as a whole) equals or exceeds 1.40;

     - if, as of such date, 25% or more, but less than 50%, of NRG South Central's projected revenues for the next four fiscal quarters will be derived from power supply agreements which have a remaining term of at least two years, NRG South Central certifies that the debt service coverage ratio for the most recently completed historical four fiscal quarters (in the case of the first four fiscal quarters following the March 31, 2000 closing date of the acquisition of the Cajun facilities, projected debt service coverage ratios will be used as necessary)(taken as a whole) equals or exceeds 1.55 and the projected debt service coverage ratio for the next succeeding six fiscal quarters (commencing with the quarter in which the debt is incurred) (taken as a whole) each equals or exceeds 1.55; and

     - if, as of such date, less than 25% of NRG South Central's projected revenues for the next four fiscal quarters will be earned under power supply agreements which have a remaining term of at least two years, NRG South Central certifies that the debt service coverage ratio for the most recently completed historical four fiscal quarters (in the case of the first four fiscal quarters following the March 31, 2000 closing date of the acquisition of the Cajun facilities, projected debt service coverage ratios will be used as necessary)(taken as a whole) equals or exceeds
       1.70 and the projected debt service coverage ratio for the next succeeding eight fiscal quarters (commencing with the quarter in which the debt is incurred) (taken as a whole) equals or exceeds 1.70.

     The term "NRG South Central's projected revenues" means, for the relevant period, the revenues of NRG South Central, Louisiana Generating and each additional guarantor for that period and any payments received under hedging agreements (other than interest rate protection agreements) for that period.

     If there are withdrawals from the debt service reserve account (or debt service reserve credit support available for this account) on any scheduled payment date and restricted payments were made during the six-

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month period prior to such date, then, immediately following such scheduled payment date, an amount equal to the lesser of (a) any restricted payments made during the prior six-month period or (b) the amount withdrawn from the debt service reserve account (or debt service reserve credit support available for this account) on such date, will be refunded to the debt service reserve account by means of a cash deposit or increase in the debt service reserve credit support available under this account; provided, that the amount of such refund will not exceed the amount required to be deposited so that the balance in the debt service reserve account (taking into account any debt service reserve credit support) equals the debt service reserve required balance.

     The term "restricted payments" means (a) declarations and payments of distributions, dividends or any other similar payments made in cash, property, obligations or other securities, (b) payments of the principal of or interest on any subordinated indebtedness or (c) the making of any loans or advances to any affiliate (other than permitted indebtedness). However, distributions or other payments by Louisiana Generating or any additional guarantor to NRG South Central or by NRG South Central to Louisiana Generating or any additional guarantor do not constitute restricted payments. Distributions of proceeds from the sale of assets specifically held for resale also do not constitute restricted payments nor are payments by NRG South Central to NRG Energy of any proceeds from treasury locks entered into by NRG South Central or Louisiana Generating on or prior to March 30, 2000. In addition, refunds from NRG South Central to NRG Energy may have been made from the first draw under its working capital facility in an amount equal to the amount of equity contributions made solely to fund NRG South Central's working capital requirements or those of Louisiana Generating during the period following March 30, 2000 through the earlier of the date that is three months after March 30, 2000 or the date on which the first draw is made under the working capital facility. As of June 30, 2000, the working capital facility was undrawn. This amount, however, will only be equal to the amount of equity contributions made in excess of the equity contributions contemplated in the section entitled "Capitalization."

  Limitation on Liens

     NRG South Central will not create or suffer to exist any lien upon or with respect to any of its properties, other than permitted liens.

     A "permitted lien" is any of the following:

     - liens existing on March 31, 2000;

     - liens in favor of NRG South Central, Louisiana Generating or any additional guarantor;

     - liens imposed by law for taxes, assessments or governmental charges that are not yet delinquent or which are the subject of a good faith contest and for which adequate reserves have been established;

     - carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings;

     - cash deposits or rights of set-off to secure the performance of bids, lenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, government contracts and other obligations of a like nature (other than for payment obligations of borrowed money), in each case in the ordinary course of business;

     - certain encumbrances and other easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with NRG South Central's ordinary conduct of business or the ordinary conduct of its business or the business of Louisiana Generating or any additional guarantor;

     - liens securing permitted indebtedness other than subordinated indebtedness and indebtedness constituting hedging agreements (other than hedging agreements which relate to indebtedness that is secured by liens otherwise permitted under the finance documents) and letters of credit (other than

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       commercial letters of credit), surety bonds or performance bonds, so long as the bonds are secured on an equal and ratable basis with the obligation so secured until such obligation is no longer secured;

     - liens that are incidental to NRG South Central's business or the business of Louisiana Generating or any additional guarantor, are not for borrowing money and are not material, taken as a whole to NRG South Central business and the business of Louisiana Generating and any additional guarantor;

     - liens arising by action of law;

     - liens related to workers' compensation, unemployment insurance and other social security laws or regulations or other statutory regulations;

     - judgment liens in respect of judgments that do not give rise to an event of default under the indenture or guarantor loan agreement; and

     - liens created by the security documents.

  Certain Obligations Respecting Subsidiaries

     In the event that NRG South Central acquires or creates any new subsidiary that constitutes a subsidiary under the indenture, NRG South Central must designate whether the new subsidiary is or is not an "unrestricted subsidiary." An "unrestricted subsidiary" is any of NRG South Central's subsidiaries designated by its management committee as an unrestricted subsidiary by resolution if the following conditions are met:

     - the subsidiary has no indebtedness or other liabilities or obligations other than non-recourse obligations;

     - the subsidiary is not party to any agreement, contract, arrangement or understanding with NRG South Central, Louisiana Generating or with any additional guarantor. Unless the terms are no less favorable to NRG South Central, Louisiana Generating or the additional guarantor than those that might be obtained at the time from persons who are not affiliates of NRG South Central; and

     - neither NRG South Central nor Louisiana Generating nor any additional guarantor has any direct or indirect obligation to subscribe for additional equity interests in the subsidiary, to maintain or preserve the subsidiary's financial condition or to cause the subsidiary to achieve any specified levels of operating results.

     The term "non-recourse obligations" means any indebtedness, obligations or liabilities as to which none of NRG South Central, Louisiana Generating or any additional guarantor:

     - provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness);

     - are directly or indirectly liable (as a guarantor or otherwise) other than pursuant to pledge by NRG South Central of an equity interest in an unrestricted subsidiary; or

     - constitutes the lender.

     In addition, no default in such non-recourse obligation may give any holder of NRG South Central's indebtedness or indebtedness of Louisiana Generating or any additional guarantor a right to declare a default or accelerate the stated maturity of such indebtedness.

     If, at any time, any unrestricted subsidiary would fail to meet the requirements above, it will cease to be an unrestricted subsidiary, and for all other purposes, that subsidiary will be an additional guarantor and any indebtedness of the subsidiary will be deemed to be incurred by an additional guarantor as of such date. If that indebtedness is not permitted to be incurred as of such date under the loan agreement applicable to the additional guarantor, NRG South Central will be in default under the indenture. NRG South Central's management committee may at any time designate any unrestricted subsidiary to be an additional guarantor. This designation will be deemed to be an incurrence of indebtedness by an additional guarantor of any outstanding indebtedness of the unrestricted subsidiary, and the designation will only be permitted if the

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indebtedness is permitted under the loan agreement applicable to the additional guarantor, the requirements of the indenture are complied with and no default or event of default would occur or be in existence following the designation.

     NRG South Central will, or will cause each new subsidiary which is not designated as an unrestricted subsidiary to do, the following:

     - prior to acquiring the subsidiary, NRG South Central will obtain confirmation from each rating agency that this acquisition will not result in a ratings downgrade of the bonds;

     - the subsidiary will enter into a loan agreement which will contain material covenants substantially similar to the covenants in the guarantor loan agreement which restrict the incurrence of indebtedness, liens, the entry into guarantees, fundamental changes and sales of assets, restricted payments, certain actions which may violate the investment company act and certain actions regarding taxation; and

     - the subsidiary will enter into a guarantee of payments due on the bonds that is substantially similar to the guarantee agreement to which Louisiana Generating is a party.

     The term "additional guarantor" means a subsidiary that owns, acquires, operates, maintains, develops or constructs non-nuclear electric generating or district energy assets located in the United States which has not been designated as an unrestricted subsidiary.

  Limitation on Fundamental Changes

     NRG South Central will not, nor will it permit Louisiana Generating or any additional guarantor to, enter into any transaction of merger or consolidation, change its form of organization or business, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution). However, if at that time, no default exists or is caused by the transaction, the following is permitted:

     - Louisiana Generating, any additional guarantor or any unrestricted subsidiary may merge into NRG South Central in a transaction in which NRG South Central is the surviving corporation provided that any debt NRG South Central assumes in such transaction is permitted under the indenture;

     - Louisiana Generating, any additional guarantor or any unrestricted subsidiary may merge into Louisiana Generating or an additional guarantor in a transaction in which the surviving entity is Louisiana Generating or an additional guarantor and NRG South Central's economic interest in each merging subsidiary's assets will not be diminished as a result of the merger; and

     - Louisiana Generating or any additional guarantor may liquidate or dissolve if the assets of that entity are transferred to Louisiana Generating or an additional guarantor (but only if NRG South Central's economic interest in these assets would not be diminished as a result) and if NRG South Central determines in good faith that the liquidation or dissolution is in its best interests and would not reasonably be expected to result in a material adverse effect.

  Limitation on Sales of Assets

     NRG South Central will not sell or otherwise dispose of any assets other than pursuant to a permitted asset sale.

     The term "permitted asset sale" means any of the following transactions:

     - disposition of the assets specifically held for resale;

     - transfers of assets among NRG South Central, Louisiana Generating and any additional guarantor;

     - sales and dispositions in the ordinary course of business not in excess of $15.0 million (escalated in accordance with the consumer price index) in aggregate for NRG South Central, Louisiana Generating and any additional guarantor in any fiscal year;

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     - any sales or dispositions of surplus, obsolete or worn-out equipment or inventory in the ordinary course of business;

     - any sales or dispositions required for compliance with applicable law or necessary governmental approvals;

     - solely when referring to NRG South Central, sales or dispositions of non-controlling ownership interests in Louisiana Generating and any additional guarantor so long as the guarantee and the guarantor loan agreement or other loan agreement with regard to such guarantor stays in effect;

     - solely when referring to NRG South Central, sales or dispositions of ownership interests in unrestricted subsidiaries;

     - any sales or dispositions of assets permitted under the indenture or guarantor loan agreement as a permitted fundamental change; and

     - any other sale or other disposition so long as after giving effect to such events, the rating agencies confirm their respective ratings of the bonds in effect immediately prior to such sale or other disposition.

  Limitation on Business Activities

     NRG South Central will not engage in any activities other than (a) the acquisition and ownership of Louisiana Generating, any additional guarantor or any unrestricted subsidiary as permitted by the indenture, provided that prior to acquiring or creating any such additional guarantor, NRG South Central will obtain a confirmation from each rating agency that such acquisition will not result in a ratings downgrade of the bonds, and (b) the development, acquisition, construction, operation and maintenance of any non-nuclear electric generating or district energy assets in the United States provided that prior to acquiring or constructing any such additional assets, NRG South Central will obtain a confirmation from each rating agency that such acquisition or construction will not result in a ratings downgrade of the bonds and (c) activities contemplated by the indenture and the other finance documents and activities incidental thereto.

  Limitation on Transactions with Affiliates

     NRG South Central will not enter into any transaction or series of related transactions with any of its affiliates except:

     - transactions in the ordinary course of business at prices and on terms and conditions not less favorable than a comparable transaction entered into on an arm's length basis;

     - transactions between or among NRG South Central, Louisiana Generating and any additional guarantor not involving any other affiliate;

     - any restricted payment permitted under the indenture; and

     - entering into the transaction documents or any extension, renewal or replacement thereof that would not reasonably be expected to have a material adverse effect.

  Limitation on Investments

     NRG South Central will not, directly or indirectly, make investments, loans or advances or acquire the stock, obligations or securities of any person except that it may:

     - make operating deposits with banks;

     - invest in cash equivalents;

     - make loans to Louisiana Generating with the funds borrowed in accordance with the indenture or otherwise on deposit in the revenue account;

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     - make investments in unrestricted subsidiaries with funds that NRG South
       Central could otherwise distribute in accordance with the indenture or otherwise with the proceeds of additional equity contributions to NRG South Central made explicitly for this purpose;

     - make investments in Louisiana Generating or any additional guarantor;

     - make investments in another person, if as a result of such investment (a) such other person becomes an additional guarantor or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to NRG South Central, Louisiana Generating or any additional guarantor;

     - make investments representing capital stock or obligations issued to NRG South Central in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of ours;

     - keep investments that were outstanding on March 31, 2000;

     - hold as investments cash proceeds acquired by NRG South Central in connection with any asset sale permitted under the indenture;

     - make any investment to the extent that the consideration therefore is NRG South Central's capital stock (other than redeemable capital stock);

     - use amounts constituting restricted payments which NRG South Central would otherwise be permitted to make under the indenture; and

     - make additional investments up to but not exceeding $10.0 million (escalated in accordance with the consumer price index) in the aggregate outstanding at any one time among NRG South Central, Louisiana Generating and any additional guarantor.

     For purposes of the immediately preceding "bullet-point" above, the aggregate amount of an investment at any time will be deemed to be equal to (a) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such investment minus (b) the aggregate amount of dividends, distributions or other payments received in cash or other property in respect of such investment; the amount of an investment shall not in any event be reduced by reason of any write-off of such investment nor increased by any increase in the amount of earnings retained in the person in which such investment is made that have not been dividended, distributed or otherwise paid out.

     The term "cash equivalents" means investments in securities or other instruments that are: (a) direct obligations of the United States, or any agency thereof; (b) obligations fully guaranteed by the United States or any agency thereof; (c) certificates of deposit or bankers acceptances issued by commercial banks (including the bond trustee or any of its affiliates) organized under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan or Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250.0 million and having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's (but at the time of investment not more than $25.0 million may be invested in these certificates of deposit from any one bank); (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above, entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25.0 million may be invested in commercial paper from any one company); (f) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from S&P and Moody's (or, if at any time neither S&P or Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the bond trustee); or (g) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an affiliate thereof), having an investment policy that requires substantially all the invested assets of the

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fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of "A" or better by S&P and "A2" or better by Moody's (including money market funds for which the depositary bank in its individual capacity or any of its affiliates is investment manager or adviser).

  Restrictions on Guarantees

     NRG South Central will not, contingently or otherwise, be or become liable, directly or indirectly, in connection with any obligation guaranteeing in any manner any indebtedness or similar obligation of any other person, except for:

     - endorsements and similar obligations in the ordinary course of business;

     - guarantees existing on March 31, 2000; and

     - guarantees to NRG Power Marketing, Louisiana Generating, any additional guarantor or any other entity which has entered into a power marketing agreement with NRG South Central, Louisiana Generating or any additional guarantor provided that, solely with respect to such other entity, both rating agencies confirm that such guarantee will not result in a downgrade of the then current rating of the bonds, entered into by NRG South Central in the ordinary course of business in connection with fuel procurement, sales or purchases of power and emissions credits directly related to the Cajun facilities, NRG South Central's generating assets or the generating assets of any additional guarantor, so long as these activities are not for speculative purposes.

  Limitations on the Modification of Certain Documents

     NRG South Central will not enter into or grant any amendment, waiver, consent or change or modification, or permit the cancellation or termination of, any project document, unless this action would not reasonably be expected to result in a material adverse effect or is otherwise permitted under the indenture. NRG South Central will not consent to, enter into or grant any amendment, waiver, consent, change or modification to the finance documents, or assign any of its obligations under the documents, except as permitted in the indenture.

  Limitations on Assignment of Obligations and Additional Agreements

     NRG South Central will not assign any of its rights or obligations under any material project document or enter into any material additional project document, other than assignments to the collateral agent, unless:

     - NRG South Central provides an officer's certificate certifying that the transactions contemplated by the assignment or additional project document would not reasonably be expected to result in a material adverse effect; or

     - each rating agency confirms in writing that the assignment of or entering into this additional project document would not result in a ratings downgrade of the bonds.

  Other Covenants

     The indenture also contains other covenants, including NRG South Central's obligations to:

     - pay all taxes and claims;

     - maintain books and records;

     - permit inspection of its properties and books of record and account;

     - cause Louisiana Generating to maintain its EWG status; and

     - comply with requests for information from the rating agencies and not request that the rating agencies stop rating the bonds.

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  Indenture Events of Default

     The indenture provides that each of the following constitutes an event of default, whatever the reason for the event, whether it is voluntary or involuntary or comes about by operation of law, or is pursuant to or in compliance with any applicable law:

     - NRG South Central defaults in the payment of any principal of, premium (if any) or interest on any bond when that amount becomes due and payable, whether by scheduled maturity or required repayment or redemption or by acceleration or otherwise, for 15 days or more;

     - an event of default has occurred and is continuing under the guarantor loan agreement or any other loan agreement between NRG South Central or Louisiana Generating and an additional guarantor;

     - NRG South Central defaults in the performance or observance of any of its covenants or agreements under the indenture with respect to maintenance of existence, payment of taxes, permitted indebtedness, permitted liens, guarantees, business activities, fundamental changes, sales of assets, changes to finance documents or project documents, restricted payments and compliance with the investment company act and such default shall continue uncured for at least 30 days from the earliest of: (a) the date that one of NRG South Central's executive officers obtains actual knowledge of the default and (b) the date on which the executive officer receives written notice from the bond trustee, the collateral agent or any bondholder of the default;

     - NRG South Central defaults in the performance or observance of any of its covenants or material obligations under the indenture, which default is not otherwise expressly defined as an event of default, and the default continues uncured for more than 30 days from the earliest of: (a) the date that one of NRG South Central's executive officers obtains actual knowledge of the default and (b) the date on which the officer receives written notice from the bond trustee, the collateral agent or any bondholder of the default. However, if NRG South Central commences and diligently pursues efforts to cure the default within the 30 day period and delivers written notice of the default, NRG South Central will be given 60 days following the end of the initial 30 day period to cure the default, so long as NRG South Central is diligently pursuing a cure;

     - NRG South Central (a) applies for, authorizes, approves or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of NRG South Central or all or a substantial part of its property, (b) admit in writing its inability or be generally unable to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the federal bankruptcy code, (e) file a petition seeking to take advantage of any other debtor relief law, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the federal bankruptcy code or any other debtor relief law or (g) take any action for the purpose of effecting any of the foregoing including, without limitation, commencing a shareholder vote in connection with any of the foregoing;

     - a proceeding or case is commenced without application or consent in a court of competent jurisdiction, seeking (a) NRG South Central's liquidation, reorganization, dissolution, winding-up or the composition or readjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or similar official for NRG South Central on all or a substantial part of its property under any debtor relief law, and such proceeding or case continues undismissed or an order, judgment or decree approving any of the foregoing is entered and continues unstayed and in effect for 60 or more consecutive days, or any order for relief against NRG South Central is entered in any involuntary case under the federal bankruptcy code or any other debtor relief law;

     - an event described in the preceding two "bullet points" occurs with respect to NRG Energy, NRG Power Marketing, NRG Operating Services, a material power purchaser or a material fuel supplier, in each case to the extent such person is a party to any material project document, and remains uncured for the grace periods provided in those clauses. However, such an event shall not be an event of default if within the following 60 day period, either NRG South Central or Louisiana Generating enters into a replacement agreement substantially similar to the original agreement. Further, such an event with

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       respect to any such entity will not constitute an event of default if each rating agency confirms that such event will not result in a downgrade of the then current rating of the bonds;

     - any security document to which NRG South Central is a party ceases to be in full force and effect or, except to the extent permitted by the terms of any security document, any lien purported to be granted by the document with respect to any collateral described in the document shall cease to be a valid and perfected lien in favor of the collateral agent with the priority purported to be created by the document, and such cessation has resulted in a material adverse effect. However, NRG South Central will have 30 days from the earliest to occur of: (a) the date that one of its authorized officers obtains actual knowledge of the cessation and (b) the officer receives written notice from the bond trustee, the collateral agent or any bondholder of such default, to cure the cessation or to furnish to the collateral agent all documents or instruments required to cure the cessation;

     - any of NRG South Central's indebtedness for borrowed money in an amount exceeding $15.0 million (escalated in accordance with the consumer price index) (other than any amount due under or pursuant to the finance documents) is required to be prepaid, or is declared to be due and payable, other than by scheduled required payment, prior to the stated maturity of the indebtedness, as the result of the acceleration of the stated maturity of the indebtedness following an event of default under the terms of the indebtedness. However, such default and acceleration shall only constitute an event of default under the indenture if it has not been annulled or rescinded within 30 days and remains in effect with respect to such indebtedness;

     - the entry of one or more final and non-appealable judgments for the payment of money in an aggregate amount in excess of $25.0 million (escalated in accordance with the consumer price index) (exclusive of amounts fully covered by insurance or indemnity) is rendered against NRG South Central and the same shall remain unstayed or unpaid for a period of 60 or more consecutive days;

     - any material finance document to which NRG South Central is a party is declared in a final non-appealable judgment to be unenforceable against NRG South Central, or NRG South Central shall have expressly repudiated its obligations under the document and ceased to perform the obligations, or defaulted in the performance or observance of any of its material obligations under the document and this default has continued unremedied for five business days or more;

     - any material project document to which NRG South Central is a party ceases to be valid and binding and in full force and effect (other than as permitted or contemplated under the indenture), any third party thereto denies that it has any liability or obligation under any such material project document and the third party ceases performance under the document, or any third party is in default under any such material project document, and in each case such cessation or default has resulted or would reasonably be expected to result in a material adverse effect. However, no such event will be an indenture event of default if (a) within 180 days from the occurrence of such event NRG South Central causes the third party to reaffirm the disaffirmed provisions or resume performance (as the case may be) or NRG South Central enters into a replacement document substantially similar to the original document or
       (b) each rating agency confirms that such event will not result in a downgrade of the then current rating of the bonds;

     - either Louisiana Generating shall voluntarily abandon all the Cajun facilities for 60 consecutive days or any event occurs that causes all of the Cajun facilities to be damaged, destroyed or rendered unfit for normal use, or any compulsory transfer or taking of all the Cajun facilities by any governmental authority for which neither NRG South Central nor Louisiana Generating receives loss proceeds and, in each case, such event has or would reasonably be expected to result in a material adverse effect. However, the occurrence of such an event (excluding abandonment by Louisiana Generating) will not be an event of default if, within 30 days of the event, there exists an approved restoration plan for the remediation of such damage, loss or taking; and

     - any governmental approval required for the operation of the Cajun facilities is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or

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       cessation would reasonably be expected to have a material adverse effect.
       However, no such event will be an event of default if within 60 days from its occurrence NRG South Central or Louisiana Generating diligently pursues in good faith and (a) obtains an additional governmental approval in substitution or replacement or (b) causes such governmental approval to be reissued. Such event also shall not be an event of default for an additional 30 days following the expiration of the initial 60 day period if within the original 60 day period the default has not been cured but NRG South Central or Louisiana Generating, as the case may be, continue to diligently pursue in good faith the items set forth in clauses (a) and
       (b) above during such additional 30 day period.

  Enforcement

     If any event of default under the indenture occurs and is continuing, upon written direction of bondholders holding not less than 33 1/3% (in the case of the event of default specified in the first "bullet-point" under "-- Indenture Events of Default" above) or greater than 50% (in the case of all other events of default under "-- Indenture Events of Default" above) of the aggregate principal amount of the bonds outstanding, will (a) declare, by written notice to NRG South Central, the entire outstanding principal amount of all premiums (if any) and accrued interest and all other amounts due on the bonds to be due and payable immediately and (b) proceed to enforce all remedies available to the bond trustee and collateral agent under the indenture and the other documents to which the bond trustee or collateral agent is a party or available under applicable law. The bondholders may not enforce the indenture or the bonds except as provided in the indenture.

     No bondholder shall have any right to institute any proceeding for a remedy under the indenture unless:

     - the bondholder has previously given to the bond trustee written notice of the occurrence and continuance of an event of default;

     - bondholders holding the percentage of the aggregate principal amount of outstanding bonds needed to initiate the exercise of remedies have a made written request to the bond trustee to institute the proceeding;

     - the bond trustee has failed to institute the proceeding within 60 days after the receipt of the notice; and

     - no direction inconsistent with the written request has been given to the bond trustee during the 60 day period by the bondholders holding a majority in aggregate principal amount of the outstanding bonds.

     The right of any bondholder, which is absolute and unconditional, to receive payment of the principal of, premium (if any) and interest on its bonds on or after the due date therein expressed, or to institute suit for the enforcement of the payment on or after the due date, or NRG South Central's obligation, which is also absolute and unconditional, to pay the principal of, premium (if any) and interest on each of the bonds to the bondholder at the time and place set forth in the bonds, will not be impaired or affected without the consent of the bondholder.

  Legal Defeasance and Covenant Defeasance

     Legal and covenant defeasance are permitted upon terms and conditions customary for transactions of this nature.

  Satisfaction and Discharge

     NRG South Central may terminate the indenture by delivering all outstanding bonds to the bond trustee for cancellation and by paying all other sums payable under the indenture.

  Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, with the consent of the bondholders holding greater than 50% in aggregate principal amount of the bonds of all series then outstanding, considered as one class, NRG South Central and the bond trustee may amend or supplement the indenture for the purpose of

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adding any mutually agreeable provisions to, or changing in any manner or eliminating any of the provisions of, the indenture.

     However, if there are bonds of more than one series outstanding and if a proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of such series, then the consent of only the holders of not less than a majority in aggregate principal amount of the outstanding bonds of any series so directly affected will be required.

     Without the consent of each bondholder affected, no supplemental indenture shall (with respect to any bonds held by a non-consenting bondholder):

     - reduce the principal amount of bonds whose holders must consent to a supplement or waiver;

     - change the principal of or change the fixed maturity of any bond or alter certain provisions with respect to the redemption of the bonds;

     - change the rate of or change the time for payment of interest on any bond;

     - waive a default or an event of default in the payment of principal of, premium, if any, or interest on the bonds;

     - permit the creation of any lien prior to or, except as permitted by the indenture, pari passu with the lien of the collateral documents with respect to any collateral or deprive any holder of the security afforded by the lien of the collateral documents;

     - waive a redemption payment with respect to any bond; or

     - make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of the bondholders, NRG South Central may enter into one or more supplemental indentures in form satisfactory to the bond trustee for the following purposes:

     - establishing the form and terms of bonds of any series permitted under the indenture;

     - evidencing the succession of another entity to NRG South Central and the assumption by any such successor to NRG South Central's covenants in the indenture;

     - evidencing the succession of a new bond trustee pursuant to the indenture;

     - adding further covenants, restrictions, conditions or provisions as the board of directors shall consider to be for the protection of the holders, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture;

     - conveying, transferring and assigning to the bond trustee properties or assets to secure the bonds, and to correct or amplify the description of any property at any time subject to the indenture or the security documents or to assure, convey and confirm unto the bond trustee any property subject or required to be subject to the indenture or the security documents;

     - modifying, eliminating or adding to the provisions of the indenture to such extent as shall be necessary to qualify, requalify or continue the qualification of the indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted;

     - permitting or facilitating the issuance of bonds in uncertificated form;

     - changing or eliminating any provision of the indenture or the security documents. However, if such change or elimination will adversely affect the interests of the holders of the bonds of any series, such change or elimination will not become effective with respect to such series;

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     - curing any ambiguity, correcting or supplementing any provision in the indenture or the security documents that may be defective or inconsistent with any other provision, or making any other provisions with respect to matters or questions arising under the indenture or the security documents. Such action must not adversely affect the interest of the bondholders of any series in any material respect; or

     - providing for the issuance of exchange securities, as contemplated by the registration rights agreement, and to make such other changes to the indenture or the security documents as NRG South Central's board of directors determines are necessary or appropriate in connection therewith. Such actions must not adversely affect the interests of the bondholder of any series in any material respect.

  Transfer and Exchange

     A bondholder may transfer or exchange bonds in accordance with the indenture. The registrar and the bond trustee may require a bondholder, among other things, to furnish appropriate endorsements and transfer documents and the registrar may require a bondholder to pay any taxes and fees required by law or permitted by the indenture.

     The registered bondholder will be treated as the owner of the bonds for all purposes.

GUARANTEE

     Pursuant to a guarantee issued by Louisiana Generating in favor of the bondholders, Louisiana Generating unconditionally and irrevocably guarantees the payment of principal of, premium (if any) and interest on the bonds. The guarantee is a guarantee of payment and the bond trustee will be entitled to make demands for payment under the guarantee any time that amounts due and payable on the bonds have not been paid. The guarantee is secured by the collateral described under "Description of the Bonds -- Collateral."

GUARANTOR LOAN AGREEMENT

  General

     Pursuant to the guarantor loan agreement, Louisiana Generating issued a promissory note payable to NRG South Central. Payment on this note will be made in amounts which are sufficient to enable NRG South Central to pay scheduled principal of, and interest on, the bonds.

  Mandatory Prepayment

     Louisiana Generating is required to prepay its note if it receives loss proceeds, proceeds from a title event or proceeds of power contract buy-outs to the extent that NRG South Central is required to redeem the bonds in connection with the receipt of such proceeds as required under the indenture. See "Description of the Bonds -- Redemption and Repurchase -- Mandatory Redemption."

  Covenants

     The guarantor loan agreement contains various covenants, including the following:

     Information Requirements

     Louisiana Generating will furnish or cause to be furnished to NRG South
Central:

     - within 10 days of receiving notice of the occurrence of any litigation, claim, proceeding or controversy pending, or the receipt by Louisiana Generating of a written threat of the same involving or affecting Louisiana Generating or the Cajun facilities that would reasonably be expected to result in a material adverse effect, notice of the same;

     - copies of all material notices delivered in connection with any project document or otherwise in connection with the Cajun facilities; and

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     - all other information reasonably requested by NRG South Central to enable it to satisfy its obligations under the indenture.

     Maintenance of Existence

     Louisiana Generating will at all times preserve and maintain in full force and effect its legal existence as a limited liability company in good standing under the laws of the State of Delaware and its qualification to do business in each other jurisdiction, as necessary, except where a failure to be so qualified would not reasonably be expected to result in a material adverse effect. The foregoing will not prohibit any merger, consolidation, liquidation or dissolution permitted under the guarantor loan agreement, nor prohibit Louisiana Generating from changing its status as a limited liability company if the rating agencies confirm the change will not result in a downgrade of the then current rating of the bonds. Louisiana Generating will not amend its certificate of formation or any other organizational document unless the change is in connection with permitted changes described above or in connection with a name change.

     Compliance with Laws and Governmental Approvals

     Louisiana Generating will comply with all laws, rules, regulations and orders of any governmental authority (including environmental laws) and any governmental approvals and obtain all governmental approvals necessary for the transaction of its business, except where the failure to do so would not reasonably be expected to result in a material adverse effect.

     Performance under Transaction Documents

     Louisiana Generating will perform all its material covenants and agreements contained in any transaction document to which it is a party, except where nonperformance would not reasonably be expected to result in a material adverse effect.

     Maintenance of Project/Title to Assets/Limitation on Sale of Assets

     Louisiana Generating will maintain and operate the Cajun facilities in accordance with prudent independent power industry practice. Louisiana Generating will preserve and maintain good, valid and marketable title or leasehold rights to its mortgaged properties and assets constituting part of the collateral, which shall be subject only to the liens as permitted under the guarantor loan agreement, except where the failure to do so would not reasonably be expected to result in a material adverse effect. (See "-- Limitation on Liens" below.) Louisiana Generating will only sell, lease, transfer, assign or otherwise dispose of any of its assets in a permitted asset sale.

     Insurance

     Louisiana Generating will at all times maintain, with financially sound, responsible and reputable insurance companies, and provide satisfactory evidence of, insurance in such amounts (subject to reasonable and customary deductibles and sublimits) and with terms and conditions in accordance with prudent independent power industry practice. All policies (other than workers' compensation) will name the collateral agent and the bond trustee as loss payee or additional insured.

     Revenue Account

     Louisiana Generating will cause each of the following amounts to be deposited into the revenue account:

     - all revenues related to the Cajun facilities;

     - all proceeds received from the sale of assets related to the Cajun facilities (other than proceeds of sales of the assets specifically held for resale); and

     - all loss proceeds, proceeds received in connection with a title event or proceeds in connection with a buy-out of a power supply agreement in each case received by it.

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     Limitation on Incurrence of Indebtedness

     Louisiana Generating will not create, incur, or suffer to exist any indebtedness, except permitted guarantor indebtedness.

     The term "permitted guarantor indebtedness" means any of the following items of indebtedness:

     - any indebtedness that Louisiana Generating may incur under the guarantor loan agreement;

     - indebtedness outstanding on March 31, 2000;

     - indebtedness related to permitted liens;

     - indebtedness owed to NRG South Central pursuant to any intercompany notes that have been pledged to the collateral agent;

     - indebtedness to any additional guarantor;

     - indebtedness represented by hedging agreements permitted by the guarantor loan agreement which are entered into in the ordinary course of business and not for speculative purposes;

     - indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of business;

     - trade or other similar indebtedness incurred in the ordinary course of business (but not in any case for borrowed money);

     - other senior indebtedness, not to exceed $15.0 million outstanding at any one time (escalated in accordance with the consumer price index); and

     - indebtedness related to Louisiana Generating's obligations to establish certain funds under power supply agreements with the distribution cooperatives.

     Limitation on Restricted Payments

     Louisiana Generating will not declare nor make any restricted payments unless the conditions for the declaration or payment of restricted payments under the indenture have been satisfied.

     Limitation on Liens

     Louisiana Generating will not create or suffer to exist any lien with respect to any of its properties, other than permitted liens.

     Limitation on Fundamental Changes

     Louisiana Generating will not enter into any transaction of merger or consolidation, change its form of business, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) except that, if, at that time, no default shall have occurred and be continuing or will be caused by the transaction, the following will be permitted:

     - Louisiana Generating may merge into NRG South Central in a transaction in which NRG South Central is the surviving entity;

     - Louisiana Generating may merge into an additional guarantor in a transaction in which the surviving entity is an additional guarantor and NRG South Central's economic interest in Louisiana Generating's assets will not be diminished as a result of such merger; and

     - Louisiana Generating may liquidate or dissolve if its assets are transferred to an additional guarantor (but only if NRG South Central's economic interest in these assets is not diminished as a result) and if Louisiana Generating determines in good faith that the liquidation or dissolution is in its best interests and is not materially disadvantageous to the bondholders.

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     Limitation on Sales of Assets

     Louisiana Generating will not sell or otherwise dispose of any assets other than pursuant to a permitted asset sale.

     Limitation on Business Activities

     Louisiana Generating will not engage in any activities other than (a) the acquisition, ownership, operation and maintenance of the Cajun facilities and the acquisition of the balance of the assets governed by the joint ownership and operating agreement for Big Cajun II, Unit 3 (and in each case activities incidental or related thereto), (b) the acquisition and ownership of any additional guarantors as permitted by the guarantor loan agreement provided that, prior to acquiring or creating any such additional guarantor, Louisiana Generating obtains a confirmation from each rating agency that such acquisition will not result in a ratings downgrade of the bonds and (c) those activities contemplated by the guarantor loan agreement and the other finance documents and activities incidental to these documents.

     Limitation on Transactions with Affiliates

     Louisiana Generating will not enter into any transaction or series of related transactions with any of its affiliates except:

     - transactions in the ordinary course of business on prices and on terms and conditions not less favorable than a comparable transaction entered into on an arms' length basis;

     - transactions between or among NRG South Central and any additional guarantor not involving any other affiliate;

     - any restricted payment permitted under the indenture; and

     - entering into the transaction documents or any extension, renewal or replacement thereof that would not reasonably be expected to result in a material adverse effect.

     Limitation on Investments

     Louisiana Generating will not, directly or indirectly, make investments, loans or advances or acquire the stock, obligations or securities of any person, except that Louisiana Generating may:

     - maintain investments outstanding on March 31, 2000;

     - make operating deposits with banks;

     - invest in permitted cash equivalents;

     - make loans to any additional guarantor with funds borrowed by NRG South Central in accordance with the indenture that NRG South Central loans to Louisiana Generating or otherwise on deposit in the revenue account;

     - make investments in any additional guarantor;

     - make investments in another person, if as a result of such investment (a) such other person becomes an additional guarantor or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to Louisiana Generating or an additional guarantor;

     - make investments representing capital stock or obligations issued to Louisiana Generating in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of Louisiana Generating;

     - hold as investments any non-cash proceeds acquired by Louisiana Generating in connection with any asset sale permitted under the guarantor loan agreement;

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     - make any investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of Louisiana Generating;

     - make investments consisting of security deposits with utilities and other persons made in the ordinary course of business;

     - enter into hedging agreements in the ordinary course of business and not for speculative purposes;

     - invest amounts constituting restricted payments which Louisiana Generating would otherwise be permitted to make under the indenture; and

     - make additional investments up to but not exceeding $10.0 million (escalated in accordance with the consumer price index) in the aggregate outstanding at any one time among NRG South Central, Louisiana Generating and any additional guarantor.

     For purposes of the immediately preceding "bullet-point" above, the aggregate amount of an investment at any time will be deemed to be equal to (a) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such investment minus (b) the aggregate amount of dividends, distributions or other payments received in cash or other property in respect of such investment; the amount of an investment shall not in any event be reduced by reason of any write-off of such investment nor increased by any increase in the amount of earnings retained in the person in which such investment is made that have not been dividended, distributed or otherwise paid out.

     Restrictions on Guarantees

     Louisiana Generating will not, contingently or otherwise, be or become liable, directly or indirectly, in connection with any obligation guaranteeing in any manner any indebtedness or similar obligation of any other person, except for:

     - endorsements and similar obligations in the ordinary course of business;

     - the guarantee in favor of the bonds; and

     - guarantees or contingent obligations existing on March 31, 2000.

     Limitations on the Modification of Certain Documents

     Louisiana Generating will not consent to, enter into or grant any amendment, waiver, consent or change or modification, or permit the cancellation or termination of, any project document, unless such action would not reasonably be expected to result in a material adverse effect or is otherwise permitted under the guarantor loan agreement. Louisiana Generating will not consent to, enter into or grant any amendment, waiver, consent, change or modification to the finance documents, or assign any of its obligations under the finance documents, except as permitted in the guarantor loan agreement.

     Limitations on Assignment of Obligations and Additional Agreements

     Louisiana Generating will not assign any of its rights or obligations under any material project document, other than assignments to the collateral agent, or enter into any additional material project document unless:

     - Louisiana Generating certifies that the transactions contemplated by the assignment or additional project document would not reasonably be expected to result in a material adverse effect; or

     - each rating agency confirms in writing that the assignment or entering into the additional project document would not result in a ratings downgrade of the bonds.

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  Other Covenants

     The guarantor loan agreement also contains certain other covenants, including Louisiana Generating's obligations to:

     - pay all taxes and claims;

     - maintain books and records;

     - permit inspection of its properties and books of record and account; and

     - maintain its EWG status.

  Guarantor Events of Default

     Each of the following events, whatever the reason for the event and whether it is voluntary or involuntary or shall come about or be affected by operation of law, or be pursuant to or in compliance with any applicable law, is an event of default under the guarantor loan agreement:

     - Louisiana Generating defaults in the payment of any principal of, premium (if any) or interest on any intercompany loan when that amount becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, for 15 days or more;

     - an event of default under the indenture shall have occurred and be continuing;

     - Louisiana Generating defaults in the performance or observance of any covenant or agreement under the guarantor loan agreement with respect to maintenance of existence, payment of taxes, permitted indebtedness, permitted liens, guarantees, business activities, fundamental changes, sales of assets, changes to finance documents or project documents, restricted payments and compliance with the investment company act and such default shall continue uncured for at least 30 days from the earliest to occur of: (a) the date on which one of Louisiana Generating's executive officers obtains actual knowledge of the failure and (b) the date on which the officer receives written notice from the bond trustee, collateral agent or bondholder of the default;

     - Louisiana Generating defaults in the performance or observance of any of its covenants or material obligations under the guarantor loan agreement, which default is not otherwise expressly defined as an event of default, and the default continues uncured for at least 30 days from the earliest of: (a) the date on which one of Louisiana Generating's executive officers obtains actual knowledge of such failure and (b) the date on which the officer receives written notice from the bond trustee, collateral agent or bondholder of the default. However, if Louisiana Generating commences and diligently pursues efforts to cure the default within the 30 day period and delivers written notice of the default to the bond trustee, Louisiana Generating will be given 60 days following the end of the initial 30 day period to cure the default, so long as it is diligently pursuing a cure;

     - Louisiana Generating (a) applies for or authorizes or approves or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (b) admits in writing its inability or is generally unable to pay its debts as such debts become due, (c) makes a general assignment for the benefit of its creditors, (d) commences a voluntary case under the federal bankruptcy code, (e) files a petition seeking to take advantage of any other debtor relief law, (f) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the federal bankruptcy code or any other debtor relief law or (g) takes any action for the purpose of effecting any of the foregoing including, without limitation, commencing a shareholder vote in connection with any of the foregoing;

     - a proceeding or case is commenced without the application or consent of Louisiana Generating in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of its debts or (b) the appointment of a trustee, receiver, custodian, liquidator or similar official for Louisiana Generating or all or a substantial part of its property under any debtor relief law and such proceeding or case continues undismissed or any order, judgment or

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       decree approving any of the foregoing is entered and continues unstayed and in effect for 60 or more consecutive days, or any order for relief against Louisiana Generating is entered in any involuntary case under the federal bankruptcy code or any other debtor relief law;

     - any security document to which Louisiana Generating is a party ceases to be in full force and effect or, except to the extent permitted by the terms of any security document, any lien purported to be granted thereby with respect to any guarantor collateral described therein shall cease to be a valid and perfected lien in favor of the collateral agent with the priority purported to be created by the document and such cessation has resulted in a material adverse effect. However, Louisiana Generating will have 30 days from the earliest to occur of: (a) the date on which one of Louisiana Generating's executive officers obtains actual knowledge of the default and (b) the date on which the officer receives written notice from the bond trustee, collateral agent or bondholder of the default, to cure the cessation or to furnish to the collateral agent all documents or instruments required to cure the cessation;

     - indebtedness of Louisiana Generating for borrowed money in an amount exceeding $15.0 million (escalated in accordance with the consumer price index) (other than any amount due under or pursuant to the finance documents) is required to be prepaid, or shall be declared to be due and payable, other than by scheduled required payment, prior to the stated maturity of the indebtedness, as the result of the acceleration of the stated maturity of the indebtedness following an event of default under the terms of the indebtedness. However, such default and acceleration will only constitute an event of default under the guarantor loan agreement if it has not been annulled or rescinded within 30 days and remains in effect with respect to the indebtedness;

     - the entry of one or more final and non-appealable judgments for the payment of money in an aggregate amount in excess of $25.0 million (escalated in accordance with the consumer price index) (exclusive of amounts fully covered by insurance or indemnity) against Louisiana Generating and the same remains unstayed or unpaid for a period of 60 or more consecutive days;

     - any material finance document to which Louisiana Generating is a party is declared in a final non-appealable judgment to be unenforceable against Louisiana Generating, or Louisiana Generating has expressly repudiated its obligations thereunder and ceased to perform such obligations, or defaulted in the performance of any of its material obligations thereunder and this default has continued for at least five business days;

     - any material project document to which Louisiana Generating is a party ceases to be valid and binding (other than as permitted or contemplated under the guarantor loan agreement), any third party thereto denies that it has any liability or obligation under any such material project document, or any third party is in default under any such document and in each case such cessation or default has resulted or would reasonably be expected to result in a material adverse effect. However, no such event will be a guarantor event of default if (a) within 180 days from the occurrence of such event Louisiana Generating causes the third party to reaffirm the disaffirmed provisions or resume performance (as the case may be) or enters into a replacement document substantially similar to the original document or (b) each rating agency confirms that such event will not result in a downgrade of the then current rating of the bonds;

     - either Louisiana Generating voluntarily abandons all the Cajun facilities for 60 consecutive days or any event occurs that causes all the Cajun facilities to be damaged, destroyed or rendered unfit for normal use, or any compulsory transfer or taking of any material part of the Cajun facilities by any governmental authority occurs for which neither NRG South Central nor Louisiana Generating receive loss proceeds and, in each case, such event has or would reasonably be expected to result in a material adverse effect. However, the occurrence of such an event (excluding abandonment by Louisiana Generating) will not be a guarantor event of default if there exists an approved restoration plan for the remediation of such damage, loss or taking within 30 days of the event;

     - any governmental approval required for the operation of the Cajun facilities is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation would reasonably be expected to result in a material adverse effect. However, no such event will be a guarantor event of default if within 60 days Louisiana Generating diligently pursues in good faith and
       (a) obtains an additional governmental approval in substitution therefore or replacement thereof or (b) causes such governmental approval to be reissued. Such an event also will not be a guarantor event of default for an additional 30 days following the expiration of the initial 60 day period if within the original 60 day period the default has not been cured but Louisiana Generating continues to diligently pursue in good faith the items set forth in clauses (a) and (b) above during such additional 30 day period; and

     - Louisiana Generating fails to satisfy its payment obligations under the guarantee.

  Enforcement

     If any event of default under the guarantor loan agreement occurs and is continuing, upon (a) written direction of bondholders holding not less than 33 1/3% of the aggregate principal amount of the outstanding bonds or of the bond trustee, notwithstanding the absence of direction from such bondholders (each in the case of any event of default specified in the first, second or last "bullet points" under "-- Guarantor Events of Default" above) or (b) upon written direction of bondholders holding greater than 50% (in the case of an event of default specified in all other "bullet points" under "-- Guarantor Events of Default" above) of the aggregate principal amount of the outstanding bonds, Louisiana Generating must declare that portion of the outstanding principal amount of the guarantor notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under the guarantor loan agreement to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which Louisiana Generating will waive in accordance with the guarantor loan agreement.

SECURITY AGREEMENTS

     Pursuant to a security agreement and pledge agreements, NRG South Central's obligations are secured by a security interest in the following:

     - NRG Central U.S. LLC's and South Central Generation Holding LLC's membership interests in NRG South Central and NRG South Central's membership interests in Louisiana Generating;

     - all of NRG South Central's assets related to the Cajun facilities, including NRG South Central rights under all intercompany notes between it and Louisiana Generating but excluding the assets specifically held for resale; and

     - the revenue account and the debt service reserve account.

     Pursuant to a mortgage and a security agreement, the obligations of Louisiana Generating under the guarantee and the guarantor loan agreement are secured by a mortgage with respect to Big Cajun I and Big Cajun II and a security interest in the following:

     - all of Louisiana Generating's interest in the Cajun facilities and substantially all the personal property associated with the Cajun facilities except for fixtures not located on the Cajun facilities and the assets specifically held for resale;

     - substantially all contracts, including the project documents, associated with the Cajun facilities to which Louisiana Generating is a party to the extent assignable and all consents to the assignment of these contracts that have been obtained;

     - all licenses, permits and governmental approvals associated with the Cajun facilities;

     - all insurance policies associated with the Cajun facilities and all monies paid to Louisiana Generating on these policies;

     - all revenues of the Cajun facilities, including revenues from power sales contracts entered into by NRG Power Marketing or any other entity which has entered into a power marketing agreement with Louisiana Generating associated with the Cajun facilities; and

     - the revenue account.

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

     Pursuant to the collateral agency and intercreditor agreement, NRG South Central, Louisiana Generating, any additional guarantor, the bond trustee, the agent under the new working capital facility, and any trustee or agent under any other senior secured debt document agree to appoint The Chase Manhattan Bank as the collateral agent and depositary bank.

  Authority of Collateral Agent

     The collateral agent has the authority to administer the intercreditor collateral in accordance with the security documents, and upon the occurrence and continuance of an event where 66 2/3% of the combined exposure shall have been declared to be, or shall automatically have become, due and payable under the financing documents, as determined by the collateral agent based upon written notices provided to the collateral agent by the secured parties, which event is referred to as a trigger event, shall exercise upon written instruction of persons that at such time hold at least 33 1/3% of the combined exposure (in the case of a payment default) or greater than 50% of the combined exposure (in the case of other defaults), which persons are referred to as the required creditors, such rights and remedies with respect to the intercreditor collateral as are granted to it under the security documents and applicable law.

     The term "combined exposure" means, as of any date of calculation, the sum (calculated without duplication) of the following to the extent the same is held by or represented by a secured party (a) the aggregate principal amount of all bonds outstanding as of the calculation date, (b) the aggregate principal amount of all loans (if any) outstanding as of such calculation date under the working capital facility, (c) the aggregate amount of all undrawn financing commitments as of such calculation date under the working capital facility which, as of such calculation date, the lenders party to the working capital agreement have no right to terminate, (d) the aggregate principal amount of all other senior secured debt (if any) outstanding as of such calculation date and (e) the aggregate amount of all undrawn financing commitments under any senior secured debt documents as of such calculation date which, as of such calculation date, the creditors party to such other senior secured debt documents have no right to terminate.

     The term "intercreditor collateral" means any collateral in which there is a security interest purported to be granted to a secured party other than the debt service reserve account.

  Actions by Secured Parties

     No secured party had any right to (a) sell, exchange, release or otherwise deal with any property pledged, assigned or mortgaged to secure the financing liabilities, (b) exercise or refrain from exercising any rights to direct the collateral agent to take any action in respect of the intercreditor collateral or (c) take any other action with respect to the intercreditor collateral (i) independently of the collateral agent or (ii) other than to direct the collateral agent to take action in accordance with the collateral agency and intercreditor agreement.

  Priority of Payments

     Following the occurrence of a trigger event or upon the exercise of remedies by the secured parties after an event of default, the proceeds of any collection, sale or other realization of any part of the intercreditor collateral will be applied by the collateral agent in the following order of priority:

     - first, to the payment of all reasonable costs and expenses relating to the sale of the intercreditor collateral plus costs of the collateral agent in enforcing the indemnity payment due to the collateral agent;

     - second, to the payment to the bond trustee, the working capital agent and each senior secured debt agent for all fees and expenses due and owing under the applicable finance document;

     - third, to the payment of accrued and unpaid interest on the bonds, the working capital facility and any other senior secured debt, pro rata;

     - fourth, to the payment of principal, make-whole premiums, if any, and breakage costs, if any, pro rata;

     - fifth, to the payment of other secured obligations owed to the bond trustee, the working capital agent and the senior secured debt agent, pro rata; and

     - finally, to the payment of the relevant obligor, or its successor or assignees, or as a court of competent jurisdiction may direct, of any surplus remaining.

  Event of Loss/Title Event

     If an event of loss or title event occurs and the determination is made that the affected property cannot be rebuilt, repaired or restored or NRG South Central elects not to rebuild, repair or restore, and loss proceeds exceed $10.0 million, then any loss proceeds over $10.0 million will be distributed pro rata among the secured parties. If an event of loss occurs and NRG South Central rebuilds, repairs or restores the affected property and the loss proceeds exceed the actual cost of such rebuilding, repair or restoration by more than $5.0 million, then any loss proceeds over $5.0 million will be distributed pro rata among the secured parties. The pro rata share of loss proceeds owing to the bond trustee for the benefit of the bondholders will be applied to the pro rata redemption of the bonds in accordance with the indenture.

  Notice

     Each secured party will give each other secured party and the collateral agent written notice of the occurrence of an event of default under such secured party's financing documents of which it has written notice and of the occurrence of an acceleration of the maturity of such secured party's financing liabilities.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of bonds received in exchange for outstanding bonds where the outstanding bonds acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until January 12, 2001, all dealers effecting transactions in the bonds may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of bonds by broker-dealers. Bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the bonds or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the bonds. Any broker-dealer that resells bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of these bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of bonds and any commission or concessions received any these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Furthermore, any broker dealer that acquired any of its outstanding bonds directly from us:

     - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1983), and

     - must also be named a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     For a period of 90 days after the expiration date of the exchange offer NRG South Central will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. NRG South Central has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the bonds) other than commissions or concessions of any broker-dealers and will indemnify the holders of the bonds (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain U.S. federal income tax considerations relating to the exchange of the outstanding bonds for the bonds issued in this exchange offer. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. We have not obtained, nor do we intend to obtain, a ruling from the IRS as to any U.S. federal income tax consequences discussed below and there can be no assurances that the IRS will not take contrary positions. This discussion does not address all aspects of U.S. federal income tax that may be relevant to particular holders of outstanding bonds and bonds issued in this exchange offer. This discussion deals only with holders of bonds who hold the bonds as capital assets and exchange outstanding bonds for bonds issued in this exchange offer. This discussion does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of the bonds, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

     An exchange of the outstanding bonds for the bonds pursuant to the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes because the terms of the bonds issued in the exchange offer are substantially identical to the terms of the outstanding bonds. Consequently, a holder of the outstanding bonds will not recognize taxable gain or loss as a result of exchanging bonds pursuant to the exchange offer. The holding period of the bonds issued in the exchange offer will be the same as the holding period of the outstanding bonds and the tax basis of the bonds will be the same as the basis in the outstanding bonds immediately before the exchange.

                                 LEGAL MATTERS

     Certain legal matters with respect to the bonds offered in this exchange offer will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements for NRG South Central at June 30, 2000 and for the period from March 30, 2000 (Inception) through June 30, 2000, the financial statements for Louisiana Generating at June 30, 2000 and for the period from March 30, 2000 (Inception) through June 30, 2000 and the carve-out financial statements for Cajun Electric (Cajun facilities) at December 31, 1999 and 1998 for each of the three years in the period ended December 31, 1999 have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the bonds offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about our company and the bonds in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement for a more complete understanding of the document or matter.

     After the registration statement becomes effective, we will be subject to the informational requirements of the Exchange Act of 1934, and will file periodic reports, registration statements and other information with the SEC. You may read and copy the registration statement and any of the other documents we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

     If for any reason we are not subject to the reporting requirements of the Securities Exchange Act of 1934 in the future, we will still be required under the indenture governing the bonds to furnish the holders of the bonds with certain financial and reporting information. See "Description of Principal Financing Documents -- Indenture -- Covenants of NRG South
Central -- Information Requirements" for a description of the information we are required to provide.

NRG ENERGY

     NRG Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document NRG Energy files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. NRG Energy's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     You should rely only on the information provided in this prospectus or any supplement. NRG Energy has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. NRG Energy's SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of NRG Energy's public filings at the New York Stock Exchange, you should call (212) 656-5060.

XCEL ENERGY

     Xcel Energy, formerly Northern States Power Company, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Xcel Energy files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Xcel Energy's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Xcel Energy's SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of Xcel Energy's public filings at the New York Stock Exchange, you should call (212) 656-5060.

     You should rely only on the information provided in this prospectus or any supplement. Xcel Energy has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                         INDEX TO FINANCIAL STATEMENTS


                 NRG SOUTH CENTRAL GENERATING LLC
Report of Independent Accountants...........................   F-3
Consolidated Balance Sheet..................................   F-4
Consolidated Statement of Operations........................   F-5
Consolidated Statement of Cash Flows........................   F-6
Consolidated Statement of Members' Equity...................   F-7
Notes to Consolidated Financial Statements..................   F-8

                     LOUISIANA GENERATING LLC
Report of Independent Accountants...........................  F-25
Balance Sheet...............................................  F-26
Statement of Operations.....................................  F-27
Statement of Cash Flows.....................................  F-28
Statement of Member's Equity................................  F-29
Notes to Financial Statements...............................  F-30

                CAJUN ELECTRIC (CAJUN FACILITIES)
Report of Independent Accountants...........................  F-43
Carve-Out Statement of Net Assets...........................  F-44
Carve-Out Statement of Certain Revenue and Expenses.........  F-45
Notes to Carve-Out Financial Statements.....................  F-46

                        NRG SOUTH CENTRAL GENERATING LLC


                       CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee of
NRG South Central Generating LLC:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of NRG South Central Generating LLC and its subsidiaries at June 30, 2000, and the results of their operations and their cash flows for the period March 30, 2000 (Inception) through June 30, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 17, 2000

                        NRG SOUTH CENTRAL GENERATING LLC

                           CONSOLIDATED BALANCE SHEET


                                                              JUNE 30, 2000    SEPTEMBER 30, 2000
                                                              --------------   ------------------
                                                                                  (UNAUDITED)
(IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash......................................................    $   10,319         $   25,989
  Accounts receivable.......................................        35,869             54,408
  Inventory.................................................        37,425             30,329
  Prepaid expenses..........................................           860              3,294
                                                                ----------         ----------
          Total current assets..............................        84,473            114,020
NON-CURRENT ASSETS:
  Property, plant & equipment, net..........................     1,036,343          1,080,265
  Decommissioning fund investments..........................         3,591              3,673
  Deferred financing costs, net of accumulated amortization
     of $103 and $193.......................................         9,757              9,792
  Other assets..............................................         7,994              7,816
                                                                ----------         ----------
          Total assets......................................    $1,142,158         $1,215,566
                                                                ==========         ==========
                      LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
Current liabilities:
  Current portion of long-term debt.........................    $   23,750         $   25,250
  Revolving line of credit..................................            --             40,000
  Accounts payable..........................................           758                961
  Accounts payable -- affiliates............................        28,702             44,357
  Accrued fuel and purchased power expense..................        11,131             31,696
  Accrued interest..........................................        18,704              3,631
  Other current liabilities.................................         4,524              4,516
                                                                ----------         ----------
          Total current liabilities.........................        87,569            150,411
Long-term debt..............................................       776,250            763,500
Other non-current liabilities...............................         4,175              4,839
                                                                ----------         ----------
          Total Liabilities.................................       867,994            918,750
MEMBERS' EQUITY.............................................       274,164            296,816
                                                                ----------         ----------
          Total liabilities and members' equity.............    $1,142,158         $1,215,566
                                                                ==========         ==========


          See accompanying notes to consolidated financial statements.

                        NRG SOUTH CENTRAL GENERATING LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS




                                                                       (SUCCESSOR)          (SUCCESSOR)
                                         (PREDECESSOR)               FOR THE PERIOD       FOR THE PERIOD
                                    CARVE-OUT FOR THE THREE          MARCH 30, 2000       MARCH 30, 2000
                                          MONTHS ENDED                 (INCEPTION)          (INCEPTION)
                                --------------------------------    THROUGH JUNE 30,     THROUGH SEPTEMBER
                                MARCH 31, 1999    MARCH 31, 2000          2000               30, 2000
                                --------------    --------------    -----------------    -----------------
                                 (UNAUDITED)       (UNAUDITED)                              (UNAUDITED)
                                   NOTE 12           NOTE 12
(IN THOUSANDS)
Revenues......................     $78,603           $79,982             $88,536             $202,718
Operating Costs...............      56,417            58,628              55,637              136,726
                                   -------           -------             -------             --------
  Operating margin............      22,186            21,354              32,899               65,992
Depreciation and
  Amortization(1).............       9,466             9,647               6,827               13,978
General and Administrative
  Expenses....................       2,427             2,423               1,841                2,558
                                   -------           -------             -------             --------
  Income from operations......      10,293             9,284              24,231               49,456
Other Expense (Income), net...         775              (521)               (227)                (657)
Interest Expense..............          --                --              18,861               37,598
                                   -------           -------             -------             --------
  Excess of revenues over
     costs and expenses.......     $ 9,518           $ 9,805
                                   =======           =======
  Net Income..................                                           $ 5,597             $ 12,515
                                                                         =======             ========


---------------
(1) Depreciation and amortization expense is considered to be a cost of operations.

          See accompanying notes to consolidated financial statements.

                        NRG SOUTH CENTRAL GENERATING LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                              FOR THE PERIOD       FOR THE PERIOD
                                                              MARCH 30, 2000       MARCH 30, 2000
                                                               (INCEPTION)           (INCEPTION)
                                                             THROUGH JUNE 30,   THROUGH SEPTEMBER 30,
                                                                   2000                 2000
(IN THOUSANDS)                                               ----------------   ---------------------
                                                                                     (UNAUDITED)
Cash Flow from operating activities:
Net income.................................................    $     5,597           $    12,515
Adjustments to reconcile net income to net cash provided
  from operating activities:
  Depreciation and amortization............................          6,827                13,978
  Amortization of deferred financing costs.................            103                   193
  Changes in assets and liabilities:
     Accounts receivable...................................        (35,869)              (54,408)
     Inventories...........................................         (4,339)                2,757
     Prepaid expenses......................................           (661)               (3,094)
     Accounts payable......................................            758                   961
     Accounts payable -- affiliates........................            679                16,333
     Accrued fuel and purchased power expense..............         11,131                31,696
     Accrued interest......................................         18,704                 3,631
     Other current liabilities.............................          3,247                 3,239
  Cash used by changes in other assets and liabilities.....         (4,801)               (4,047)
                                                               -----------           -----------
       Net cash provided by operating activities...........          1,376                23,754
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed.........     (1,055,927)           (1,055,927)
  Proceeds from disposition of property and equipment......          8,975                 9,017
  Investment in decommissioning fund.......................             --                  (116)
  Capital expenditures.....................................         (2,812)               (6,071)
                                                               -----------           -----------
       Net cash used in investing activities...............     (1,049,764)           (1,053,097)
                                                               -----------           -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.................        800,000               800,000
  Deferred financing costs.................................         (9,860)               (9,985)
  Contributions by members.................................        268,567               268,567
  Distributions to members.................................             --               (32,000)
  Proceeds from short-term borrowings......................             --                40,000
  Repayments of long-term borrowings.......................             --               (11,250)
                                                               -----------           -----------
       Net cash flows provided by financing activities.....      1,058,707             1,055,332
                                                               -----------           -----------
Net increase in cash and cash equivalents..................         10,319                25,989
Cash and cash equivalents at beginning of period...........             --                    --
                                                               -----------           -----------
Cash and cash equivalents at end of period.................    $    10,319           $    25,989
                                                               ===========           ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid..............................................    $        --           $    33,571
SUPPLEMENTAL DISCLOSURES OF NON-CASH INFORMATION
Assets of NRG Sterlington Power contributed to NRG South
  Central in the amount of.................................    $        --           $    47,734


          See accompanying notes to consolidated financial statements.

                        NRG SOUTH CENTRAL GENERATING LLC

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY


(IN THOUSANDS)

Balance, March 30, 2000 (Inception).........................        $      --
  Contributions.............................................          268,567
  Net Income................................................            5,597
                                                                    ---------
Balance, June 30, 2000......................................        $ 274,164
                                                                    =========
  Contributions (Unaudited).................................           47,734
  Distributions (Unaudited).................................          (32,000)
  Net Income (Unaudited)....................................            6,918
                                                                    ---------
Balance, September 30, 2000 (Unaudited).....................        $ 296,816
                                                                    =========


          See accompanying notes to consolidated financial statements.

                        NRG SOUTH CENTRAL GENERATING LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     NRG South Central Generating LLC (NRG South Central or the Company) is an indirect wholly owned subsidiary of NRG Energy, Inc. (NRG). NRG South Central owns 100% of Louisiana Generating LLC (Louisiana Generating), NRG New Roads Holding LLC (New Roads), NRG Sterlington Power LLC (NRG Sterlington) and Big Cajun I Peaking Power LLC (Big Cajun Peaking) unrestricted subsidiaries. NRG South Central's members are NRG Central U.S. LLC (NRG Central) and South Central Generation Holding LLC (South Central Generation). NRG Central and South Central Generation are wholly owned subsidiaries of NRG, each of which own a 50% interest in NRG South Central.


     NRG South Central was formed for the purpose of financing, acquiring, owning, operating and maintaining through its subsidiaries and affiliates the facilities owned by Louisiana Generating and any other facilities that it or its subsidiaries may acquire in the future.

     Pursuant to a competitive bidding process, following the Chapter 11 bankruptcy proceeding of Cajun Electric Power Cooperative, Inc. (Cajun Electric), Louisiana Generating acquired the non-nuclear electric power generating assets of Cajun Electric. New Roads was formed for the purpose of holding assets that Louisiana Generating acquired in conjunction with the purchase of the generating assets from Cajun Electric which are not necessary for the operation of the newly acquired generating facilities and, with respect to some of these assets, may not be held by Louisiana Generating under applicable federal regulations.

NOTE 1 -- BUSINESS DEVELOPMENTS

     On March 31, 2000, for approximately $1,055.9 million, Louisiana Generating acquired 1,708 MW of electric power generation facilities located in New Roads, Louisiana (Cajun facilities). The acquisition was financed through a combination of project level non-recourse debt and equity from NRG South Central.


     The acquisition was accounted for by the purchase method. The aggregate purchase price was allocated on a preliminary basis among the assets acquired and liabilities assumed based on an appraisal prepared in April 2000, adjustments are to be expected.



     In August 2000, Big Cajun Peaking and NRG Sterlington became wholly owned subsidiaries of the Company. NRG Sterlington was contributed to the Company by NRG.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation


     The consolidated financial statements include the accounts of the Company and its subsidiaries: Louisiana Generating LLC and NRG New Roads Holding LLC, NRG Sterlington Power LLC, and Big Cajun I Peaking Power LLC. The consolidated financial statements of the Company consist primarily of the results of operations and assets and liabilities of Louisiana Generating. Louisiana Generating is a guarantor of the bonds issued on March 30, 2000 to acquire the Cajun facilities. NRG New Roads Holding holds certain assets that were acquired by Louisiana Generating but not necessary for the operation of the Cajun facilities. NRG Sterlington Power was acquired by NRG from Koch Power and contributed to the Company for the purpose of developing, constructing, owning, and operating an approximately 200 NW simple cycle gas peaking facility in Sterlington, Louisiana. Big Cajun I Peaking Power was formed for the purpose of developing, constructing, owning, and operating an approximately 240 MW simple cycle gas peaking facility at the Big Cajun I site in New Roads, Louisiana. As of June 30, 2000, the total assets of NRG New Roads Holding represent approximately 2% of the total consolidated assets of the Company. All significant intercompany transactions have been eliminated in consolidation. Accounting policies for all of the Company's operations are in accordance with accounting principles generally accepted in the United States.

                        NRG SOUTH CENTRAL GENERATING LLC

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, uncollectible accounts and actuarially determined benefit costs, among others. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

  Cash and Cash Equivalents


     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.


  Inventory

     Inventory consists of coal, spare parts and fuel oil and is stated at the lower of weighted average cost or market (Note 6).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment...................  25 to 40 years
Office furnishings and equipment......................   3 to 10 years

  Deferred Financing Costs

     Deferred financing costs consist of legal and other costs incurred to obtain debt financing. These costs are being amortized over the terms of the related debt.

  Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

  Power Marketing Activities

     The Company has entered into a contract with a marketing affiliate for the sale of energy, capacity and ancillary services produced, which enables the affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate.

                        NRG SOUTH CENTRAL GENERATING LLC

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of June 30, 2000, the accompanying financial statements report a balance of $1,036,343 for net property, plant and equipment. The tax basis of this property is estimated to be $1,032,917. The primary difference is due to accelerated tax depreciation.

  Summary of Cash Flows

     Summarized cash flows from operating and investing activities for Cajun Electric for the three months ended March 30, 2000 and 1999 were as follows:


                                                            1999       2000
                                                           -------    -------
(IN THOUSANDS)                                                (UNAUDITED)
Cash flows from operating activities:
Excess of revenues over costs and expenses...............  $ 9,518    $ 9,805
Adjustments to reconcile net margins to net cash:
  Depreciation and amortization..........................    9,466      9,647
  Asset dispositions.....................................      991         15
  Changes in accounts receivable.........................    2,735      2,133
  Changes in fuel and prepayments........................   (1,194)    (4,153)
  Changes in accounts payable and accrued expenses.......    3,947      6,058
                                                           -------    -------
     Net cash provided by operating activities...........   25,463     23,505
Cash flows for investing activities
  Capital expenditures...................................   (5,212)    (1,142)
                                                           -------    -------
                                                           $20,251    $22,363
                                                           =======    =======


  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, as amended by SFAS 138, requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company plans to adopt this standard effective January 1, 2001, as required. The potential impact of implementing this statement has not yet been determined.


  Interim Results (Unaudited)



     Information as of and for the period from March 30, 2000 (Inception) through September 30, 2000 is unaudited. The information as of and furnished in the unaudited September 30, 2000 Balance Sheet, Statement of Operations, Cash Flows, and Members' Equity include all material adjustments consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in the Notes to the Financial Statements for this period is also unaudited.

                        NRG SOUTH CENTRAL GENERATING LLC

NOTE 3 -- PRO FORMA RESULTS OF OPERATIONS (UNAUDITED)


     On March 31, 2000, the Company completed the acquisition of two fossil fueled generating plants from Cajun Electric Power Cooperative, Inc. for approximately $1,055.9 million. The following information summarizes the pro forma results of operations for the three and six months ending June 30, 2000 and 1999 as if the acquisition had occurred as of the beginning of the three and six months ending June 30, 2000 and 1999. In addition, the following information summarizes the pro forma results of operations for the three and nine months ending September 30, 2000 and 1999 as if the acquisition had occurred as of the beginning of the three and nine months ending September 30, 2000 and 1999. The pro forma information presented is for informational purposes only and is not necessarily indicative of future earnings or financial position or of what the earnings and financial position would have been had the acquisition of the Cajun facilities been consummated at the beginning of the respective periods or as of the date for which pro forma financial information is presented.



                                    ACTUAL             PRO FORMA              ACTUAL             PRO FORMA
                              THREE MONTHS ENDED   THREE MONTHS ENDED   THREE MONTHS ENDED   THREE MONTHS ENDED
                                JUNE 30, 2000        JUNE 30, 1999      SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
(IN THOUSANDS)                ------------------   ------------------   ------------------   ------------------
Revenues....................       $88,536              $94,791              $114,182             $114,454
Operating Costs.............        55,637               65,365                81,089               71,148
                                   -------              -------              --------             --------
  Operating margin..........        32,899               29,426                33,093               43,306
Depreciation and
  Amortization..............         6,827                6,875                 7,151                6,872
General and Administrative
  Expenses..................         1,841                2,438                   717                2,307
                                   -------              -------              --------             --------
  Income from operations....        24,231               20,113                25,225               34,127
Other Expense (Income),
  net.......................           (68)                 771                  (430)                (226)
Interest Expense............        18,461               18,312                18,737               18,312
                                   -------              -------              --------             --------
Net Income..................       $ 5,838              $ 1,030              $  6,918             $ 16,041
                                   =======              =======              ========             ========



                                  PRO FORMA            PRO FORMA            PRO FORMA            PRO FORMA
                               SIX MONTHS ENDED     SIX MONTHS ENDED    NINE MONTHS ENDED    NINE MONTHS ENDED
                                JUNE 30, 2000        JUNE 30, 1999      SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
(IN THOUSANDS)                ------------------   ------------------   ------------------   ------------------
Revenues....................       $168,518             $173,394             $282,700             $287,848
Operating Costs.............        114,265              121,783              195,354              192,931
                                   --------             --------             --------             --------
  Operating margin..........         54,253               51,611               87,346               94,917
Depreciation and
  Amortization..............         13,884               13,751               21,035               20,623
General and Administrative
  Expenses..................          4,264                4,866                4,981                7,173
                                   --------             --------             --------             --------
  Income from operations....         36,105               32,994               61,330               67,121
Other Expense (Income),
  net.......................           (748)               1,544               (1,178)               1,318
Interest Expense............         37,173               36,624               55,910               54,936
                                   --------             --------             --------             --------
Net Loss....................       $   (320)            $ (5,174)            $  6,598             $ 10,867
                                   ========             ========             ========             ========

                        NRG SOUTH CENTRAL GENERATING LLC

NOTE 4 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:


                                                              JUNE 30, 2000    SEPTEMBER 30, 2000
                                                              --------------   ------------------
(IN THOUSANDS)                                                                    (UNAUDITED)
Land........................................................    $   14,308         $   14,308
Facilities, machinery and equipment.........................     1,021,547          1,057,547
Construction in progress....................................         5,933             20,871
Office furnishings and equipment............................         1,251              1,253
Accumulated depreciation....................................        (6,696)           (13,714)
                                                                ----------         ----------
Property, plant and equipment (net).........................    $1,036,343         $1,080,265
                                                                ==========         ==========


     Property, plant and equipment consist primarily of the electric generating facilities acquired from Cajun Electric. The assets are comprised of Units 1 and 2 of Big Cajun I and 100% of Units 1 and 2 and 58% of Unit 3 of Big Cajun II; an energy control center and headquarters building; 4,175 acres of land near Coushatta, Louisiana; a 540 MW General Electric Steam turbine generator; a 17.5 mile gas pipeline system; and certain transmission assets and all other substations.

     Certain of the acquired assets are not necessary for the operation of the electric generating facilities, and with respect to some of the assets, may not be held by Louisiana Generating under applicable federal regulations. These assets were transferred to and are being held by New Roads for resale. As of June 30, 2000, the assets are carried at $25.4 million which represents the lower of the assets cost or fair value less cost to sell. These assets consist primarily of: a 4,175 acre parcel of land near Coushatta, Louisiana currently used for timber production, wildlife conservation and farming; a 2,466 acre segment of the Big Cajun II property that was held by Cajun Electric as a future ash disposal site currently being leased for farming; mineral rights to a seven acre parcel of land in New Roads, Louisiana; and a 540 MW General Electric steam turbine generator.

NOTE 5 -- LONG TERM DEBT

     On March 30, 2000, NRG South Central issued $800 million of senior secured bonds in two tranches. The first tranche was for $500 million with a coupon of 8.962% and a maturity of 2016. The second tranche was for $300 million with a coupon of 9.479% and a maturity of 2024. Interest on the bonds will be payable in arrears on each March 15 and September 15, commencing on September 15, 2000. Principal payments will be made semi-annually commencing on September 15, 2000 with $11,250,000 due, $25,250,000 due in 2001, $25,500,000 due in 2002 and 2003,
$15,000,000 due in 2004 and 2005, with the remaining $682,500,000 due between March 15, 2006 and September 15, 2024. The proceeds of the bonds were used to finance the Company's acquisition of the Cajun generating facilities on March 31, 2000.

     The Company's obligations in respect to the bonds are secured by a security interest in NRG Central's and South Central's interests in the Company and the Company's membership interest in Louisiana Generating; all of the assets related to the Cajun facilities including the Company's rights under all intercompany notes between the Company and Louisiana Generating but excluding those assets specifically held for resale; the revenue account and the debt service reserve account.

     Louisiana Generating issued a guarantee in favor of the bondholders, which unconditionally and irrevocably guarantees the payment of principal, of premium (if any) and interest on the bonds. The guarantee is a guarantee of payment and the bond trustee is entitled to make demands for payment under the guarantee any time that amounts due and payable on the bonds have not been paid.

                        NRG SOUTH CENTRAL GENERATING LLC

     The obligations of Louisiana Generating are secured by a mortgage with respect to Big Cajun I and II and an interest in:


     - All of Louisiana Generating's interest in the Cajun facilities and substantially all personal property associated with the Cajun facilities except for fixtures not located on the Cajun facilities and the assets specifically held for resale;

     - Substantially all contracts, associated with the Cajun facilities to which Louisiana Generating is a party and all consents to the assignment of these contracts that have been obtained;

     - All licenses, permits and governmental approvals associated with the Cajun facilities;

     - All insurance policies associated with the Cajun facilities and all monies paid to Louisiana Generating on these policies;

     - All revenues of the Cajun facilities, including revenues from power sales contracts entered into by NRG Power Marketing or any other entity which has entered into a power marketing agreement with Louisiana Generating associated with the Cajun facilities; and the revenue account.

  Optional Redemption

     NRG South Central may redeem the bonds in whole or in part at any time at a redemption price equal to:

     - 100% of the principal amount of the bonds being redeemed, plus

     - interest on the bonds being redeemed, accrued and unpaid to, but excluding, the date of redemption, plus

     - a make whole premium based on an amount equal to the excess, if any, of
       (a) the discounted present value of all interest and principal payments scheduled to become due in respect to the bonds to be redeemed (such discounted present value to be determined on the basis of a discount rate equal to (i) the treasury rate and (ii) 50 basis points), over (b) the outstanding principal amount of the applicable bonds to be redeemed.

  Debt Service Reserve Account

     NRG South Central established a debt service reserve account for the benefit of the bondholders. This account must constitute at all times a sufficient fund to pay the scheduled principal and interest on the bonds due in the next six months. NRG South Central may fund this account with cash or credit support. NRG South Central has obtained credit support and therefore need not fund this account with cash. Currently the debt service reserve requirement is being satisfied by a guarantee given by NRG.

NOTE 6 -- INVENTORY

     Inventory, which is stated at the lower of weighted average cost or market, consists of:


                                         JUNE 30, 2000    SEPTEMBER 30, 2000
                                         --------------   ------------------
(IN THOUSANDS)                                               (UNAUDITED)
Coal...................................     $25,862            $18,581
Spare Parts............................      11,013             11,136
Fuel oil...............................         550                612
                                            -------            -------
Total..................................     $37,425            $30,329
                                            =======            =======

                        NRG SOUTH CENTRAL GENERATING LLC

NOTE 7 -- RELATED PARTY TRANSACTIONS

     Louisiana Generating entered into a power sales and agency agreement with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreement is effective until December 31, 2030. Under the agreement, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and sell all power not otherwise sold or committed to or by Louisiana Generating, (ii) procure and provide to Louisiana Generating all fuel required to operate its respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by Louisiana Generating. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreement, NRG Power Marketing, Inc. pays to Louisiana Generating gross receipts generated through sales, less costs incurred by NRG Power Marketing, Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).


     During the periods March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000, Louisiana Generating recorded gross receipts less costs incurred from NRG Power Marketing Inc. totaling $44.2 million, and $85.7 million (Unaudited), respectively.



     Louisiana Generating entered into an operation and maintenance agreement with NRG Operating Services, Inc., (NRG Operating Services) a wholly-owned subsidiary of NRG. The agreement is perpetual in term until terminated in writing by Louisiana Generating or until earlier terminated upon an event of default. Under the agreement, at the request of Louisiana Generating, NRG Operating Services manages, oversees and supplements the operation and maintenance of the Cajun facilities.



     During the periods March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000, Louisiana Generating incurred operating and maintenance costs billed from NRG Operating Services totaling $11.1 million, and $15.5 million (Unaudited), respectively.


     Louisiana Generating and the Company each entered into an agreement with NRG for corporate support and services. The agreement is perpetual in term until terminated in writing by Louisiana Generating or NRG South Central or until earlier terminated upon an event of default. Under the agreement, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreement, NRG is paid for personnel time as well as out-of-pocket costs.


     During the periods March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000 (Unaudited), Louisiana Generating and the Company paid NRG approximately $0.2 million during both periods for corporate support and services.



     As of June 30, 2000, and September 30, 2000 the Company has an accounts payable-affiliates balance of approximately $28.7 million and $44.4 million (Unaudited), respectively, which consisted primarily of a payable to NRG for capitalized development costs incurred prior to the acquisition of the Cajun facilities and other expenses paid on behalf of the Company.


NOTE 8 -- BENEFITS DISCLOSURES

     Louisiana Generating retained a number of the administrative and operating personnel of Cajun Electric upon acquisition of Cajun Electric's generating facilities. Prior to March 31, 2000 these employees were participants in the National Rural Electric Cooperative Association's Retirement and Security Program, a master multiple-employer defined benefit plan. Effective March 31, 2000, the Cooperative's defined benefit and 401-K plans were terminated, no pension obligation was assumed by Louisiana Generating or NRG. Louisiana Generating sponsors a cash balance pension plan arrangement whereby the employees are entitled to a pension benefit of approximately 7% of total payroll. The employees are also eligible to participate in a 401-K plan that provides for the matching of specified amounts of employee contributions to the plan.

                        NRG SOUTH CENTRAL GENERATING LLC

     For the periods March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000, the Company recorded approximately $333,000 and $667,000 (Unaudited), respectively, of pension expense and approximately $9,000 and $21,000 (Unaudited), respectively, of 401-K matching funds.


NOTE 9 -- SALES TO SIGNIFICANT CUSTOMERS


     During the period March 30, 2000 (Inception) through June 30, 2000, sales to two customers accounted for 18.2% and 17.1%, respectively of the Company's total revenues. During the period March 30, 2000 (Inception) through September 30, 2000, sales to these two customers were 17.1% (Unaudited) and 16.4% (Unaudited), respectively, of the Company's total revenues. During March 2000, the Company entered into certain power sales agreements with eleven distribution cooperatives that were customers of Cajun Electric prior to the Company's acquisition of the Cajun facilities. The initial terms of these agreements provide for the sale of energy, capacity and ancillary services for the periods ranging from four to 25 years. In addition, the Company assumed Cajun Electric's obligations under four long-term power supply agreements. The terms of these agreements range from 10 to 26 years. These power sales agreements accounted for the majority (88.1%) of the Company's total revenues during the period March 30, 2000 (Inception) through June 30, 2000 (Note 10).


NOTE 10 -- COMMITMENTS AND CONTINGENCIES

  Contractual Commitments

     Power Supply Agreements with the Distribution Cooperatives

     During March 2000, Louisiana Generating entered into certain power supply agreements with eleven distribution cooperatives to provide energy, capacity and transmission services. The agreements are standardized into three types, Form A, B and C.

  Form A Agreements

     Six of the distribution cooperatives entered into Form A power supply agreements. The Form A agreement is an all-requirements power supply agreement which has an initial term of 25 years, commencing on March 31, 2000. After the initial term, the agreement continues on a year-to-year basis, unless terminated by either party giving five years advanced notice.

     Under the Form A power supply agreement, Louisiana Generating is obligated to supply the distribution cooperative and is required to purchase all of the energy and capacity required by the distribution cooperative for service to its retail customers although the distribution cooperative has certain limited rights under which it can purchase energy and capacity from third parties.

     Louisiana Generating must contract for all transmission service required to serve the distribution cooperative and will pass through the costs of transmission service to the cooperative. Louisiana Generating is required to supply at its cost, without pass through, control area services and ancillary services which transmission providers are not required to provide.

     Louisiana Generating owns and maintains the substations and other facilities used to deliver energy and capacity to the distribution cooperative and charges the cooperative a monthly specific delivery facility charge for such facilities; any additions to, or new delivery facilities. The initial monthly charge is 1% of the value of all of the distribution cooperative's specific delivery facilities. The cost of additional investment during the term of the agreement will be added to the initial value of the delivery facilities to calculate the monthly specific delivery facility charge.

                        NRG SOUTH CENTRAL GENERATING LLC

     Louisiana Generating charges the distribution cooperative a demand charge, a fuel charge and a variable operation and maintenance charge. The demand charge consists of two components, a capital rate and a fixed operation and maintenance rate. The distribution cooperatives have an option to choose one of two fuel options, all six have selected the first option which is a fixed fee through 2004 and determined using a formula which is based on gas prices and the cost of delivered coal for the period thereafter. At the end of the fifteenth year of the contract, the cooperatives may switch to the second fuel option. The second fuel option consists of a pass-through of fuel costs, with a guaranteed coal heat rate and purchased energy costs, excluding the demand component in purchased power. From time to time Louisiana Generating may offer fixed fuel rates which the cooperative may elect to utilize. The variable operation and maintenance charge is fixed through 2004 and escalates at either approximately 3% per annum or in accordance with actual changes in specified indices as selected by the distribution cooperative. Five of the distribution cooperatives elected the fixed escalation provision and one elected the specified indices provision.

     The Form A agreement also contains provisions for special rates for certain customers based on the economic development benefits the customer will provide and other rates to improve the distribution cooperative's ability to compete with service offered by political subdivisions.

  Form B Agreements

     One distribution cooperative selected the Form B Power Supply Agreement. The term of the Form B power supply agreement commences on March 31, 2000 and ends on December 31, 2024. The Form B power supply agreement allows the distribution cooperative the right to elect to limit its purchase obligations to "base supply" or also to purchase "supplemental supply." Base supply is the distribution cooperative's ratable share of the generating capacity purchased by Louisiana Generating from Cajun Electric. Supplemental supply is the cooperative's requirements in excess of the base supply amount. The distribution cooperative which selected the Form B agreement also elected to purchase supplemental supply.

     Louisiana Generating charges the distribution cooperative a monthly specific delivery facility charge of approximately 1.75% of the depreciated net book value of the specific delivery facilities, including additional investment. The distribution cooperative may assume the right to maintain the specific delivery facilities and reduce the charge to 1.25% of the depreciated net book value of the specific delivery facilities. Louisiana Generating also charges the distribution cooperative its ratable share of 1.75% of the depreciated book value of common delivery facilities, which include communications, transmission and metering facilities owned by Louisiana Generating to provide supervisory control and data acquisition, and automatic control for its customers.

     For base supply, Louisiana Generating charges the distribution cooperative a demand charge, an energy charge and a fuel charge. The demand charge for each contract year is set forth in the agreement and is subject to increase for environmental legislation or occupational safety and health laws enacted after the effective date of the agreement. Louisiana Generating can increase the demand charge to the extent its cost of providing supplemental supply exceeds $400/kW. The energy charge is fixed through 2004, and deceased slightly for the remainder of the contract term. The fuel charge is a pass through of fuel and purchased energy costs, the distribution cooperative may elect to be charged based on a guaranteed coal fired heat rate of 10,600 Btu/kWh, and it may also select fixed fuel factors as set forth in the agreement for each year through 2008. The one distribution cooperative which selected this form of agreement elected to utilize the fixed fuel factors. For the years after 2008, Louisiana Generating will offer additional fixed fuel factors for five-year periods that may be elected to utilize. For the years after 2008, the distribution cooperative may also elect to have its charges computed under the pass through provisions with or without the guaranteed coal fired heat rate.

     At the beginning of year six, Louisiana Generating will establish a rate fund equal to the ratable share of $18 million. The amount of the fund will be approximately $720,000. This fund will be used to offset the energy costs of the Form B distribution cooperatives which elected the fuel pass through provision of the fuel

                        NRG SOUTH CENTRAL GENERATING LLC
charge, to the extent the cost of power exceeds $0.04/kWh. Any funds remaining at the end of the term of the power supply agreement will be returned to Louisiana Generating.

  Form C Agreements

     Four distribution cooperatives selected the Form C power supply agreement. The Form C power supply agreement is identical to the Form A power supply agreement, except for the following.

     The term of the Form C power supply agreement is for four years following the closing date of the acquisition of the Cajun facilities. The agreement can be terminated by the distribution cooperative at any time with 12 months prior notice given after the first anniversary of the acquisition closing date.

     Louisiana Generating will charge the distribution cooperative a demand rate, a variable operation and maintenance charge and a fuel charge. Louisiana Generating will not offer the distribution cooperatives which select the Form C agreement any new incentive rates, but will continue to honor existing incentive rates. At the end of the term of the agreement, the distribution cooperative is obligated to purchase the specific delivery facilities for a purchase price equal to the depreciated book value.

     Other Power Supply Agreements

     Louisiana Generating assumed Cajun Electric's rights and obligations under two consecutive long-term power supply agreements with South Western Electric Power Company (SWEPCO), one agreement with South Mississippi Electric Power Association (SMEPA) and one agreement with Municipal Energy Agency of Mississippi (MEAM).

     The SWEPCO Operating Reserves and Off-Peak Power Sale Agreement, terminates on December 31, 2007. The agreement requires Louisiana Generating to supply 100 MW of off-peak energy during certain hours of the day to a maximum of 292,000 MWh per year and an additional 100 MW of operating reserve capacity and the associated energy within ten minutes of a phone request during certain hours to a maximum of 43,800 MWh of operating reserve energy per year. The obligation to purchase the 100 MW of off-peak energy is contingent on Louisiana Generating's ability to deliver operating reserve capacity and energy associated with operating reserve capacity. At Louisiana Generating's request it will supply up to 100 MW of non-firm, on peak capacity and associated energy.

     The SWEPCO Operating Reserves Capacity and Energy Power Sale Agreement, is effective January 1, 2008 through December 31, 2026. The agreement requires Louisiana Generating to provide 50 MW of operating reserve capacity within 10 minutes of a phone request. In addition, SWEPCO is granted the right to purchase up to 21,900 MWh/year of operating reserve energy.

     The SMEPA Unit Power Sale Agreement is effective through May 31, 2009, unless terminated following certain regulatory changes, changes in fuel costs or destruction of the Cajun facilities. The agreement requires Louisiana Generating to provide 75 MW of capacity and the associated energy from Big Cajun II, Unit 1 and an option for SMEPA to purchase additional capacity and associated energy if Louisiana Generating determines that it is available, in 10 MW increments, up to a total of 200 MW. SMEPA is required to schedule a minimum of 25 MW plus 37% of any additional capacity that is purchased. The capacity charge is fixed through May 31, 2004, and increases for the period June 1, 2004 through May 31, 2009 including transmission costs to the delivery point and any escalation of expenses. The energy charge is 110% of the incremental fuel cost for Big Cajun II, Unit 1.

     The MEAM Power Sale Agreement is effective through May 31, 2010 with an option for MEAM to extend through September 30, 2015 upon five years advance notice. The agreement requires Louisiana Generating to provide 20 MW of firm capacity and associated energy with an option for MEAM to increase the capacity purchased to a total of 30 MW upon five years advance notice. The capacity charge is fixed. The

                        NRG SOUTH CENTRAL GENERATING LLC
operation and maintenance charge is a fixed amount which escalates at 3.5% per year. There is a transmission charge which varies depending upon the delivery point. The price for energy associated with the firm capacity is 110% of the incremental generating cost to Louisiana Generating and is adjusted to include transmission losses to the delivery point.

     Coal Supply Agreement

     Louisiana Generating has entered into a coal supply agreement with Triton Coal. The coal is primarily sourced from Triton Coal's Buckskin and North Rochelle mines located in Powder River Basin, Wyoming. The Coal supply agreement has a term of five years from March 31, 2000. The agreement is for the full coal requirements of Big Cajun II. The agreement establishes a base price per ton for coal supplied by Triton Coal. The base price is subject to adjustment for changes in, the level of taxes or other government fees and charges, variations in the caloric value of the coal shipped and changes in the price of SO(2) emission allowances. The base price is based on certain annual weighted average quality specifications, subject to suspension and rejection limits. The base price and quality of coal specifications guarantee compliance with Big Cajun II's annual SO(2) emissions allocation of 44,153 tons commencing in 2000 regardless of the burn level.

     Coal Transportation Agreement

     Louisiana Generating entered into a coal transportation agreement with Burlington Northern and Santa Fe Railway and American Commercial Terminal. The term of the agreement is five years from March 31, 2000. This agreement provides for the transport of all of the coal requirements of Big Cajun II from the mines in Wyoming to Big Cajun II.

     Transmission and Interconnection Agreements

     Louisiana Generating assumed Cajun Electric's existing transmission agreements with Central Louisiana Electric Company, SWEPCO; and Entergy Services, Inc., acting as agent for Entergy Arkansas, Inc., Entergy Gulf States, Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc. The Cajun facilities are connected to the transmission system of Entergy Gulf States and power is delivered to the distribution cooperatives at various delivery points on the transmission systems of Entergy Gulf States, Entergy Louisiana, Central Louisiana Electric Company and SWEPCO. Louisiana Generating also assumed from Cajun Electric 20 interchange and sales agreements with utilities and cooperatives, providing access to a 12 state area.

     Joint Ownership Participation and Operating Agreement for Big Cajun II, Unit 3

     On March 31, 2000, Louisiana Generating acquired a 58% interest in the Big Cajun II, Unit 3 generation plant, Entergy Gulf States owns the remaining 42%. Big Cajun II, Unit 3 is operated and maintained by Louisiana Generating pursuant to a joint ownership participation and operating agreement. Under this agreement, Louisiana Generating and Entergy Gulf States are each entitled to their ownership percentage of the hourly net electrical output of Big Cajun II, Unit 3. All fixed costs are shared in proportion to the ownership interests. Fixed costs include the cost of operating common facilities. All variable costs are borne in proportion to the energy delivered to the owners.

NOTE 11 -- PREDECESSOR REVENUES AND EXPENSES

     The accompanying Statement of Operations contain a statement of certain revenues and expenses of Cajun Electric on a carve-out basis for the three months ended March 31, 2000 and 1999. These results have been separated by a "black line" due to the change in basis of the assets of Cajun Electric on the date of acquisition by the Company. These results represent certain revenues and expenses of Cajun Electric's non-nuclear electric generating business which the Company acquired on March 31, 2000. The carve-out revenues

                        NRG SOUTH CENTRAL GENERATING LLC
and expenses exclude Cajun Electric's investment earnings, interest expense, bankruptcy reorganization costs and income taxes.

NOTE 12 -- JOINTLY OWNED PLANT


     On March 31, 2000 Louisiana Generating acquired a 58% interest in the Big Cajun II, Unit 3 generation plant. Entergy Gulf States owns the remaining 42%. Big Cajun II, Unit 3 is operated and maintained by Louisiana Generating pursuant to a joint ownership participation and operating agreement. Under this agreement, Louisiana Generating and Entergy Gulf States are each entitled to their ownership percentage of the hourly net electrical output of Big Cajun II, Unit 3. All fixed costs are shared in proportion to the ownership interests. Fixed costs include the cost of operating common facilities. All variable costs are borne in proportion to the energy delivered to the owners. The Company's income statement includes the Company's share of all fixed and variable costs of operating the unit. The Company's 58% share of the original cost included in Plant, Property and Equipment at June 30, 2000 and September 30, 2000 was $214.3 million and $215.1 million (Unaudited), respectively. The corresponding accumulated depreciation and amortization was $1.3 million and $2.7 million (Unaudited), respectively.


NOTE 13 -- SUBSEQUENT EVENTS

     Pursuant to a project development agreement between NRG Energy and Koch Power, Inc., NRG Energy agreed in April 1999 to participate in the development of an approximately 200 MW simple cycle gas peaking facility in Sterlington, Louisiana. Development of the facility had been commenced by a Koch Power affiliate, Koch Power Louisiana, LLC, a Delaware limited liability company. In August 2000, NRG Energy acquired 100% of Koch Power Louisiana from Koch Power, and renamed it NRG Sterlington Power LLC. In August 2000, NRG Sterlington Power was designated as an unrestricted subsidiary of NRG South Central. As such it is not a guarantor of the bonds and its operations are not restricted by the indenture.

     Big Cajun I Peaking Power LLC was formed in July 2000 for the purpose of developing, owning and operating an approximately 240 MW simple cycle gas peaking facility expansion project at the Big Cajun I site in New Roads, Louisiana. Big Cajun I Peaking Power has commenced the permitting process in respect of the expansion project. The energy and capacity generated by the expansion project may be used to help meet Louisiana Generating's obligations under the Cajun facilities' power purchase agreements, with any excess power and capacity being marketed by NRG Power Marketing. The expansion project is targeted to begin commercial operation in June 2001. Big Cajun I Peaking Power has been designated as an unrestricted subsidiary of NRG South Central, and as such it is not a guarantor of the bonds and its operations are not restricted by the indenture.


     NRG Sabine River Works LP and NRG Sabine River Works GP were formed in November 2000 for the purpose of owning, respectively, a limited partner and general partner interest in SRW Cogeneration Limited Partnership, which owns and will operate an approximately 450 MW natural gas-fired cogeneration plant now under construction at the DuPont Company's Sabine River Works petro-chemical facility near Orange, Texas. SRW Cogeneration Limited Partnership is 50% owned by subsidiaries of Conoco Inc.



NOTE 14 -- DECOMMISSIONING FUND


  Decommissioning

     The Company is required by the State of Louisiana Department of Environmental Quality ("DEQ") to rehabilitate its Big Cajun II ash and wastewater impoundment areas upon removal from service of the Big Cajun II facilities. On July 1, 1989, a guarantor trust fund (the "Solid Waste Disposal Trust Fund") was established to accumulate the estimated funds necessary for such purpose. The Company's predecessor deposited $1.06 million in the Solid Waste Disposal Trust Fund in 1989, and funded $116,000 annually

                        NRG SOUTH CENTRAL GENERATING LLC
thereafter, based upon an estimated future rehabilitation cost (in 1989 dollars) of approximately $3.5 million and the remaining estimated useful life of the Big Cajun II facilities. Cumulative contributions to the Solid Waste Disposal Trust Fund and earnings on the investments therein are accrued as a decommissioning liability. At June 30, 2000 and September 30, 2000, the carrying value of the trust fund investments and the related accrued decommissioning liability was approximately $3.6 million and $3.7 million (Unaudited), respectively. The trust fund investments are comprised of various debt securities of the United States and are carried at amortized cost, which approximates their fair value.



NOTE 15 -- CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)



     The following tables set forth the consolidating interim financial statements of NRG South Central Generating LLC (Bond Issuer); Louisiana Generating LLC (Bond Guarantor); NRG New Roads Holding LLC, NRG Sterlington Power LLC and Big Cajun I Peaking Power LLC (Unrestricted, Non-guarantor subsidiaries). The condensed consolidating financial statements present the unrestricted non-guarantor subsidiaries on a combined basis. The consolidating financial statements as of and for the period March 30, 2000 (Inception) through September 30, 2000 have been derived from the unaudited historical consolidated interim financial statements of NRG South Central.

                        NRG SOUTH CENTRAL GENERATING LLC


                                AND SUBSIDIARIES


                          CONSOLIDATING BALANCE SHEET


                               SEPTEMBER 30, 2000


                                  (UNAUDITED)



                                                          LOUISIANA
                                        UNRESTRICTED    GENERATING LLC   SOUTH CENTRAL
                                        NON-GUARANTOR       (BOND        GENERATING LLC                     CONSOLIDATED
                                        SUBSIDIARIES      GUARANTOR)     (BOND ISSUER)    ELIMINATIONS(1)     BALANCE
            (IN THOUSANDS)              -------------   --------------   --------------   ---------------   ------------
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents...........     $    --        $   25,989       $       --       $        --      $   25,989
  Accounts receivable.................          --            54,408               --                --          54,408
  Inventory...........................          --            30,329               --                --          30,329
  Prepaid expenses....................          28             3,266               --                --           3,294
                                           -------        ----------       ----------       -----------      ----------
        Total current assets..........          28           113,992               --                --         114,020
Investment in Subsidiaries............          --                --          284,160          (284,160)             --
Intercompany note receivable..........          --                --          788,750          (788,750)             --
Property, plant & equipment, net......      74,448         1,005,817               --                --       1,080,265
Deferred financing costs, net.........          --             9,663              129                --           9,792
Decommissioning fund investments......          --             3,673               --                --           3,673
Other assets..........................          --             2,495            5,321                --           7,816
                                           -------        ----------       ----------       -----------      ----------
        Total assets..................     $74,476        $1,135,640       $1,078,360       $(1,072,910)     $1,215,566
                                           =======        ==========       ==========       ===========      ==========
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt...     $    --        $       --       $   25,250       $        --      $   25,250
  Revolving line of credit............          --                --           40,000                --          40,000
  Intercompany note payable...........          --            25,250               --           (25,250)             --
  Accounts payable....................         215               746               --                --             961
  Accounts payable-affiliates, net....      (2,303)           93,869          (47,209)               --          44,357
  Accrued interest....................          --             3,628                3                --           3,631
  Accrued fuel, purchased power and
    transmission expense..............         371            31,325               --                --          31,696
  Accrued liabilities.................          75             4,441               --                --           4,516
                                           -------        ----------       ----------       -----------      ----------
        Total current liabilities.....      (1,642)          159,259           18,044           (25,250)        150,411
Long-term debt........................          --                --          763,500                           763,500
Intercompany note payable.............          --           763,500               --          (763,500)             --
Other long-term liabilities...........          --             4,839               --                --           4,839
                                           -------        ----------       ----------       -----------      ----------
        Total liabilities.............      (1,642)          927,598          781,544          (788,750)        918,750
MEMBERS' EQUITY.......................      76,118           208,042          296,816          (284,160)        296,816
                                           -------        ----------       ----------       -----------      ----------
        Total liabilities and members'
          equity......................     $74,476        $1,135,640       $1,078,360       $(1,072,910)     $1,215,566
                                           =======        ==========       ==========       ===========      ==========


-------------------------

(1)All significant intercompany transactions have been eliminated in consolidation.

                        NRG SOUTH CENTRAL GENERATING LLC


                                AND SUBSIDIARIES


                     CONSOLIDATING STATEMENT OF OPERATIONS


      FOR THE PERIOD MARCH 30, 2000 (INCEPTION) THROUGH SEPTEMBER 30, 2000


                                  (UNAUDITED)



                         UNRESTRICTED,      LOUISIANA       SOUTH CENTRAL
                         NON-GUARANTOR    GENERATING LLC    GENERATING LLC                     CONSOLIDATED
                         SUBSIDIARIES    (BOND GUARANTOR)   (BOND ISSUER)    ELIMINATIONS(1)     BALANCE
(IN THOUSANDS)           -------------   ----------------   --------------   ---------------   ------------
Revenues...............     $3,911           $202,665          $    --          $ (3,858)        $202,718
Operating costs........        586            139,998               --            (3,858)         136,726
                            ------           --------          -------          --------         --------
  Operating margin.....      3,325             62,667               --                --           65,992
Depreciation expense...        448             13,530               --                --           13,978
General and
  administrative
  expense..............         86              2,329              143                --            2,558
                            ------           --------          -------          --------         --------
  Income from
     operations........      2,791             46,808             (143)               --           49,456
Other (income)/expense,
  net..................        (19)              (479)            (159)               --             (657)
Equity earnings in
  subsidiaries.........         --                 --           12,499           (12,499)              --
Interest expense.......         --             37,598               --                --           37,598
                            ------           --------          -------          --------         --------
  Net income...........     $2,810           $  9,689          $12,515          $(12,499)        $ 12,515
                            ======           ========          =======          ========         ========


-------------------------

(1)All significant intercompany transactions have been eliminated in consolidation.

                        NRG SOUTH CENTRAL GENERATING LLC


                                AND SUBSIDIARIES


                     CONSOLIDATING STATEMENT OF CASH FLOWS


      FOR THE PERIOD MARCH 30, 2000 (INCEPTION) THROUGH SEPTEMBER 30, 2000


                                  (UNAUDITED)



                                                                         SOUTH CENTRAL
                                      UNRESTRICTED       LOUISIANA         GENERATING
                                      NON-GUARANTOR    GENERATING LLC         LLC                           CONSOLIDATED
                                      SUBSIDIARIES    (BOND GUARANTOR)   (BOND ISSUER)    ELIMINATIONS(1)     BALANCE
(IN THOUSANDS)                        -------------   ----------------   --------------   ---------------   ------------
Cash Flows from operating
  activities:
Net income..........................    $  2,810        $     9,689        $   12,515       $   (12,499)    $    12,515
Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities:
  Depreciation and amortization.....         448             13,530                --                --          13,978
  Amortization of deferred financing
    costs...........................          --                193                --                --             193
  Changes in assets and liabilities:
    Accounts receivable, net........          --            (54,408)               --                --         (54,408)
    Accounts
      receivable -- affiliates......          --                 --          (788,750)          788,750              --
    Inventories.....................          --              2,757                --                --           2,757
    Prepaid expenses................         (28)            (3,066)               --                --          (3,094)
    Accounts payable................         215                746                --                --             961
    Accounts
      payable -- affiliates.........      (2,303)            55,989           (37,353)               --          16,333
    Accrued interest................          --              3,628                 3                --           3,631
    Accrued fuel, purchased power
      and transmission expense......         371             31,325                --                --          31,696
    Other accrued liabilities.......          75              3,164                --                --           3,239
  Cash (used in) provided by changes
    in other assets and
    liabilities.....................          --              1,274            (5,321)               --          (4,047)
                                        --------        -----------        ----------       -----------     -----------
      Net cash provided by (used in)
        operating activities........       1,588             64,821          (818,906)          776,251          23,754
                                        --------        -----------        ----------       -----------     -----------
Cash flows from investing
  activities:
  Business acquisition, net of
    liabilities assumed.............     (25,574)        (1,030,353)         (268,426)          268,426      (1,055,927)
  Capital expenditures..............      (1,588)            (4,483)               --                --          (6,071)
  Proceeds from disposition of
    property and equipment..........          --              9,017                --                --           9,017
  Investment in decommissioning
    fund............................          --               (116)               --                --            (116)
                                        --------        -----------        ----------       -----------     -----------
      Net cash (used in) provided by
        investing activities........     (27,162)        (1,025,935)         (268,426)          268,426      (1,053,097)
                                        --------        -----------        ----------       -----------     -----------
Cash flows from financing
  activities:
  Proceeds from short-term
    borrowings......................          --                 --            40,000                --          40,000
  Repayment of long-term
    borrowings......................          --            (11,250)               --                --         (11,250)
  Proceeds from long-term
    borrowings......................          --            800,000           788,750          (788,750)        800,000
  Contributions by members..........      25,574            230,353           300,567          (287,927)        268,567
  Distributions to members..........          --            (32,000)          (32,000)           32,000         (32,000)
  Deferred financing costs..........          --                 --            (9,985)               --          (9,985)
                                        --------        -----------        ----------       -----------     -----------
      Net cash provided by (used in)
        financing activities........      25,574            987,103         1,087,332        (1,044,677)      1,055,332
                                        --------        -----------        ----------       -----------     -----------
Net (decrease) increase in cash and
  cash equivalents..................          --             25,989                --                --          25,989
Cash and cash equivalents, beginning
  of period.........................          --                 --                --                --              --
                                        --------        -----------        ----------       -----------     -----------
Cash and cash equivalents, end of
  period............................    $     --        $    25,989        $       --       $        --     $    25,989
                                        ========        ===========        ==========       ===========     ===========


-------------------------

(1)All significant intercompany transactions have been eliminated in consolidation.

                            LOUISIANA GENERATING LLC


                              FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Louisiana Generating LLC:

     In our opinion, the accompanying balance sheet and the related statements of operations, of member's equity and of cash flows present fairly, in all material respects, the financial position of Louisiana Generating LLC at June 30, 2000, and the results of its operations and its cash flows for the period from March 30, 2000 (Inception) through June 30, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 17, 2000

                            LOUISIANA GENERATING LLC

                                 BALANCE SHEET


                                                              JUNE 30, 2000    SEPTEMBER 30, 2000
                                                              --------------   ------------------
                                                                                  (UNAUDITED)
(IN THOUSANDS)
ASSETS:
CURRENT ASSETS:
  Cash......................................................    $   10,319         $   25,989
  Accounts receivable.......................................        35,869             54,408
  Inventory.................................................        37,425             30,329
  Prepaid expenses..........................................           860              3,266
                                                                ----------         ----------
          Total current assets..............................        84,473            113,992
NON CURRENT ASSETS:
  Property, plant & equipment, net..........................     1,010,894          1,005,817
  Deferred financing costs, net of accumulated amortization
     of $103 and $193.......................................         9,757              9,663
  Decommissioning fund investments..........................         3,591              3,673
  Other assets..............................................         2,618              2,495
                                                                ----------         ----------
          Total assets......................................    $1,111,333         $1,135,640
                                                                ==========         ==========
                      LIABILITIES AND MEMBER'S EQUITY
LIABILITIES:
Current liabilities:
  Current portion of long-term debt.........................    $   23,750         $   25,250
  Accounts payable..........................................           758                746
  Accounts payable -- affiliates............................        35,922             93,869
  Accrued fuel and purchased power expense..................        11,131             31,325
  Accrued interest..........................................        18,704              3,628
  Other current liabilities.................................         4,524              4,441
                                                                ----------         ----------
  Total current liabilities.................................        94,789            159,259
  Long-term debt............................................       776,250            763,500
  Other non-current liabilities.............................         4,175              4,839
                                                                ----------         ----------
          Total Liabilities.................................       875,214            927,598
MEMBER'S EQUITY.............................................       236,119            208,042
                                                                ----------         ----------
          Total liabilities and member's equity.............    $1,111,333         $1,135,640
                                                                ==========         ==========


                See accompanying notes to financial statements.

                            LOUISIANA GENERATING LLC

                            STATEMENT OF OPERATIONS




                                                              FOR THE PERIOD       FOR THE PERIOD
                                                              MARCH 30, 2000       MARCH 30, 2000
                                                               (INCEPTION)           (INCEPTION)
                                                             THROUGH JUNE 30,   THROUGH SEPTEMBER 30,
                                                                   2000                 2000
                                                             ----------------   ---------------------
                                                                                     (UNAUDITED)
(IN THOUSANDS)

Revenues...................................................      $88,536              $202,665
Operating Costs............................................       55,637               139,998
                                                                 -------              --------
  Operating margin.........................................       32,899                62,667
Depreciation and Amortization(1)...........................        6,702                13,530
General and Administrative Expenses........................        1,626                 2,329
                                                                 -------              --------
  Income from operations...................................       24,571                46,808
Other Income...............................................          (56)                 (479)
Interest Expense...........................................       18,861                37,598
                                                                 -------              --------
  Net Income...............................................      $ 5,766              $  9,689
                                                                 =======              ========


-------------------------
(1) Depreciation and amortization expense is considered to be a cost of operations.

                See accompanying notes to financial statements.

                            LOUISIANA GENERATING LLC

                            STATEMENT OF CASH FLOWS


                                                              FOR THE PERIOD       FOR THE PERIOD
                                                              MARCH 30, 2000       MARCH 30, 2000
                                                               (INCEPTION)           (INCEPTION)
                                                             THROUGH JUNE 30,   THROUGH SEPTEMBER 30,
                                                                   2000                 2000
                                                             ----------------   ---------------------
                                                                                     (UNAUDITED)
(IN THOUSANDS)

Cash Flow from operating activities:
Net income.................................................    $     5,766           $     9,689
Adjustments to reconcile net income to net cash provided
  from operating activities:
  Depreciation and amortization............................          6,702                13,530
  Amortization of deferred financing costs.................            103                   193
  Changes in assets and liabilities:
     Accounts receivable, net..............................        (35,869)              (54,408)
     Inventories...........................................         (4,339)                2,757
     Prepaid expenses......................................           (661)               (3,066)
     Accounts payable......................................            758                   746
     Accounts payable -- affiliates........................         (1,961)               55,989
     Accrued fuel and purchased power expense..............         11,131                31,325
     Accrued interest......................................         18,704                 3,628
     Other current liabilities.............................          3,247                 3,164
  Cash used by changes in other assets and liabilities.....            575                 1,274
                                                               -----------           -----------
       Net cash provided by operating activities...........          4,156                64,821
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed.........     (1,030,353)           (1,030,353)
  Proceeds from disposition of property and equipment......          8,975                 9,017
  Capital expenditures.....................................         (2,812)               (4,483)
  Investment in decommissioning fund.......................             --                  (116)
                                                               -----------           -----------
       Net cash used in investing activities...............     (1,024,190)           (1,025,935)
                                                               -----------           -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.................        800,000               800,000
  Payment of long-term borrowings..........................             --               (11,250)
  Contributions by members.................................        230,353               230,353
  Distribution to members..................................             --               (32,000)
                                                               -----------           -----------
       Net cash flows provided by financing activities.....      1,030,353               987,103
                                                               -----------           -----------
Net increase in cash and cash equivalents..................         10,319                25,989
Cash and cash equivalents at beginning of period...........             --                    --
                                                               -----------           -----------
Cash and cash equivalents at end of period.................    $    10,319           $    25,989
                                                               ===========           ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid (net of amount capitalized)..................    $        --           $    33,571


                See accompanying notes to financial statements.

                            LOUISIANA GENERATING LLC

                          STATEMENT OF MEMBER'S EQUITY


(IN THOUSANDS)
Balance, March 30, 2000 (Inception).........................        $     --
  Contributions.............................................         230,353
  Net Income................................................           5,766
                                                                    --------
Balance, June 30, 2000......................................        $236,119
                                                                    ========
  Distributions (Unaudited).................................         (32,000)
  Net Income (Unaudited)....................................           3,923
                                                                    --------
Balance, September 30, 2000 (Unaudited).....................        $208,042
                                                                    ========


                See accompanying notes to financial statements.

                            LOUISIANA GENERATING LLC

                         NOTES TO FINANCIAL STATEMENTS


     Louisiana Generating LLC (Louisiana Generating or the Company) is an indirect wholly owned subsidiary of NRG Energy, Inc. (NRG). NRG South Central owns 100% of Louisiana Generating LLC. NRG South Central's members are NRG Central U.S. LLC (NRG Central) and South Central Generation Holding LLC (South Central Generation). NRG Central and South Central Generation are wholly owned subsidiaries of NRG, each of which own a 50% interest in NRG South Central.


     Louisiana Generating was formed for the purpose of acquiring, owning, operating and maintaining the electric generating facilities acquired from Cajun Electric Power Cooperative, Inc. (Cajun Electric).

     Pursuant to a competitive bidding process, following the Chapter 11 bankruptcy proceeding of Cajun Electric, Louisiana Generating acquired the non-nuclear electric power generating assets of Cajun Electric.

NOTE 1 -- BUSINESS DEVELOPMENTS

     On March 31, 2000, for approximately $1,030.4 million, the Company acquired 1,708 MW of electric power generation facilities located in New Roads, Louisiana (Cajun facilities). The acquisition was financed through a combination of project level non-recourse debt and equity from NRG South Central.

     The acquisition was accounted for by the purchase method. The aggregate purchase price was allocated among the assets acquired and liabilities assumed based on an appraisal prepared in April 2000.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, uncollectible accounts and actuarially determined benefit costs, among others. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

  Cash and Cash Equivalents


     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.


  Inventory

     Inventory consists of coal, spare parts and fuel oil and is stated at the lower of weighted average cost or market (Note 6).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

                            LOUISIANA GENERATING LLC

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment...................  25 to 40 years
Office furnishings and equipment......................   3 to 10 years

  Deferred Financing Costs

     Deferred financing costs consist of legal and other costs incurred to obtain debt financing. These costs are being amortized over the terms of the related debt.

  Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

  Power Marketing Activities

     The Company has entered into a contract with a marketing affiliate for the sale of energy, capacity and ancillary services produced, which enables the affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate.

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of June 30, 2000, the accompanying financial statements report a balance of $1,010,894 for net property, plant and equipment. The tax basis of this property is estimated to be $1,007,123. The primary difference is due to accelerated tax depreciation.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, as amended by SFAS 138, requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company plans to adopt this standard effective January 1, 2001, as required. The potential impact of implementing this statement has not yet been determined.


  Interim Results (Unaudited)



     Information as of and for the period from March 30, 2000 (Inception) through September 30, 2000 is unaudited. The information as of and furnished in the unaudited September 30, 2000 Balance Sheet, Statement of Operations, Cash Flows, and Members' Equity include all material adjustments consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in the Notes to the Financial Statements for this period is also unaudited.

                            LOUISIANA GENERATING LLC

NOTE 3 -- PRO FORMA RESULTS OF OPERATIONS (UNAUDITED)


     On March 31, 2000, the Company completed the acquisition of two fossil fueled generating plants from Cajun Electric Power Cooperative, Inc. for approximately $1,030.4 million. The following information summarizes the pro forma results of operations for the three and six months ending June 30, 2000 and 1999 as if the acquisition had occurred as of the beginning of the three and six months ending June 30, 2000 and 1999. In addition, the following information summarizes the pro forma results of operations for the three and nine months ending September 30, 2000 and 1999 as if the acquisition had occurred as of the beginning of the three and nine months ending September 30, 2000 and 1999. The pro forma information presented is for informational purposes only and is not necessarily indicative of future earnings or financial position or of what the earnings and financial position would have been had the acquisition of the Cajun facilities been consummated at the beginning of the respective periods or as of the date for which pro forma financial information is presented.



                                      ACTUAL                                   ACTUAL
                                   THREE MONTHS         PRO FORMA           THREE MONTHS          PRO FORMA
                                      ENDED         THREE MONTHS ENDED         ENDED          THREE MONTHS ENDED
                                  JUNE 30, 2000       JUNE 30, 1999      SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
(IN THOUSANDS)                   ----------------   ------------------   ------------------   ------------------
Revenues.......................      $88,536             $94,791              $114,129             $114,454
Operating Costs................       55,637              65,365                84,361               71,148
                                     -------             -------              --------             --------
  Operating margin.............       32,899              29,426                29,768               43,306
Depreciation and
  Amortization.................        6,702               6,875                 6,828                6,872
General and Administrative
  Expenses.....................        1,626               2,438                   703                2,307
                                     -------             -------              --------             --------
  Income from operations.......       24,571              20,113                22,237               34,127
Other Expense (Income), net....          (56)                771                  (423)                (226)
Interest Expense...............       18,461              18,312                18,737               18,312
                                     -------             -------              --------             --------
Net Income.....................      $ 6,166             $ 1,030              $  3,923             $ 16,041
                                     =======             =======              ========             ========



                                      PRO FORMA          PRO FORMA           PRO FORMA            PRO FORMA
                                   SIX MONTHS ENDED   SIX MONTHS ENDED   NINE MONTHS ENDED    NINE MONTHS ENDED
                                    JUNE 30, 2000      JUNE 30, 1999     SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
(IN THOUSANDS)                     ----------------   ----------------   ------------------   ------------------
Revenues.........................      $168,518           $173,394            $282,647             $287,848
Operating Costs..................       114,265            121,783             198,626              192,931
                                       --------           --------            --------             --------
  Operating margin...............        54,253             51,611              84,021               94,917
Depreciation and Amortization....        13,759             13,751              20,587               20,623
General and Administrative
  Expenses.......................         4,049              4,866               4,752                7,173
                                       --------           --------            --------             --------
  Income from operations.........        36,445             32,994              58,682               67,121
Other Expense (Income), net......          (577)             1,544              (1,000)               1,318
Interest Expense.................        37,173             36,624              55,910               54,936
                                       --------           --------            --------             --------
Net (Loss) Income................      $   (151)          $ (5,174)           $  3,772             $ 10,867
                                       ========           ========            ========             ========

                            LOUISIANA GENERATING LLC

NOTE 4 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:


                                                  JUNE 30, 2000    SEPTEMBER 30, 2000
                                                  --------------   ------------------
(IN THOUSANDS)                                                        (UNAUDITED)
Land............................................    $    3,734         $    3,734
Facilities, machinery and equipment.............     1,006,547          1,006,814
Construction in progress........................         5,933              7,061
Office furnishings and equipment................         1,251              1,474
Accumulated depreciation........................        (6,571)           (13,266)
                                                    ----------         ----------
Property, plant and equipment (net).............    $1,010,894         $1,005,817
                                                    ==========         ==========


     Property, plant and equipment consist primarily of the electric generating facilities acquired from Cajun Electric. The assets are comprised of Units 1 and 2 of Big Cajun I and 100% of Units 1 and 2 and 58% of Unit 3 of Big Cajun II; an energy control center and headquarters building; a 17.5 mile gas pipeline system; and certain transmission assets and all other substations.

     Certain of the acquired assets are not necessary for the operation of the electric generating facilities, and with respect to some of the assets, may not be held by the Company under applicable federal regulations. These assets were transferred to and are being held by New Roads Holding LLC, an affiliate of the Company, for resale. These assets consist primarily of: a 4,175 acre parcel of land near Coushatta, Louisiana currently used for timber production, wildlife conservation and farming; a 2,466 acre segment of the Big Cajun II property that was held by Cajun Electric as a future ash disposal site currently being leased for farming; mineral rights to a seven acre parcel of land in New Roads, Louisiana; and a 540 MW General Electric steam turbine generator.

NOTE 5 -- LONG TERM DEBT


     On March 30, 2000, NRG South Central issued $800 million of senior secured bonds in two tranches. The first tranche was for $500 million with a coupon of 8.962% and a maturity of 2016. The second tranche was for $300 million with a coupon of 9.479% and a maturity of 2024. Interest on the bonds will be payable in arrears on each March 15 and September 15, commencing on September 15, 2000. Principal payments will be made semi-annually commencing on September 15, 2000 with $11,250,000 due, $25,250,000 due in 2001, $25,500,000 due in 2002 and 2003,
$15,000,000 due in 2004 and 2005, with the remaining $682,500,000 due between March 15, 2006 and September 15, 2024. The proceeds of the bonds were used to finance the Company's acquisition of the Cajun generating facilities on March 31, 2000. Effective March 30, 2000 NRG South Central and the Company entered into a Guarantor loan agreement that provides for substantially the same terms and conditions of the bonds.


     NRG South Central's obligations in respect to the bonds are secured by a security interest in NRG Central's and South Central's interests in NRG South Central and NRG South Central's membership interest in the Company; all of the assets related to the Cajun facilities including NRG South Central's rights under all intercompany notes between NRG South Central and the Company but excluding those assets specifically held for resale; the revenue account and the debt service reserve account.

     The Company issued a guarantee in favor of the bondholders, which unconditionally and irrevocably guarantee the payment of principal, of premium (if any) and interest on the bonds. The guarantee is a guarantee of payment and the bond trustee is entitled to make demands for payment under the guarantee any time that amounts due and payable on the bonds have not been paid.

                            LOUISIANA GENERATING LLC

     The Company's obligations with respect to the guarantee and the intercompany loan are secured by a mortgage with respect to Big Cajun I and II and an interest in:

     - All of the Company's interest in the Cajun facilities and substantially all personal property associated with the Cajun facilities except for fixtures not located on the Cajun facilities and the assets specifically held for resale;

     - Substantially all contracts, associated with the Cajun facilities to which the Company is a party and all consents to the assignment of these contracts that have been obtained;

     - All licenses, permits and governmental approvals associated with the Cajun facilities;

     - All insurance policies associated with the Cajun facilities and all monies paid to the Company on these policies;

     - All revenues of the Cajun facilities, including revenues from power sales contracts entered into by NRG Power Marketing or any other entity which has entered into a power marketing agreement with the Company associated with the Cajun facilities; and the revenue account.

  Optional Redemption

     NRG South Central may redeem the bonds in whole or in part at any time at a redemption price equal to:

     - 100% of the principal amount of the bonds being redeemed, plus

     - interest on the bonds being redeemed, accrued and unpaid to, but excluding, the date of redemption, plus

     - a make whole premium based on an amount equal to the excess, if any, of
       (a) the discounted present value of all interest and principal payments scheduled to become due in respect to the bonds to be redeemed (such discounted present value to be determined on the basis of a discount rate equal to (i) the treasury rate and (ii) 50 basis points), over (b) the outstanding principal amount of the applicable bonds to be redeemed.

  Debt Service Reserve Account

     NRG South Central established a debt service reserve account for the benefit of the bondholders. This account must constitute at all times a sufficient fund to pay the scheduled principal and interest on the bonds due in the next six months. NRG South Central may fund this account with cash or credit support. NRG South Central has obtained credit support and therefore need not fund this account with cash. Currently the debt service reserve requirement is being satisfied by a guarantee given by NRG.

NOTE 6 -- INVENTORY

     Inventory, which is stated at the lower of weighted average cost or market, consists of:


                                          JUNE 30, 2000    SEPTEMBER 30, 2000
                                          --------------   ------------------
(IN THOUSANDS)                                                (UNAUDITED)
Coal....................................     $25,862            $18,581
Spare Parts.............................      11,013             11,136
Fuel oil................................         550                612
                                             -------            -------
Total...................................     $37,425            $30,329
                                             =======            =======

                            LOUISIANA GENERATING LLC

NOTE 7 -- RELATED PARTY TRANSACTIONS

     The Company entered into a power sales and agency agreement with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreement is effective until December 31, 2030. Under the agreement, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and sell all power not otherwise sold or committed to or by the Company, (ii) procure and provide to the Company all fuel required to operate its respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by the Company. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreement, NRG Power Marketing, Inc. pays to the Company gross receipts generated through sales, less costs incurred by NRG Power Marketing, Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).


     During the period March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000, the Company recorded gross receipts less costs incurred from NRG Power Marketing Inc. totaling $44.2 million and $82.1 million (Unaudited), respectively.


     The Company entered into an operation and maintenance agreement with NRG Operating Services, Inc., (NRG Operating Services) a wholly-owned subsidiary of NRG. The agreement is perpetual in term until terminated in writing by the Company or until earlier terminated upon an event of default. Under the agreement, at the Company's request NRG Operating Services manages, oversees and supplements the operation and maintenance of the Cajun facilities.


     During the period March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000, the Company incurred operating and maintenance costs billed from NRG Operating Services totaling $11.1 million and $15.2 million (Unaudited), respectively.


     The Company and NRG South Central each entered into an agreement with NRG for corporate support and services. The agreement is perpetual in term until terminated in writing by the Company or NRG South Central or until earlier terminated upon an event of default. Under the agreement, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreement, NRG is paid for personnel time as well as out-of-pocket costs.


     During the period March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000 (Unaudited), the Company and NRG South Central paid NRG approximately $0.2 million for both periods for corporate support and services.



     As of June 30, 2000 and September 30, 2000, the Company has an accounts payable-affiliate balance of approximately $35.9 million and $93.9 million, respectively; approximately $28 million of this amount represents a payable to NRG for capitalized development costs transferred to the Company upon completion of the acquisition of the Cajun facilities and the remainder represent a payable to NRG South Central for financing costs incurred to issue the bonds and other expenses paid on behalf of the Company.


NOTE 8 -- BENEFITS DISCLOSURES

     The Company retained a number of the administrative and operating personnel of Cajun Electric upon acquisition of Cajun Electric's generating facilities. Prior to March 31, 2000 these employees were participants in the National Rural Electric Cooperative Association's Retirement and Security Program, a master multiple-employer defined benefit plan. Effective March 31, 2000, the Cooperative's defined benefit and 401-K plans were terminated, no on-going pension obligation was assumed by the Company or NRG. The Company sponsors a cash balance pension plan arrangement whereby the employees are entitled to a pension benefit of approximately 7% of total payroll. The employees are also eligible to participate in a 401-K plan that provides for the matching of specified amounts of employee contributions to the plan.

                            LOUISIANA GENERATING LLC

     For the period March 30, 2000 (Inception) through June 30, 2000, and March 30, 2000 (Inception) through September 30, 2000, the Company recorded approximately $333,000 and $667,000, respectively of pension expense and approximately $9,000 and $21,000, respectively, of 401-K matching funds.


NOTE 9 -- SALES TO SIGNIFICANT CUSTOMERS


     During the period March 30, 2000 (Inception) through June 30, 2000, sales to two customers accounted for 18.2% and 17.1%, respectively of the Company's total revenues. During the period March 30, 2000 (Inception) through September 30, 2000, sales to these two customers were 17.1% (Unaudited) and 16.4% (Unaudited), respectively, of the Company's total revenues. During March 2000, the Company entered into certain power sales agreements with eleven distribution cooperatives that were customers of Cajun Electric prior to the Company's acquisition of the Cajun facilities. The initial terms of these agreements provide for the sale of energy, capacity and ancillary services for the periods ranging from four to 25 years. In addition, the Company assumed Cajun Electric's obligations under four long-term power supply agreements. The terms of these agreements range from 10 to 26 years. These power sales agreements accounted for the majority (88.1%) of the Company's total revenues during the period March 30, 2000 (Inception) through June 30, 2000 (Note 10).


NOTE 10 -- COMMITMENTS AND CONTINGENCIES

  Contractual Commitments

     Power Supply Agreements with the Distribution Cooperatives

     During March 2000, the Company entered into certain power supply agreements with eleven distribution cooperatives to provide energy, capacity and transmission services. The agreements are standardized into three types, Form A, B and C.

  Form A Agreements

     Six of the distribution cooperatives entered into Form A power supply agreements. The Form A agreement is an all-requirements power supply agreement which has an initial term of 25 years, commencing on March 31, 2000. After the initial term, the agreement continues on a year-to-year basis, unless terminated by either party giving five years advanced notice.

     Under the Form A power supply agreement, the Company is obligated to supply the distribution cooperative and is required to purchase all of the energy and capacity required by the distribution cooperative for service to its retail customers although the distribution cooperative has certain limited rights under which it can purchase energy and capacity from third parties.

     The Company must contract for all transmission service required to serve the distribution cooperative and will pass through the costs of transmission service to the cooperative. The Company is required to supply at its cost, without pass through, control area services and ancillary services which transmission providers are not required to provide.

     The Company owns and maintains the substations and other facilities used to deliver energy and capacity to the distribution cooperative and charges the cooperative a monthly specific delivery facility charge for such facilities any additions to, or new delivery facilities. The initial monthly charge is 1% of the value of all of the distribution cooperative's specific delivery facilities. The cost of additional investment during the term of the agreement will be added to the initial value of the delivery facilities to calculate the monthly specific delivery facility charge.

     The Company charges the distribution cooperative a demand charge, a fuel charge and a variable operation and maintenance charge. The demand charge consists of two components, a capital rate and a fixed operation and maintenance rate. The distribution cooperatives have an option to choose one of two fuel

                            LOUISIANA GENERATING LLC
options, all six have selected the first option which is a fixed fee through 2004 and determined using a formula which is based on gas prices and the cost of delivered coal for the period thereafter. At the end of the fifteenth year of the contract, the cooperatives may switch to the second fuel option. The second fuel option consists of a pass-through of fuel costs, with a guaranteed coal heat rate and purchased energy costs, excluding the demand component in purchased power. From time to time the Company may offer fixed fuel rates which the cooperative may elect to utilize. The variable operation and maintenance charge is fixed through 2004 and escalates at either approximately 3% per annum or in accordance with actual changes in specified indices as selected by the distribution cooperative. Five of the distribution cooperatives elected the fixed escalation provision and one elected the specified indices provision.

     The Form A agreement also contains provisions for special rates for certain customers based on the economic development benefits the customer will provide and other rates to improve the distribution cooperative's ability to compete with service offered by political subdivisions.

  Form B Agreements

     One distribution cooperative selected the Form B Power Supply Agreement. The term of the Form B power supply agreement commences on March 31, 2000 and ends on December 31, 2024. The Form B power supply agreement allows the distribution cooperative the right to elect to limit its purchase obligations to "base supply" or also to purchase "supplemental supply." Base supply is the distribution cooperative's ratable share of the generating capacity purchased by the company from Cajun Electric. Supplemental supply is the cooperative's requirements in excess of the base supply amount. The distribution cooperative which selected the Form B agreement also elected to purchase supplemental supply.

     The Company charges the distribution cooperative a monthly specific delivery facility charge of approximately 1.75% of the depreciated net book value of the specific delivery facilities, including additional investment. The distribution cooperative may assume the right to maintain the specific delivery facilities and reduce the charge to 1.25% of the depreciated net book value of the specific delivery facilities. The Company also charges the distribution cooperative its ratable share of 1.75% of the depreciated book value of common delivery facilities, which include communications, transmission and metering facilities owned by the Company to provide supervisory control and data acquisition, and automatic control for its customers.

     For base supply, the Company charges the distribution cooperative a demand charge, an energy charge and a fuel charge. The demand charge for each contract year is set forth in the agreement and is subject to increase for environmental legislation or occupational safety and health laws enacted after the effective date of the agreement. The Company can increase the demand charge to the extent its cost of providing supplemental supply exceeds $400/kW. The energy charge is fixed through 2004, and deceased slightly for the remainder of the contract term. The fuel charge is a pass through of fuel and purchased energy costs, the distribution cooperative may elect to be charged based on a guaranteed coal fired heat rate of 10,600 Btu/kWh, and it may also select fixed fuel factors as set forth in the agreement for each year through 2008. The one distribution cooperative which selected this form of agreement elected to utilize the fixed fuel factors. For the years after 2008, the Company will offer additional fixed fuel factors for five-year periods that may be elected to utilize. For the years after 2008, the distribution cooperative may also elect to have its charges computed under the pass through provisions with or without the guaranteed coal fired heat rate.

     At the beginning of year six, the Company will establish a rate fund equal to the ratable share of $18 million. The amount of the fund will be approximately $720,000. This fund will be used to offset the energy costs of the Form B distribution cooperatives which elected the fuel pass through provision of the fuel charge, to the extent the cost of power exceeds $0.04/kWh. Any funds remaining at the end of the term of the power supply agreement will be returned to the Company.

                            LOUISIANA GENERATING LLC

  Form C Agreements

     Four distribution cooperatives selected the Form C power supply agreement. The Form C power supply agreement is identical to the Form A power supply agreement, except for the following.

     The term of the Form C power supply agreement is for four years following the closing date of the acquisition of the Cajun facilities. The agreement can be terminated by the distribution cooperative at any time with 12 months prior notice given after the first anniversary of the acquisition closing date.

     The Company will charge the distribution cooperative a demand rate, a variable operation and maintenance charge and a fuel charge. The Company will not offer the distribution cooperatives which select the Form C agreement any new incentive rates, but will continue to honor existing incentive rates. At the end of the term of the agreement, the distribution cooperative is obligated to purchase the specific delivery facilities for a purchase price equal to the depreciated book value.

     Other Power Supply Agreements

     The Company assumed Cajun Electric's rights and obligations under two consecutive long-term power supply agreements with South Western Electric Power Company (SWEPCO), one agreement with South Mississippi Electric Power Association (SMEPA) and one agreement with Municipal Energy Agency of Mississippi (MEAM).

     The SWEPCO Operating Reserves and Off-Peak Power Sale Agreement, terminates on December 31, 2007. The agreement requires the Company to supply 100 MW of off-peak energy during certain hours of the day to a maximum of 292,000 MWh per year and an additional 100 MW of operating reserve capacity and the associated energy within ten minutes of a phone request during certain hours to a maximum of 43,800 MWh of operating reserve energy per year. The obligation to purchase the 100 MW of off-peak energy is contingent on the Company's ability to deliver operating reserve capacity and energy associated with operating reserve capacity. At the Company's request it will supply up to 100 MW of non-firm, on peak capacity and associated energy.

     The SWEPCO Operating Reserves Capacity and Energy Power Sale Agreement, is effective January 1, 2008 through December 31, 2026. The agreement requires the Company to provide 50 MW of operating reserve capacity within 10 minutes of a phone request. In addition, SWEPCO is granted the right to purchase up to 21,900 MWh/year of operating reserve energy.

     The SMEPA Unit Power Sale Agreement is effective through May 31, 2009, unless terminated following certain regulatory changes, changes in fuel costs or destruction of the Cajun facilities. The agreement requires the Company to provide 75 MW of capacity and the associated energy from Big Cajun II, Unit 1 and an option for SMEPA to purchase additional capacity and associated energy if the Company determines that it is available, in 10 MW increments, up to a total of 200 MW. SMEPA is required to schedule a minimum of 25 MW plus 37% of any additional capacity that is purchased. The capacity charge is fixed through May 31, 2004, and increases for the period June 1, 2004 through May 31, 2009 including transmission costs to the delivery point and any escalation of expenses. The energy charge is 110% of the incremental fuel cost for Big Cajun II, Unit 1.

     The MEAM Power Sale Agreement is effective through May 31, 2010 with an option for MEAM to extend through September 30, 2015 upon five years advance notice. The agreement requires the Company to provide 20 MW of firm capacity and associated energy with an option for MEAM to increase the capacity purchased to a total of 30 MW upon five years advance notice. The capacity charge is fixed. The operation and maintenance charge is a fixed amount which escalates at 3.5% per year. There is a transmission charge which varies depending upon the delivery point. The price for energy associated with the firm capacity is 110% of the

                            LOUISIANA GENERATING LLC
incremental generating cost to the Company and is adjusted to include transmission losses to the delivery point.

     Coal Supply Agreement

     The Company has entered into a coal supply agreement with Triton Coal. The coal is primarily sourced from Triton Coal's Buckskin and North Rochelle mines located in Powder River Basin, Wyoming. The Coal supply agreement has a term of five years from March 31, 2000. The agreement is for the full coal requirements of Big Cajun II. The agreement establishes a base price per ton for coal supplied by Triton Coal. The base price is subject to adjustment for changes in, the level of taxes or other government fees and charges, variations in the caloric value of the coal shipped, changes in the price of SO(2) emission allowances. The base price is based on certain annual weighted average quality specifications, subject to suspension and rejection limits. The base price and quality of coal specifications guarantee compliance with Big Cajun II's annual SO(2) emissions allocation of 44,153 tons commencing in 2000 regardless of the burn level.

     Coal Transportation Agreement

     The Company entered into a coal transportation agreement with Burlington Northern and Santa Fe Railway and American Commercial Terminal. The term of the agreement is five years from March 31, 2000. This agreement provides for the transport of all of the coal requirements of Big Cajun II from the mines in Wyoming to Big Cajun II.

     Transmission and Interconnection Agreements

     The Company assumed Cajun Electric's existing transmission agreements with Central Louisiana Electric Company, SWEPCO; and Entergy Services, Inc., acting as agent for Entergy Arkansas, Inc., Entergy Gulf States, Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc. The Cajun facilities are connected to the transmission system of Entergy Gulf States and power is delivered to the distribution cooperatives at various delivery points on the transmission systems of Entergy Gulf States, Entergy Louisiana, Central Louisiana Electric Company and SWEPCO. The Company also assumed from Cajun Electric 20 interchange and sales agreements with utilities and cooperatives, providing access to a 12 state area.

     Joint Ownership Participation and Operating Agreement for Big Cajun II, Unit 3

     On March 31, 2000, the Company acquired a 58% interest in the Big Cajun II, Unit 3 generation plant, Entergy Gulf States owns the remaining 42%. Big Cajun II, Unit 3 is operated and maintained by the Company pursuant to a joint ownership participation and operating agreement. Under this agreement, the Company and Entergy Gulf States are each entitled to their ownership percentage of the hourly net electrical output of Big Cajun II, Unit 3. All fixed costs are shared in proportion to the ownership interests. Fixed costs include the cost of operating common facilities. All variable costs are borne in proportion to the energy delivered to the owners.


NOTE 11 -- JOINTLY OWNED PLANT


     On March 31, 2000 Louisiana Generating acquired a 58% interest in the Big Cajun II, Unit 3 generation plant. Entergy Gulf States owns the remaining 42%. Big Cajun II, Unit 3 is operated and maintained by Louisiana Generating pursuant to a joint ownership participation and operating agreement. Under this agreement, Louisiana Generating and Entergy Gulf States are each entitled to their ownership percentage of the hourly net electrical output of Big Cajun II, Unit 3. All fixed costs are shared in proportion to the ownership interests. Fixed costs include the cost of operating common facilities. All variable costs are borne in proportion to the energy delivered to the owners. The Company's income statement includes the Company's

                            LOUISIANA GENERATING LLC
share of all fixed and variable costs of operating the unit. The Company's 58% share of the original cost included in Plant, Property and Equipment at June 30, 2000 and September 30, 2000 was $214.3 million and $215.1 million (Unaudited), respectively. The corresponding accumulated depreciation and amortization was $1.3 million and $2.7 million (Unaudited), respectively.



NOTE 12 -- DECOMMISSIONING FUND


  Decommissioning


     The Company is required by the State of Louisiana Department of Environmental Quality ("DEQ") to rehabilitate its Big Cajun II ash and wastewater impoundment areas upon removal from service of the Big Cajun II facilities. On July 1, 1989, a guarantor trust fund (the "Solid Waste Disposal Trust Fund") was established to accumulate the estimated funds necessary for such purpose. The Company's predecessor deposited $1.06 million in the Solid Waste Disposal Trust Fund in 1989, and funded $116,000 annually thereafter, based upon an estimated future rehabilitation cost (in 1989 dollars) of approximately $3.5 million and the remaining estimated useful life of the Big Cajun II facilities. Cumulative contributions to the Solid Waste Disposal Trust Fund and earnings on the investments therein are accrued as a decommissioning liability. At June 30, 2000 and September 30, 2000, the carrying value of the trust fund investments and the related accrued decommissioning liability was approximately $3.6 million and $3.7 million (Unaudited), respectively. The trust fund investments are comprised of various debt securities of the United States and are carried at amortized cost, which approximates their fair value.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

                         CARVE-OUT FINANCIAL STATEMENT
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                       CAJUN ELECTRIC (CAJUN FACILITIES)

                    INDEX TO CARVE-OUT FINANCIAL STATEMENTS



Report of Independent Accountants...........................  F-43
Carve-Out Statement of Net Assets...........................  F-44
Carve-Out Statement of Certain Revenue and Expenses.........  F-45
Notes to Carve-Out Financial Statements.....................  F-46

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of
NRG South Central Generating LLC:

     In our opinion, the accompanying carve-out statement of net assets and the related carve-out statement of certain revenue and expenses present fairly, in all material respects, the net assets of the Cajun Electric (Cajun Facilities) business to be acquired by Louisiana Generating LLC at December 31, 1999 and 1998, and certain revenue and expenses of its operations for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of NRG South Central Generating LLC's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 3, the accompanying carve-out financial statements were prepared to present the net assets of the Cajun Electric (Cajun Facilities) business to be acquired by Louisiana Generating LLC and the certain revenue and expenses related to such business and are not intended to be a complete presentation of the assets, liabilities, revenue, expenses and cash flows of Cajun Electric Power Cooperative, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 7, 2000

                       CAJUN ELECTRIC (CAJUN FACILITIES)

                       CARVE-OUT STATEMENT OF NET ASSETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
(IN THOUSANDS)                                                ----------    ----------
ASSETS
Utility plant
  Electric plant in service.................................  $1,198,928    $1,191,375
  Less: Accumulated depreciation and amortization...........     632,899       594,539
                                                              ----------    ----------
                                                                 566,029       596,836
  Construction work in progress.............................       3,996         1,455
  Electric plant held for future use........................       9,904         9,904
                                                              ----------    ----------
                                                                 579,929       608,195
                                                              ----------    ----------
Other property and investments
  Non-utility property......................................         670           670
  Decommissioning reserve fund..............................       3,518         3,225
                                                              ----------    ----------
                                                                   4,188         3,895
                                                              ----------    ----------
Current assets
  Accounts receivable -- electric customers
     Members................................................      25,944        23,504
     Nonmembers.............................................       6,220         4,725
  Accounts receivable -- other..............................       1,678         2,043
  Fuel and supplies inventories.............................      34,234        40,578
  Prepaids..................................................       1,600         1,316
                                                              ----------    ----------
                                                                  69,676        72,166
                                                              ----------    ----------
          Total assets......................................     653,793       684,256
                                                              ----------    ----------
LIABILITIES
Current liabilities
  Accounts payable..........................................       4,806         2,114
  Taxes other than income tax...............................         150           215
  Other accrued expenses....................................       8,966        13,904
                                                              ----------    ----------
                                                                  13,922        16,233
                                                              ----------    ----------
Decommissioning.............................................       3,518         3,225
                                                              ----------    ----------
          Total liabilities.................................      17,440        19,458
                                                              ----------    ----------
          Net assets........................................  $  636,353    $  664,798
                                                              ==========    ==========

                See accompanying notes to financial statements.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

              CARVE-OUT STATEMENT OF CERTAIN REVENUE AND EXPENSES

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1999        1998        1997
                                                             --------    --------    --------
(IN THOUSANDS)
Operating revenue
  Sales of electric energy
     Members...............................................  $292,090    $289,856    $280,109
     Nonmembers............................................    75,258      66,341      65,715
  Other....................................................     1,214       1,379         958
                                                             --------    --------    --------
                                                              368,562     357,576     346,782
                                                             --------    --------    --------
Operating expenses
  Power production
     Fuel..................................................   165,597     154,964     154,257
     Operations and maintenance............................    36,673      37,405      37,236
  Purchased power..........................................    10,951      11,645      12,681
  Other power supply expenses..............................       577         592         578
  Transmission.............................................    30,246      29,882      41,687
  Administrative and general...............................     9,711       9,122       9,437
  Depreciation and amortization............................    37,930      38,117      39,537
  Taxes, other than income.................................     7,093       7,629       8,575
                                                             --------    --------    --------
                                                              298,778     289,356     303,988
                                                             --------    --------    --------
Operating income...........................................    69,784      68,220      42,794
                                                             --------    --------    --------
Other income and expenses
  Interest, rents and leases...............................       463         456         695
  Other income.............................................       545         787         730
  Loss on asset dispositions...............................    (2,878)     (5,900)       (481)
                                                             --------    --------    --------
                                                               (1,870)     (4,657)        944
                                                             --------    --------    --------
Revenues in excess of expenses.............................  $ 67,914    $ 63,563    $ 43,738
                                                             ========    ========    ========

                See accompanying notes to financial statements.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

                    NOTES TO CARVE-OUT FINANCIAL STATEMENTS

1. BUSINESS DESCRIPTION

     The accompanying "carve-out" financial statements present the net assets and certain revenue and expenses of the non-nuclear electric power generating business (herein named "Cajun Electric (Cajun Facilities)") of Cajun Electric Power Cooperative, Inc. (the "Cooperative"). The Cooperative is a rural electric generation and transmission cooperative wholly owned by 11 distribution cooperatives (the "Members"). Pursuant to a competitive bidding process following the Cooperative's Chapter 11 bankruptcy proceeding, Louisiana Generating LLC has agreed to acquire the Cooperative's non-nuclear electric power generating facilities (see Notes 2 and 3). Louisiana Generating LLC is a wholly owned subsidiary of NRG South Central Generating LLC, which in turn is an indirect wholly owned subsidiary of NRG Energy, Inc. NRG Energy, Inc. is a wholly owned subsidiary of Northern States Power Company.

2. BANKRUPTCY PROCEEDING

  Bankruptcy Filing

     On December 21, 1994 (the "Petition Date"), the Cooperative filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code and began operating as debtor-in-possession under the supervision of the United States Bankruptcy Court for the Middle District of Louisiana (the "Bankruptcy Court"). In August 1995, the United States District Court for the Middle District of Louisiana (the "Court") ordered the appointment of a trustee (the "Trustee") to oversee the Cooperative's operations for the benefit of claim holders and interest holders. All debts of the Cooperative as of the Petition Date were stayed by the bankruptcy petition and subject to compromise pursuant to such proceedings. The Cooperative operated its business and managed its assets in the ordinary course as debtor-in-possession, and was required to obtain Trustee approval for transactions outside the ordinary course of business.

  Plan of Reorganization and Acquisition

     On January 22, 1996, the Court approved the Trustee's motion to establish procedures for submission of proposals to purchase the Cooperative's assets. The Trustee ultimately selected a bid by NRG Energy, Inc. to create a new limited liability company (Louisiana Generating LLC) to purchase certain non-nuclear assets of the Cooperative. In September 1999, the Bankruptcy Court approved the Plan of Reorganization (the "Plan"), which incorporates the Acquisition Agreement (see Note 3). The purchase price of the assets to be acquired by Louisiana Generating LLC is $1,026 million, subject to adjustment for interest rate fluctuations beyond specific levels. In addition, Louisiana Generating LLC has agreed to reimburse the Members for up $14 million of the expenses that the Members incurred in connection with the bankruptcy of the Cooperative. The transaction is scheduled to close on March 31, 2000, subject to various conditions.

     The assets to be acquired by Louisiana Generating LLC include all non-nuclear assets owned by the Cooperative, other than enumerated excluded assets defined in the Acquisition Agreement. Generally, the assets to be acquired consist of:

     - Big Cajun I and Big Cajun II, Units 1 and 2;

     - the Cooperative's 58% interest in Big Cajun II, Unit 3;

     - an energy control center and headquarters building;

     - approximately 4,200 acres of agricultural land near Coushatta, Louisiana;

     - a 540 MW General Electric steam turbine generator;

     - a 17.5 mile gas pipeline system;

     - 848 steel rotary dump railcars;

                       CAJUN ELECTRIC (CAJUN FACILITIES)

     - approximately 38,000 annual sulfur dioxide allowances;

     - all coal inventory, oil in storage, materials and supplies;

     - the Big Cajun II solid waste closure investment fund; and

     - certain transmission assets and all other substations.

     Louisiana Generating LLC will not assume any liabilities of the Cooperative, other than (i) obligations under any of the contracts that Louisiana Generating LLC assumes in connection with the acquisition and which arise on or after the closing date of the acquisition, (ii) contingent liabilities related to certain tax benefit transfer agreements to which the Cooperative was a party and (iii) environmental liabilities that may exist related to the transferred property, including the obligation to rehabilitate the Big Cajun II ash and wastewater impoundment areas (see Note 8).

3. BASIS OF PRESENTATION

     The accompanying carve-out financial statements have been presented in accordance with generally accepted accounting principles and were derived from the historical accounting records of the Cooperative. The statements are intended to present the net assets and certain revenue and expenses of the Cajun Electric (Cajun Facilities) business to be acquired by Louisiana Generating LLC pursuant to the Fifth Amended and Restated Asset Purchase and Reorganization Agreement among Louisiana Generating LLC, Ralph R. Mabey, as Chapter 11 Trustee of Cajun Electric Power Cooperative, Inc., and NRG Energy, Inc. (as to Sections 7.4, 9.13 and 9.14 of the agreement only) (the "Acquisition Agreement") and the Cooperative's bankruptcy proceedings (see Note 2). Louisiana Generating LLC has agreed to purchase substantially all of the Cooperative's non-nuclear electric power generating facilities and related transmission assets, inventory and other real and personal property. Louisiana Generating LLC will not acquire the "Excluded Assets", as defined in the Acquisition Agreement, which generally consist of the Cooperative's cash, receivables and investments, nor will it assume any liabilities of the Cooperative, except as described in Note 2. Accordingly, the carve-out financial statements do not include all assets, liabilities, revenue and costs and expenses of the Cooperative as of and for the periods presented.

     Generally, the statements of net assets exclude the Cooperative's cash, investments (except decommissioning trust fund investments), employee post-retirement benefit obligation, liabilities subject to compromise in the bankruptcy proceeding, income taxes and equity and margin accounts. The statements of certain revenue and expenses exclude the Cooperative's investment earnings (except earnings from the decommissioning trust fund investments), bankruptcy reorganization costs, income taxes, and revenue, expenses and losses related to the ownership, operation and disposal of its 30% interest in the River Bend Nuclear Station in 1997. All long-term debt of the Cooperative is subject to compromise in the bankruptcy proceeding and during the three years ended December 31, 1999 the Cooperative did not record any interest expense thereon in accordance with American Institute of Certified Public Accountants Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Therefore, the carve-out financial statements do not include any long-term debt of the Cooperative or interest expense thereon.

     Although Louisiana Generating LLC will not purchase any receivables or assume any liabilities of the Cooperative, except as described in Note 2, the statements of net assets include receivables, accounts payable and accrued expenses in order to present the historical net assets of the business operation that will be acquired.

     The carve-out financial statements do not include a statement of cash flows due to exclusion of cash from the statements of net assets. However, see Note 4 for a summary of cash provided by and used in Cajun Electric's (Cajun Facilities) operating and investing activities.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Significant Customers and Concentrations of Credit Risk

     During 1999 sales to two customers totaled 16.7% and 18.9%, respectively, of total operating revenue (1998: 16.7% and 19.2%, respectively; 1997: 16.2% and 19.0%, respectively). No other customer accounted for more than 10% of total operating revenue during the years ended December 31, 1999, 1998 and 1997.

  Electric Plant in Service and Construction Work in Progress

     Electric plant in service and construction work in progress are stated on the basis of cost. Depreciation is computed using the straight-line method over the expected useful lives of the related component assets. The net book value of units of property replaced or retired, including costs of removal net of any salvage value, is charged to operations.

  Fuel and Supplies Inventories

     Fuel and supplies inventories are stated on the basis of cost utilizing the weighted-average cost method of inventory valuation.

  Fair Values of Financial Instruments

     Investments held in the decommissioning reserve fund are comprised of U.S. government debt securities carried at amortized cost, which approximates fair value.

  Summary of Cash Flows

     Summarized cash flows from operating and investing activities were as follows:

                                                        1999        1998       1997
                                                      --------    --------    -------
                                                              (IN THOUSANDS)
Cash flows from operating activities:
  Revenues in excess of expenses....................  $ 67,914    $ 63,563    $43,738
  Adjustments to reconcile net margins to net cash:
     Depreciation and amortization..................    37,930      38,117     39,537
     Asset dispositions.............................     2,878       5,900        481
     Changes in accounts receivable.................    (4,939)      5,988     (2,838)
     Changes in fuel and prepayments................     6,060      (8,184)     5,315
     Changes in accounts payable and accrued
       expenses.....................................    (2,313)     (4,333)      (254)
                                                      --------    --------    -------
       Net cash provided by operating activities....   107,530     101,051     85,979
                                                      --------    --------    -------
Cash flows from (for) investing activities:
  Capital expenditures..............................   (11,631)     (9,999)    (7,074)
                                                      --------    --------    -------
                                                      $ 95,899    $ 91,052    $78,905
                                                      ========    ========    =======

                       CAJUN ELECTRIC (CAJUN FACILITIES)

5. UTILITY PLANT

     Electric plant in service is comprised of the following generating facilities:

                                                     CAPABLE        LOUISIANA GENERATING
                                                   GENERATING     -------------------------
GENERATING UNIT                                     CAPACITY      PERCENTAGE     MEGAWATTS
---------------                                    -----------    ----------    -----------
                                                   (UNAUDITED)                  (UNAUDITED)
Big Cajun II, Unit 1.............................       575          100%            575
Big Cajun II, Unit 2.............................       575          100%            575
Big Cajun II, Unit 3.............................       575           58%            334
Big Cajun I, Unit 1..............................       110          100%            110
Big Cajun I, Unit 2..............................       110          100%            110
                                                      -----                        -----
                                                      1,945                        1,704
                                                      =====                        =====

     Big Cajun II, Unit 3 is jointly owned by the Cooperative (58%) and Gulf States Utilities (42%). The unit is operated by the Cooperative pursuant to a Joint Ownership Participation and Operating Agreement, which governs the rights and obligations to the ownership of the facility. Each owner is entitled to their ownership percentage of the hourly net electrical output of the unit. All fixed costs of operating the unit are shared in proportion to the respective ownership interests and all variable costs are borne in proportion to the energy delivered to either co-owner. The statements of certain revenue and expenses include the Cooperative's share of all fixed and variable costs of operating the unit. The Cooperative's 58% share of the original cost included in electric plant in service at December 31, 1999 was $291.1 million ($290.9 million at December 31, 1998). The corresponding accumulated depreciation and amortization was $151.1 million ($141.9 million at December 31, 1998).

     The Cooperative will assign the Joint Ownership Participation and Operating Agreement to Louisiana Generating LLC upon closing of the acquisition.

     Electric plant in service balances at December 31 consisted of the following:

                                                         1999          1998
                                                      ----------    ----------
                                                           (IN THOUSANDS)
Production:
  Coal..............................................  $1,048,012    $1,041,741
  Gas...............................................      35,368        34,749
Transmission........................................      94,393        94,320
General.............................................      21,155        20,565
                                                      ----------    ----------
                                                      $1,198,928    $1,191,375
                                                      ==========    ==========

     Construction work in progress consists of improvements and additions to existing plants. The estimated cost to complete these projects at December 31, 1999 was approximately $10.8 million.

     Electric plant held for future use of approximately $9.9 million at December 31, 1999 and 1998 consists primarily of land, carried at its original cost of $9.5 million, related to an abandoned lignite project that has been retained as a possible site for a future generating facility.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

     The net change in accumulated depreciation and amortization for the years ended December 31 was:

                                                            1999       1998
                                                           -------    -------
                                                             (IN THOUSANDS)
Charged to operating expenses............................  $37,930    $38,117
Charged to fuel inventories and other assets.............    1,192      1,197
                                                           -------    -------
                                                           $39,122    $39,314
Less: Disposals and other adjustments....................      762      1,435
                                                           -------    -------
                                                           $38,360    $37,879
                                                           =======    =======

     Substantially all of the assets included in the carve-out statements of net assets are pledged as collateral to the Cooperative's long-term debt payable to the Rural Utilities Service. In addition, certain office facilities have been separately pledged as collateral to the Cooperative's industrial revenue bonds. These obligations are included in the Cooperative's pre-petition liabilities subject to compromise, which have been excluded from the carve-out statement of net assets. Upon execution of the Plan and closing of the acquisition, Louisiana Generating LLC will acquire the assets free of such encumbrances.

6. EMPLOYEE BENEFIT PLANS

     All of the Cooperative's employees participate in the National Rural Electric Cooperatives Association (NRECA) Retirement and Security Program once they have met minimum service requirements. The Cooperative makes annual contributions to the plan equal to the amounts accrued for pension expense. In this master multiple-employer defined benefit plan, which is available to all member cooperatives of the NRECA, the accumulated benefits and plan assets are not determined or allocated separately by individual employer. The Cooperative's contributions to the plan and amounts included in the accompanying statements of certain revenue and expenses of Cajun Electric (Cajun Facilities) totaled approximately $1.7 million, $1.7 million and $1.3 million in 1999, 1998 and 1997, respectively.

     The Cooperative also maintains a defined contribution pension plan, which constitutes a cash or deferred arrangement under section 401(k) of the Internal Revenue Code of 1986 (as amended). Once minimum service requirements are met, all of the employees of the Cooperative are eligible to participate in the plan. Under the terms of the plan, which is administered by the NRECA, the Cooperative matches 50% of employee contributions up to a maximum of 4% of each participating employee's base compensation. The Cooperative's contributions to the plan and amounts included in the accompanying statement of certain revenue and expenses of Cajun Electric (Cajun Facilities) totaled approximately $0.4 million, $0.3 million and $0.4 million in 1999, 1998 and 1997, respectively.

     The Cooperative also makes medical benefits available to all retirees. For those nonbargaining employees who retire at age 62 or thereafter and who have at least 10 years of service, the Cooperative will pay a portion of the cost. All other retirees are required to pay the full cost of benefits. Net periodic postretirement benefit expense of approximately $0.8 million, $0.8 million and $0.8 million in 1999, 1998 and 1997, respectively, is included in the accompanying statement of certain revenue and expenses.

     Upon the closing of the acquisition, all of the Cooperative's employee benefit plans will be terminated, including the defined benefit pension plan, the defined contribution (401(k)) pension plan and the post-retirement healthcare plan and no liabilities related thereto will be assumed by Louisiana Generating LLC.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

7. RATES AND REGULATION

     The electric rates charged by the Cooperative to its Members have been subject to the jurisdiction of the Louisiana Public Service Commission ("LPSC"). For the three years ended December 31, 1999, the Cooperative provided capacity and energy to its 11 Members pursuant to "all requirements" power supply agreements. Generally, the all requirements power supply agreements obligated the Cooperative to supply and required the Members to purchase all of the energy and capacity required by the Members for service to its retail customers, with limited exceptions. The Cooperative also provided capacity and energy to three other customers under long-term power agreements and sold excess capacity and energy on a merchant basis to other power suppliers and marketers.

     Pursuant to the Acquisition Agreement and the Plan, all 11 Members have elected to terminate, effective on the closing date, their existing all requirements supply agreements with the Cooperative. Each of the 11 Members has selected one of three alternative supply options offered by Louisiana Generating LLC, to be effective immediately after the acquisition closes. Seven of the Members have agreed to purchase power from Louisiana Generating LLC under long-term "all requirements" power supply agreements with terms of 25 years commencing on the acquisition closing. After the initial term, each agreement will continue on a year to year basis unless either party gives the other five years' notice of its intent to terminate the agreement. The remaining four Members have agreed to purchase power from Louisiana Generating LLC under short-term four-year transition power supply agreements. A Member may terminate a short-term agreement upon two years advance notice.

     The underlying terms and provisions of the long- and short-term power supply agreements offered by Louisiana Generating LLC and selected by the Members have been approved by the LPSC, which has regulatory authority over the Members. Although the form of the agreements have been approved by the LPSC, each Member must obtain approval from the LPSC of the supply alternative selected. Such approval has been obtained by three of the Members that have elected the long-term agreement. The remaining eight Members are expected to request and receive LPSC approval of their decisions prior to the closing of the acquisition.

  Electric Utility Deregulation

     On December 17, 1997, the LPSC accepted a staff report finding that deregulation, or retail wheeling, may be in the public interest contingent upon numerous issues being individually and adequately researched. During January 1998, the LPSC investigated the issues of tax implications; unbundling; market structure; market power, reliability, Independent System Operators; stranded costs and benefits; consumer protection, public policy programs and environmental issues; and future regulatory structure and affiliate relationships. In February of 1999, LPSC staff issued a report finding that restructuring is not in the public interest and recommending that the LPSC defer making a final determination. At its March 1999 Open Session, the LPSC adopted a new procedural schedule to continue its investigation of competitive implications through August of 2000. The effect of deregulation upon Cajun Electric (Cajun Facilities) cannot be determined at this time.

8. OTHER COMMITMENTS AND CONTINGENCIES

  Coal Supply and Transportation Agreements

     Purchases under the terms of contracts for the acquisition and related transportation of coal during 1999, 1998 and 1997 were approximately $129 million, $136 million and $127 million, respectively. Louisiana Generating LLC will not assume any liabilities incurred by the Cooperative prior to the closing of the acquisition related to the existing coal supply and transportation agreements.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

     Louisiana Generating LLC has entered into a five-year coal supply agreement under which Triton Coal Company will sell to Louisiana Generating LLC sufficient quantities of coal to satisfy the full coal requirements of the Cajun facilities.

     Louisiana Generating LLC has entered into a five-year coal transportation agreement with Burlington Northern and Santa Fe Railway Company and American Commercial Terminal LLC which agreement will be effective on the closing date of the acquisition. Pursuant to the agreement, the railroad will transport the coal from the Triton mines in Wyoming to St. Louis, Missouri, and American Commercial Terminal will transport the coal down the Mississippi River from St. Louis to the Cajun facilities.

  Decommissioning

     The Cooperative is required by the State of Louisiana Department of Environmental Quality ("DEQ") to rehabilitate its Big Cajun II ash and wastewater impoundment areas upon removal from service of the Big Cajun II facilities. On July 1, 1989, the Cooperative established a guarantor trust (the "Solid Waste Disposal Trust Fund") to accumulate the estimated funds necessary for such purpose. The Cooperative deposited $1.06 million in the Solid Waste Disposal Trust Fund in 1989, and has funded $116,000 annually thereafter, based upon the Cooperative's estimated future rehabilitation cost (in 1989 dollars) of approximately $3.5 million and the remaining estimated useful life of the Big Cajun II facilities. Cumulative contributions to the Solid Waste Disposal Trust Fund and earnings on the investments therein are accrued as a decommissioning liability. At December 31, 1999 the carrying value of the trust fund investments and the related accrued decommissioning liability was approximately $3.5 million. The trust fund investments are comprised of various debt securities of the United States and are carried at amortized cost, which approximates their fair value.

     The Solid Waste Trust Fund is included in assets to be acquired by Louisiana Generating LLC, which will also assume the obligation to rehabilitate the Big Cajun II ash and wastewater impoundment areas.

  Letters of Credit

     The Cooperative has outstanding two letters of credit in the aggregate amount of approximately $15 million as of December 31, 1999 supporting potential indemnity payments related to certain tax benefit transfer agreements to which the Cooperative was a party. The letters of credit will be terminated upon the closing of the acquisition. However, as of the closing date, Louisiana Generating LLC will assume the contingent liability related to the potential indemnity payments.

  Member Class Action Rate Litigation

     On September 20, 1989, a class action petition was filed in the Tenth Judicial District State Court in Natchitoches Parish, Louisiana, naming the Cooperative's Members as defendants. The plaintiffs in this action seek a refund of all rate increases enacted by the Cooperative's Members from 1978 until the respective Member voted to be subject to the jurisdiction of the LPSC or was placed under the jurisdiction of the LPSC by action of the State Supreme Court. On October 17, 1989, the case was moved to the federal courts. On August 28, 1992, the District Court abstained from this matter in favor of proceedings at the LPSC.

                       CAJUN ELECTRIC (CAJUN FACILITIES)

     The LPSC currently has an open docket associated with this matter. On August 19, 1994, the LPSC adopted the standards recommended by its Special Counsel. Based on those standards, Special Counsel issued a report in August 1996 recommending that 23 of the 29 rate increases implemented during the period of nonregulation be found presumptively not unreasonable and be eliminated from further review. Special Counsel recommended that the remaining six rate increases be further reviewed for reasonableness. On November 18, 1997, the LPSC issued Order U-19943-B dismissing two more rate increases, finding all but the four remaining increases presumptively not unreasonable. On August 19, 1998, the LPSC dismissed two rate increases for Southwest Louisiana Electric Membership Corporation leaving the final two rate increases to be reviewed for reasonableness. A hearing was held on October 12, 1999, on the last two rate increases. The LPSC staff is expected to issue a final report in time for the LPSC to vote on the matter at its March 2000 Open Session. The timing or outcome of this matter is uncertain and no provision for any liability that may result has been made in the financial statements. However, each Member has entered into a stipulation with the Trustee which releases the Bankruptcy Estate from claims by the Members that might arise as a result of any refunds which the LPSC may order. Further, Louisiana Generating LLC will not assume any liability that may result from the outcome of this matter.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.


     UNTIL JANUARY 12, 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. EACH BROKER-DEALER THAT RECEIVES BONDS FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF SUCH BONDS. FOR A PERIOD OF 90 DAYS AFTER THE EXPIRATION DATE OF THE EXCHANGE OFFER THIS PROSPECTUS WILL BE MADE AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE.


                            ------------------------

                                   PROSPECTUS
                            ------------------------

                        NRG SOUTH CENTRAL GENERATING LLC
                         EXCHANGE OFFER FOR OUTSTANDING

           $500,000,000 8.962% SERIES A SENIOR SECURED BONDS DUE 2016 $300,000,000 9.479% SERIES B SENIOR SECURED BONDS DUE 2024

                                IN EXCHANGE FOR

          $500,000,000 8.962% SERIES A-1 SENIOR SECURED BONDS DUE 2016 $300,000,000 9.479% SERIES B-1 SENIOR SECURED BONDS DUE 2024

                            ------------------------

                                   [NRG LOGO]

                            ------------------------


                               December 13, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     NRG South Central Generating LLC and the Louisiana Generating LLC are empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manger or other person of each of the companies or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in each of their limited liability company agreements.

     Section 4.4(a) of the limited liability company agreement of Louisiana Generating LLC provides that no member, officer, director, employee or agent of the Company and no employee, representative, agent or affiliate of the member shall be liable to the Company or any other person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement, except that a such person shall be liable for any such loss, damage or claim incurred by reason of such person's gross negligence or willful misconduct.

     Section 4.4(b) of the limited liability company agreement of Louisiana Generating LLC provides that members, officers, directors, employees and agents of the Company and employees, representatives, agents, and affiliates of the members shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of such person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 4.4 shall be provided out of and to the extent of Company assets only, and no member shall have personal liability on account thereof.

     Section 4.4(c) of the limited liability company agreement of Louisiana Generating LLC provides that expenses (including legal fees) incurred by members, officers, directors, employees and agents of the Company and employees, representatives, agents and affiliates of the members defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified as authorized in Section 4.4.

     Section 4.4(d) of the limited liability company agreement of Louisiana Generating LLC provides that members, officers, directors, employees and agents of the Company and employees, representatives, agents and affiliates of the members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company as to matters such person reasonably believes are within the presenter's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

     Section 4.4(e) of the limited liability company agreement of Louisiana Generating LLC provides that, to the extent that, at law or in equity, members, officers, directors, employees and agents of the Company and employees, representatives, agents and affiliates of the members have duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other such person, a member, officer, director, employee or agent of the Company or an employee, representative, agent or affiliate of a member acting under the Limited Liability Company Agreement shall not be liable to the Company or to any other such person for its good faith reliance on the provisions of the limited liability company agreement or any approval or authorization granted by the Company or any other member, officer, director, employee or agent of the Company or an employee, representative, agent or affiliate of a member.

     Section 6.08 of the limited liability company agreement of NRG South Central Generating LLC provides that each member of the company shall indemnify, protect, defend, release and hold harmless each other member, and such other member's representatives, affiliates and their respective directors, officers, employees and agents from and against any claims asserted by or on behalf of any person (including another member), that arise out of, relate to or are otherwise attributable to, directly or indirectly, a breach by the indemnifying member of the agreement, or the negligence, gross negligence or willful misconduct of the indemnifying member in connection with the agreement; provided however, that the foregoing indemnification provision shall not apply to any claim or other matter for which a member (or its representative) has no liability or duty pursuant to
Section 6.07 of the agreement or is indemnified or released pursuant to Section 6.02(a)(iii) of the agreement.

     Section 6.02(a)(iii) of the limited liability company agreement of NRG South Central Generating LLC provides that the company shall indemnify, protect, defend, release and hold harmless each representative of a member of the company on the Management Committee from and against any claims asserted by or on behalf of any person (including another member), other than the member that designated such Representative, that arise out of, relate to or are otherwise attributable to, directly or indirectly, such representative's service on the Management Committee, other than such claims arising out of the fraud or willful misconduct of such representative.

     Section 6.07 of the limited liability company agreement of NRG South Central Generating LLC includes the following disclaimers of duties and liabilities of the company's members.

          (1) No member owes any duty (including any fiduciary duty ) to the other members or to the company, other than the duties expressly set forth in the agreement.

          (2) No member shall be liable (whether in contract, tort or otherwise) for special, indirect, incidental or consequential damages).

          (3) The obligations of the member under the agreement are obligations of the members only, and no recourse shall be available against any officer, director or affiliate of any member, except as permitted under applicable law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
     1.1* Purchase Agreement, dated as of March 30, 2000, among NRG
          South Central Generating LLC, and Chase Securities, Inc.,
          Lehman Brothers Inc., Credit Suisse First Boston Corporation
          and Salomon Smith Barney Inc. as representatives of the
          Initial Purchasers
     3.1* Certificate of Formation of NRG South Central Generating LLC
     3.2* Limited Liability Company Agreement of NRG South Central
          Generating LLC
     3.3* Certificate of Formation of Louisiana Generating LLC
     3.4* Limited Liability Company Agreement of Louisiana Generating
          LLC
     3.5* Certificate of Formation of NRG New Roads Holdings LLC
     3.6* Limited Liability Company Agreement of NRG New Roads
          Holdings LLC
     3.7* Certificate of Formation of NRG Sterlington Power LLC
     3.8* Limited Liability Company Agreement of NRG Sterlington Power
          LLC
     3.9* Certificate of Formation of Big Cajun I Peaking Power LLC
     3.10* Limited Liability Company Agreement of Big Cajun I Peaking
          Power LLC
     3.11** Certificate of Formation of NRG Sabine River Works LP LLC
     3.12** Limited Liability Company Agreement of NRG Sabine River
          Works LP LLC
     3.13** Certificate of Formation of NRG Sabine River Works GP LLC
     3.14** Limited Liability Company Agreement of NRG Sabine River
          Works GP LLC

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
     4.1* Trust Indenture, dated as of March 30, 2000, among NRG South
          Central Generating LLC, Louisiana Generating LLC and The
          Chase Manhattan Bank, as bond trustee, The Chase Manhattan
          Bank, as depository bank, relating to the Senior Secured
          Bonds
     4.2* Form of certificate of 8.962% Series A Senior Secured Bonds due 2016 (included in Exhibit 4.1)
     4.3* Form of certificate of 9.479% Series B Senior Secured Bonds due 2024 (included in Exhibit 4.1)
     4.4# Form of certificate of 8.962% Series A-1 Senior Secured
          Bonds due 2016
     4.5# Form of certificate of 9.479% Series B-1 Senior Secured
          Bonds due 2024
     4.6* Exchange and Registration Rights Agreement, dated as of
          March 30, 2000, by and among NRG South Central Generating
          LLC, Louisiana Generating LLC, Chase Securities Inc. and
          Lehman Brothers Inc., on behalf of the Initial Purchasers
     4.7* Collateral Agency and Intercreditor Agreement, dated as of
          March 30, 2000, among NRG South Central Generating LLC,
          Louisiana Generating LLC, The Chase Manhattan Bank, as bond trustee, The Chase Manhattan Bank, as depositary bank and
          The Chase Manhattan Bank, as collateral agent
     4.8* Assignment and Security Agreement, dated as of March 30,
          2000, between NRG South Central Generating LLC and The Chase
          Manhattan Bank, as collateral agent
     4.9* Guarantor Note, dated as of March 30, 2000, by Louisiana
          Generating LLC in favor of NRG South Central Generating LLC
     4.10* Guarantor Loan Agreement, dated as of March 30, 2000 among
          Louisiana Generating LLC and NRG South Central Generating
          LLC
     4.11* Guarantee, dated as of March 30, 2000, by Louisiana
          Generating LLC in favor of The Chase Manhattan Bank
     4.12* Debt Reserve Guarantee Agreement, dated as of March 30,
          2000, between NRG Energy, Inc. and The Chase Manhattan Bank, as trustee, on behalf of the Holders of the Bonds
     4.13* Assignment and Security Agreement, dated as of March 30,
          2000, between Louisiana Generating LLC and The Chase
          Manhattan Bank, as collateral agent
     4.14* Assignment and Security Agreement, dated as of March 30,
          2000, among NRG Power Marketing Inc. and The Chase Manhattan
          Bank, as collateral agent
     4.15* Pledge and Security Agreement, dated as of March 30, 2000, among NRG South Central Generating LLC and The Chase
          Manhattan Bank, as collateral agent
     5.1* Form of opinion and consent of Gibson, Dunn & Crutcher LLP as to the legality of the securities to be issued in this
          exchange offer
    10.1* Working Capital Agreement, dated as of April 30, 2000, by
          NRG South Central Generating LLC, the Guarantors, the
          Lenders and The Bank of Tokyo-Mitsubishi, Ltd., New York
          Branch, as administrative agent
    10.2* NRG South Central Generating LLC Secured Revolving Note,
          dated as of April 30, 2000, by NRG South Central Generating
          LLC to The Bank of Tokyo-Mitsubishi, Ltd., New York Branch
    10.3* Power Sales and Agency Agreement, dated March 24, 2000 among
          NRG Power Marketing Inc. and Louisiana Generating LLC
    10.4* Operation and Management Services Agreement, dated March 24,
          2000, among NRG Operating Services, Inc. and Louisiana
          Generating LLC
    10.5* Corporate Services Agreement, dated March 24, 2000, among
          NRG Energy, Inc. and NRG South Central Generating
    10.6* Corporate Services Agreement, dated March 24, 2000, among
          NRG Energy, Inc. and Agreement Louisiana Generating

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    10.7*   Corporate Services Agreement, dated August 17, 2000, among
            NRG Energy, Inc. and NRG Sterlington Power LLC
    10.8*   Corporate Services Agreement, dated August 4, 2000, among
            NRG Energy, Inc. and Big Cajun I Peaking Power LLC
    10.9*+  Coal Transportation Agreement between Louisiana Generating,
            LLC and The Burlington Northern and Santa Fe Railway Company
            and American Commercial Marine Service Company
    10.10*+ Agreement between Louisiana Generating, LLC and Triton Coal
            Company for the Sale and Purchase of Coal
    12.1#   Consolidated Ratio of Earnings to Fixed Charges for NRG
            South Central Generating LLC
    12.2**  Consolidated Ratio of Earnings to Fixed Charges for
            Louisiana Generating LLC
    21.1#   Subsidiaries of NRG South Central Generating LLC
    23.1#   Consent of PricewaterhouseCoopers LLP
    23.2*   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
            5.1)
    24.1*   Powers of Attorney (included as part of signature page to
            this registration statement)
    25.1*   Form T-1 Statement of Eligibility of The Chase Manhattan
            Bank to act as Trustee under the indenture
    27.1#   Financial Data Schedule for NRG South Central Generating LLC
            for June 30, 2000 (for SEC use only)
    27.2#   Financial Data Schedule for Louisiana Generating LLC for
            June 30, 2000 (for SEC use only)
    27.3**  Financial Data Schedule for NRG South Central Generating LLC
            for September 30, 2000 (for SEC use only)
    27.4**  Financial Data Schedule for Louisiana Generating LLC for
            September 30, 2000 (for SEC use only)
    99.1#   Form of Letter of Transmittal
    99.2#   Form of Notice of Guaranteed Delivery
    99.3#   Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees
    99.4#   Letter to Clients


---------------
 + Confidential treatment is being requested for portions of these exhibits.
   Omitted material is being filed separately with the Commission.

 *Previously Filed


**Filed herewith


 #Replaces previously filed exhibit


ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, NRG South Central Generating LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 11th day of December, 2000.


                                          NRG South Central Generating LLC

                                          By: /s/     BRIAN B. BIRD
                                            ------------------------------------
                                          Name: Brian B. Bird
                                          Title: Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of December, 2000:



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

                         *                           Representative of NRG           December 11, 2000
---------------------------------------------------    Central U.S. LLC and South
                 David H. Petersen                     Central Generation Holding

                         *                           Representative of NRG           December 11, 2000
---------------------------------------------------    Central U.S. LLC and South
                 Leonard A. Bluhm                      Central Generation Holding

                         *                           Representative of NRG           December 11, 2000
---------------------------------------------------    Central U.S. LLC and South
               Craig A. Mataczynski                    Central Generation Holding
                                                       and President

                         *                           President                       December 11, 2000
---------------------------------------------------
               Craig A. Mataczynski

                         *                           Vice President                  December 11, 2000
---------------------------------------------------
                 Alan D. Williams

                 /s/ BRIAN B. BIRD                   Treasurer                       December 11, 2000
---------------------------------------------------
                   Brian B. Bird

                         *                           Secretary                       December 11, 2000
---------------------------------------------------
                 Michael J. Young

              *By: /s/ BRIAN B. BIRD
   ---------------------------------------------
                   Brian B. Bird
                 Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Louisiana Generating LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 11th day of December, 2000.



                                          Louisiana Generating LLC


                                          By: /s/     BRIAN B. BIRD
                                            ------------------------------------
                                          Name: Brian B. Bird
                                          Title: Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of December, 2000:



                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
               NRG South Central LLC

                       By: *                         Sole Member of Louisiana        December 11, 2000
  ----------------------------------------------       Generating LLC
            Name: Craig A. Mataczynski
                 Title: President

                         *                           President                       December 11, 2000
---------------------------------------------------
                 Alan D. Williams

                         *                           Vice President                  December 11, 2000
---------------------------------------------------
               Craig A. Mataczynski

                 /s/ BRIAN B. BIRD                   Treasurer                       December 11, 2000
---------------------------------------------------
                   Brian B. Bird

                         *                           Secretary                       December 11, 2000
---------------------------------------------------
                 Michael J. Young

              *By: /s/ BRIAN B. BIRD
   ---------------------------------------------
                   Brian B. Bird
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
     1.1* Purchase Agreement, dated as of March 30, 2000, among NRG
          South Central Generating LLC, and Chase Securities, Inc.,
          Lehman Brothers Inc., Credit Suisse First Boston Corporation
          and Salomon Smith Barney Inc. as representatives of the
          Initial Purchasers
     3.1* Certificate of Formation of NRG South Central Generating LLC
     3.2* Limited Liability Company Agreement of NRG South Central
          Generating LLC
     3.3* Certificate of Formation of Louisiana Generating LLC
     3.4* Limited Liability Company Agreement of Louisiana Generating
          LLC
     3.5* Certificate of Formation of NRG New Roads Holdings LLC
     3.6* Limited Liability Company Agreement of NRG New Roads
          Holdings LLC
     3.7* Certificate of Formation of NRG Sterlington Power LLC
     3.8* Limited Liability Company Agreement of NRG Sterlington Power
          LLC
     3.9* Certificate of Formation of Big Cajun I Peaking Power LLC
     3.10* Limited Liability Company Agreement of Big Cajun I Peaking
          Power LLC
     3.11** Certificate of Formation of NRG Sabine River Works LP LLC
     3.12** Limited Liability Company Agreement of NRG Sabine River
          Works LP LLC
     3.13** Certificate of Formation of NRG Sabine River Works GP LLC
     3.14** Limited Liability Company Agreement of NRG Sabine River
          Works GP LLC
     4.1* Trust Indenture, dated as of March 30, 2000, among NRG South
          Central Generating LLC, Louisiana Generating LLC and The
          Chase Manhattan Bank, as bond trustee, The Chase Manhattan
          Bank, as depository bank, relating to the Senior Secured
          Bonds
     4.2* Form of certificate of 8.962% Series A Senior Secured Bonds due 2016 (included in Exhibit 4.1)
     4.3* Form of certificate of 9.479% Series B Senior Secured Bonds due 2024 (included in Exhibit 4.1)
     4.4# Form of certificate of 8.962% Series A-1 Senior Secured
          Bonds due 2016
     4.5# Form of certificate of 9.479% Series B-1 Senior Secured
          Bonds due 2024
     4.6* Exchange and Registration Rights Agreement, dated as of
          March 30, 2000, by and among NRG South Central Generating
          LLC, Louisiana Generating LLC, Chase Securities Inc. and
          Lehman Brothers Inc., on behalf of the Initial Purchasers
     4.7* Collateral Agency and Intercreditor Agreement, dated as of
          March 30, 2000, among NRG South Central Generating LLC,
          Louisiana Generating LLC, The Chase Manhattan Bank, as bond trustee, The Chase Manhattan Bank, as depositary bank and
          The Chase Manhattan Bank, as collateral agent
     4.8* Assignment and Security Agreement, dated as of March 30,
          2000, between NRG South Central Generating LLC and The Chase
          Manhattan Bank, as collateral agent
     4.9* Guarantor Note, dated as of March 30, 2000, by Louisiana
          Generating LLC in favor of NRG South Central Generating LLC
     4.10* Guarantor Loan Agreement, dated as of March 30, 2000 among
          Louisiana Generating LLC and NRG South Central Generating
          LLC
     4.11* Guarantee, dated as of March 30, 2000, by Louisiana
          Generating LLC in favor of The Chase Manhattan Bank
     4.12* Debt Reserve Guarantee Agreement, dated as of March 30,
          2000, between NRG Energy, Inc. and The Chase Manhattan Bank, as trustee, on behalf of the Holders of the Bonds
     4.13* Assignment and Security Agreement, dated as of March 30,
          2000, between Louisiana Generating LLC and The Chase
          Manhattan Bank, as collateral agent
     4.14* Assignment and Security Agreement, dated as of March 30,
          2000, among NRG Power Marketing Inc. and The Chase Manhattan
          Bank, as collateral agent
     4.15* Pledge and Security Agreement, dated as of March 30, 2000, among NRG South Central Generating LLC and The Chase
          Manhattan Bank, as collateral agent

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
     5.1* Form of opinion and consent of Gibson, Dunn & Crutcher LLP as to the legality of the securities to be issued in this
          exchange offer
    10.1* Working Capital Agreement, dated as of April 30, 2000, by
          NRG South Central Generating LLC, the Guarantors, the
          Lenders and The Bank of Tokyo-Mitsubishi, Ltd., New York
          Branch, as administrative agent
    10.2* NRG South Central Generating LLC Secured Revolving Note,
          dated as of April 30, 2000, by NRG South Central Generating
          LLC to The Bank of Tokyo-Mitsubishi, Ltd., New York Branch
    10.3* Power Sales and Agency Agreement, dated March 24, 2000 among
          NRG Power Marketing Inc. and Louisiana Generating LLC
    10.4* Operation and Management Services Agreement, dated March 24,
          2000, among NRG Operating Services, Inc. and Louisiana
          Generating LLC
    10.5* Corporate Services Agreement, dated March 24, 2000, among
          NRG Energy, Inc. and NRG South Central Generating
    10.6* Corporate Services Agreement, dated March 24, 2000, among
          NRG Energy, Inc. and Agreement Louisiana Generating
    10.7* Corporate Services Agreement, dated August 17, 2000, among
          NRG Energy, Inc. and NRG Sterlington Power LLC
    10.8* Corporate Services Agreement, dated August 4, 2000, among
          NRG Energy, Inc. and Big Cajun I Peaking Power LLC
    10.9*+ Coal Transportation Agreement between Louisiana Generating,
          LLC and The Burlington Northern and Santa Fe Railway Company
          and American Commercial Marine Service Company
    10.10*+ Agreement between Louisiana Generating, LLC and Triton Coal
          Company for the Sale and Purchase of Coal
    12.1# Consolidated Ratio of Earnings to Fixed Charges for NRG
          South Central Generating LLC
    12.2** Consolidated Ratio of Earnings to Fixed Charges for
          Louisiana Generating LLC
    21.1# Subsidiaries of NRG South Central Generating LLC
    23.1# Consent of PricewaterhouseCoopers LLP
    23.2* Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1)
    24.1* Powers of Attorney (included as part of signature page to this registration statement)
    25.1* Form T-1 Statement of Eligibility of The Chase Manhattan
          Bank to act as Trustee under the indenture
    27.1# Financial Data Schedule for NRG South Central Generating LLC
          (for SEC use only)
    27.2# Financial Data Schedule for Louisiana Generating LLC (for
          SEC use only)
    27.3** Financial Data Schedule for NRG South Central Generating LLC
          for September 30, 2000 (for SEC use only)
    27.4** Financial Data Schedule for Louisiana Generating LLC for
          September 30, 2000 (for SEC use only)
    99.1# Form of Letter of Transmittal
    99.2# Form of Notice of Guaranteed Delivery
    99.3# Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees
    99.4# Letter to Clients


---------------
 + Confidential treatment is being requested for portions of these exhibits.
   Omitted material is being filed separately with the Commission.


 * Previously filed.



** Filed herewith.



 # Replaces previously filed exhibit.